Registration No. 333-131677

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Amendment No. 1

to

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Orange REIT, Inc.

(Exact name of Registrant as Specified in Its Governing Instruments)

78 Okner Parkway

Livingston, NJ 07039

(973) 597-6433

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ms. Marlene Laveman

78 Okner Parkway

Livingston, NJ 07039

(973) 597-6433

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jeffrey E. Jordan, Esq.

Arent Fox PLLC

1050 Connecticut Avenue, NW

Washington, DC 20036

(202) 857-6473

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	19,400,000	$15.00	$291,000,000.00	$20,437
	666,667	$13.50	$9,000,004.50	$963
Total			$300,000,004.50	$32,100	(1)

(1)	Includes $10,700 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2006

Preliminary prospectus

Orange REIT, Inc.

20,066,667 Shares of Common Stock, $300,000,000 Maximum Offering

666,667 Shares of Common Stock, $9,000,000 Minimum Offering

Minimum Purchase—$5,000, or $2,000 for IRAs and Keogh and Pension Plans

Of the 20,066,667 shares of common stock that we are offering, we are offering 19,700,000 shares to investors who meet our suitability standards and up to 366,667 shares to participants in our reinvestment plan.

We intend to qualify and operate as a real estate investment trust for federal income tax purposes. We anticipate first electing REIT status for our fiscal year ending December 31, 2007.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “ Risk Factors” beginning on page 12 for a discussion of material risks that you should consider before you invest in the common stock being sold by this prospectus, including:

•	This is a “blind pool” offering and, therefore, you will not have an opportunity to evaluate our properties before you invest.

•	Both the number of properties that we will acquire and the diversification of our investments will be limited to the extent that the total proceeds of the offering do not significantly exceed the minimum amount of the offering.

•	We will rely on our advisor, Orange Advisors, LLC, with respect to all investment decisions. Orange Advisors, LLC is controlled by our chairman and director, Mr. Brad Honigfeld, and will receive substantial fees in connection with our organization and operation.

•	We estimate that approximately 85% of gross offering proceeds will be used to purchase properties and that the remainder of the gross offering proceeds will be used to pay fees and expenses.

•	We estimate that up to 4.0% of the proceeds from the sale of shares will be paid to our advisor and its affiliates for services and that 1.0% of the proceeds from the sale of shares will be paid to our advisor and its affiliates as reimbursement for offering and acquisition related expenses incurred on our behalf.

•	We may incur debt totaling up to 100% of the value of our net assets. Such debt may reduce the return on our assets and the cash available for distributions to stockholders.

•	If our properties do not generate sufficient revenue to meet expenses, our cash flow and our ability to make distributions to stockholders may be adversely affected. We may have to borrow funds, sell assets or issue new securities to meet our distribution requirements.

•	If we were to fail to qualify as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates, which would reduce our ability to make distributions to our stockholders.

•	Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

•	Ownership and transferability of our shares are subject to limitations intended to preserve our status as a REIT. Redemption of our shares will be at our sole option.

•	There is no public trading market for our shares, and there is no assurance that one will develop. We have no current plan to seek the listing of our shares on any securities market. Therefore, you may not be able to sell your shares at a price equal to or greater than the offering price.

	Price to Public	Commissions & Non-Accountable Expense Allowance	Proceeds to Orange REIT, Inc.
Per share(1)	$13.50	$1.35	$12.15
Total Minimum Offering	$9,000,000	$900,000	$8,100,000
Total Maximum Offering	$300,000,000	$30,000,000	$270,000,000

(1)	Once the minimum offering of 666,667 shares is completed, the per share offering price will increase to $15.00, the selling commission and non-accountable expense allowance per share will be $1.50, and the proceeds per share to Orange REIT, Inc. will be $13.50.

The managing dealer for this offering is J.P. Turner & Company, LLC. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares.

Prior to the first and any subsequent closing of this offering, all funds received from investors will be deposited into an interest-bearing escrow account with Deutsche Bank National Trust Company.

This offering will end no later than November    , 2007, unless we elect to extend it to a date no later than May    , 2009 in states that permit us to make this extension. If the minimum offering of shares is not sold by November    , 2007, the offering will terminate and all funds deposited by investors into the interest-bearing account will be promptly refunded in full, with interest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

No one is authorized to make any statements about the offering different from those that appear in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. We will only accept subscriptions from people who meet the suitability standards described in this prospectus. You should also be aware that the description of Orange REIT, Inc. contained in this prospectus was accurate on November    , 2006 but may no longer be accurate. We will amend or supplement this prospectus if there is a material change in our affairs.

The use of forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequences which may flow from an investment in this program is not permitted.

November     , 2006

SUITABILITY STANDARDS AND HOW TO SUBSCRIBE

Suitability Standards

The shares of common stock offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means who have no need for liquidity in this investment. Initially, there is not expected to be any public market for our common stock, which means that it may be difficult to sell shares. See the “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership” for a description of the transfer requirements. As a result, we have established suitability standards which require investors to have either:

•	a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or

•	a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

Our suitability standards also require that a potential investor (i) can reasonably benefit from an investment in Orange REIT based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose the entire investment, (c) the lack of liquidity of our shares, (d) the background and qualifications of the advisor, and (e) the tax consequences of the investment.

New Hampshire, North Carolina, Pennsylvania and Tennessee have established suitability standards different from those established by us, and shares will be sold only to investors in those states who meet the special suitability standards set forth below.

New Hampshire—The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $125,000 and an annual gross income of at least $50,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $250,000.

North Carolina—The investor has either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000.

Pennsylvania—The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least ten times the investor’s investment in Orange REIT; and (ii) either (a) a net worth (not including home, furnishings, and personal automobiles) of at least $50,000 and an annual gross income of at least $50,000, or (b) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.

Pennsylvania Investors: Because the minimum offering is less than $30,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, we will not solicit or accept subscriptions from Pennsylvania residents until after subscriptions for shares totaling at least $15,000,000 have been accepted.

Tennessee—The investor has (i) a net worth (not including home, furnishings, and personal automobiles) of at least $225,000 or (ii) a net worth worth (not including home, furnishings, and personal automobiles) of at least $60,000 and an annual gross income of at least $60,000.

The foregoing suitability standards must be met by any investor who purchases our common stock. If the investment is being made for a fiduciary account (such as an IRA, Keogh Plan, or corporate pension or profit- sharing plan), the beneficiary, the fiduciary account, or any donor or grantor that is the fiduciary of the account who directly or indirectly supplies the investment funds must meet such suitability standards.

i

In addition, under the laws of certain states, investors may transfer their shares only to persons who meet similar standards, and we may require certain assurances that such standards are met. Investors should read carefully the requirements in connection with resales of shares as set forth in the articles of incorporation and as summarized under “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership.” Stockholders who are residents of New York may not transfer fewer than 250 shares at any time.

In purchasing shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Internal Revenue Code. See “The Offering—ERISA Considerations.” In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. For information regarding “unrelated business taxable income,” see “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders—Tax-Exempt Stockholders.”

In order to ensure adherence to the suitability standards described above, requisite suitability standards must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, the managing dealer and participating broker-dealers or other entities exempt from broker-dealer registration who are engaged by a managing dealer to sell shares have the responsibility to make reasonable efforts to determine that the purchase of shares is a suitable and appropriate investment for an investor. In making this determination, the managing dealer and other participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. See “The Offering—Subscription Procedures.” Executed subscription agreements will be maintained in Orange REIT’s records for six years.

How to Subscribe

An investor who meets the suitability standards described above may subscribe for shares by completing and executing the subscription agreement attached as Appendix B to this prospectus and delivering it to a managing dealer or their participating broker-dealer, together with a check for the full purchase price of the shares subscribed for, payable to “Deutsche Bank National Trust Company, Escrow Agent.” See “The Offering—Subscription Procedures.” Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares subscribed for payable directly to the participating broker-dealer and may also arrange for wire transfer of funds from their customers to the escrow account. Care should be taken to ensure that the subscription agreement is filled out correctly and completely. Partnerships, individual fiduciaries signing on behalf of trusts, estates and in other capacities, and persons signing on behalf of corporations and corporate trustees may be required to obtain additional documents from participating broker-dealers. We may reject any subscription in whole or in part, regardless of whether the subscriber meets the minimum suitability standards.

Certain participating broker-dealers may permit investors who meet the suitability standards described above to subscribe for shares by telephonic order to the participating broker-dealers. This procedure may not be available in certain states. See “The Offering—Subscription Procedures” and “The Offering—The Plan of Distribution.”

A minimum investment of $5,000 is required. IRAs, Keogh plans and pension plans must make a minimum investment of at least $2,000.

Form of Reinvestment Plan	Appendix A

Form of Subscription Agreement	Appendix B

v

PROSPECTUS SUMMARY

This summary highlights the material terms in this prospectus. Because this is a summary, it may not contain all of the information important to you. Accordingly, you should read this entire prospectus carefully, including the risk factors beginning on page 12 and the documents attached as appendices, before you decide to invest in shares of our common stock.

ORANGE REIT, INC.

We were incorporated on October 28, 2005, as a Maryland corporation. We intend to qualify and operate for federal income tax purposes as a real estate investment trust, or a REIT. We anticipate first electing REIT status for our fiscal year ending December 31, 2007. Our address is 78 Okner Parkway, Livingston, NJ 07039 and our telephone number is (973) 597-6433.

OUR BUSINESS

We intend to invest the proceeds of this offering primarily in limited service, extended stay and other hotel properties, to be leased principally to a subsidiary of Orange REIT with management of the properties performed by third-party hotel managers, generally located across the United States. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own hotel properties or interests therein. Please read the section of this prospectus under the caption “Business” for a description of the types of properties that may be selected by our advisor, Orange Advisors, LLC, and the property selection and acquisition processes.

Under our articles of incorporation, Orange REIT will automatically terminate and dissolve on December 31, 2016 unless the shares of common stock of Orange REIT, including the shares offered by this prospectus, are listed on a national securities exchange or on the Nasdaq stock market before that date. If the shares are listed, Orange REIT automatically will become a perpetual life entity. If we are not listed by December 31, 2016, we will commence an orderly liquidation of our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to Orange REIT’s orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the articles of incorporation to extend the duration of Orange REIT.

We may borrow money to acquire properties, pay related fees and for other purposes, and we expect to encumber properties in connection with any such borrowing. We anticipate that the aggregate amount of this financing generally will not exceed 40% of our total assets. However, our articles of incorporation limit the maximum amount of borrowing to 100% of our net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate. “Net assets” means our total tangible assets valued at cost, before deducting depreciation or other non-cash reserves, less our total liabilities. In order to borrow an amount in excess of 100% of our net assets, a majority of our independent directors must approve the borrowing, and the borrowing will be disclosed and explained to stockholders in our first quarterly report after such approval occurs. Neither our articles of incorporation nor our investment policies limit the amount we may borrow in connection with the acquisition of a single property.

We do not currently have any firm commitments for financing, but we have signed a non-binding letter of intent with M&T Bank for a $50 million credit facility.

We will depreciate property and equipment on the straight-line method over their estimated useful lives for financial reporting purposes.

RISK FACTORS

An investment in Orange REIT is subject to significant risks. We summarize some of the more important risks below. A more detailed list of the risk factors is found in the “Risk Factors” section, which begins on page 12. You should read and understand all of the risk factors before making your decision to invest.

•	We have not yet acquired or identified properties for acquisition. As a result, you will not have the opportunity to evaluate any of the properties that will be in our portfolio.

•	Both the number of properties that we will acquire and the diversification of our investments will be limited to the extent that the total proceeds of the offering do not significantly exceed the minimum offering amount of $9,000,000.

•	We do not anticipate that there will be a public market for our shares in the near term. We have no plans to list or apply for listing of our shares on a national securities exchange or on the Nasdaq stock market. We do not know if we will ever apply to list our shares, or if we do apply for listing, when such application would be made or whether it would be accepted. Further, although we have adopted a limited share redemption program, any redemption of our shares will be at our sole option. Therefore, if you wish to sell your shares, you may not be able to do so or may not be able to do so at a price equal to or greater than the offering price.

•	If our shares are not listed on a national securities exchange or on the Nasdaq stock market by December 31, 2016, we will commence an orderly liquidation of our assets and distribute the proceeds.

•	We will not manage any of our properties and will depend on a third party for the performance of our hotels.

•	We will rely on our advisor, Orange Advisors, LLC, which, subject to approval by the board of directors, will have responsibility for the management of Orange REIT and our investments. Our advisor is newly formed, which could adversely affect our business. Orange Advisors, LLC is controlled by our chairman and director, Mr. Brad Honigfeld, and will receive substantial fees in connection with organizing and operating Orange REIT.

•	Our advisor has no prior performance history for managing an investment entity like Orange REIT. In addition, our advisor lacks experience with respect to managing real estate investment trusts. Even though the officers and manager of our advisor have significant real estate experience, due to their inexperience with real estate investment trusts, you cannot be sure how Orange REIT will be operated, whether it will achieve its objectives or how it will perform financially.

•	We will rely on Orange Realty Group, LLC to provide services to us in connection with the selection, purchase, development or construction of our real properties. Orange Realty Group, LLC is newly formed, which could adversely affect our business. Orange Realty Group, LLC, like our advisor, is controlled by our chairman and director, Mr. Brad Honigfeld, and will receive substantial fees in connection with its provision of services to Orange REIT.

•	Orange Advisors, Orange Realty Group and their affiliates may be subject to a number of conflicts of interest with respect to our business and operations because Mr. Honigfeld owns and controls these entities. Among other things:

•	Orange Advisors, Orange Realty Group and their affiliates are or will be engaged in other activities that may result in conflicts of interest with the services that they provide us.

•	Orange Advisors, Orange Realty Group and their affiliates will receive substantial fees in connection with our organization and operation. The amount of these fees is not related to our performance.

•	Because Orange Realty Group will realize substantial compensation in connection with our acquisition of properties and our sale of properties, it may have an incentive to recommend speculative investments in properties or the premature sale of properties in order to generate higher fees, rather than more suitable purchases or transactions that generate smaller or later fees.

•	Also, because Orange Realty Group will realize substantial compensation in connection with our obtaining of acquisition financing, it may have an incentive to recommend high amounts of leverage in order to generate higher fees.

•	We estimate that up to 4.0% of the proceeds from the sale of shares, between $360,000 for the minimum offering and $12 million for the maximum offering, will be paid to our advisor and its affiliates for services and that 1.0% of the proceeds from the sale of shares, between $90,000 for the minimum offering and $3 million for the maximum offering, will be paid to our advisor and its affiliates as reimbursement for offering and acquisition related expenses incurred on our behalf.

•	Mr. Honigfeld expects to spend 75% or more of his time on activities unrelated to Orange Advisors, Orange Realty or Orange REIT. Because Mr. Honigfeld expects to spend time on other activities and because he will be required to divide his time available for Orange REIT matters among services for Orange Advisers, Orange Realty Group and Orange REIT, there may be instances when he may not have sufficient time to assist us with some matters. As a result, we may not have the benefit of his assistance on these matters, and we may be adversely affected by the lack of his assistance.

•	Market and economic conditions that we cannot control will affect the value of our investments.

•	We cannot predict the amount of revenues we will receive from hotel operations or from tenants. If our hotel managers or tenants default, we will have less income with which to make distributions.

•	If we do not obtain financing, we will acquire fewer properties, which could limit diversification of our investments.

•	We may incur debt totaling up to 100% of the value of our net assets to acquire properties, to make distributions to preserve our status as a REIT or for other corporate purposes. Such debt may reduce the return on our assets and the cash available for distributions to our stockholders. In connection with any borrowing, we may pledge our assets, which would put us at risk of losing the assets if we are unable to pay our debts.

•	The vote of stockholders owning a majority of the outstanding shares of common stock will bind all of the stockholders as to matters such as the amendment of our governing documents. The holders of a majority of the common stock present at a meeting at which a quorum is present may bind all of the stockholders as to the election of directors.

•	Our shares of common stock are subject to limitations on ownership of more than 9.8% of the shares by any single stockholder or certain related stockholders. These restrictions are intended to preserve our status as a REIT. They may, however, have the effect of inhibiting a change in control of Orange REIT, even if such a change is in the interest of a majority of the stockholders.

•	If we were to fail to qualify as a REIT or do not remain qualified as a REIT for federal income tax purposes, we would be subject to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available to us to pay distributions to you as a stockholder.

•	Because we must annually distribute at least 90% of our taxable income, excluding net capital gains, to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

OUR REIT STATUS

Based upon our intention to qualify as a REIT beginning with our fiscal year ending December 31, 2007, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the

Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income. In addition, and irrespective of whether Orange REIT qualifies as a REIT for tax purposes, our taxable REIT subsidiary is subject to federal and state income taxes.

OUR MANAGEMENT AND CONFLICTS OF INTEREST

We will be subject to various conflicts of interest arising out of our relationship to Orange Advisors, Orange Realty Group and their affiliates, as described below. The following chart indicates the relationship between Orange REIT and Orange Advisors and Orange Realty Group, each of which will provide services to Orange REIT.

Brad Honigfeld
Owns 100%
Owns 100%
Briad Development West LLC
Manager
Brad Honigfeld
Orange Services, LLC
Manager and Officer
Brad Honigfeld
Owns 100%
Owns 13,334 shares (approximately 2.0% out the outstanding shares, if the minimum offering is completed)
Orange Advisors, LLC
Manager
Brad Honigfeld
Officers
Brad Honigfeld
Robbin E. Cooper
David Cahill
Steven I. Scharf
Orange Realty Group, LLC
Manager
Brad Honigfeld
Officers
Brad Honigfeld
Robbin E. Cooper
David Cahill
Steven I. Scharf
Advisory Agreement
Acquisition/Disposition Agreement
Orange REIT, Inc.
We will be principally owned by public investors.
Ownership is represented by shares of common stock.
Directors
Brad Honigfeld
Mark R. Stebbins
Scott Lipkin
Officers
Brad Honigfeld
Robbin E. Cooper
David Cahill
Steven I. Scharf
Owns 100%
Orange Hospitality Properties, Inc.
(Taxable REIT subsidiary)

Our board of directors oversees the management of Orange REIT and its relationships with Orange Advisors and Orange Realty Group. The majority of the directors are independent of the advisor and Orange Realty Group and have responsibility for reviewing their performance. The directors are elected annually to the board of directors by the stockholders.

Mr. Brad Honigfeld, our chairman and director, is the manager of Orange Advisors and Orange Realty Group, and Mr. Robbin Cooper, our president, is the president of Orange Advisors and Orange Realty Group.

Orange Advisors has responsibility for:

•	selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition and arranging for the acquisition of the property by Orange REIT,

•	selecting potential managers or tenants for the properties and formulating, evaluating and negotiating the terms of each management or lease agreement of a property, and

•	negotiating the terms of any borrowing by Orange REIT, including any long-term financing.

All of Orange Advisors’ actions relating to Orange REIT are subject to approval by the board of directors. Our advisor also has the authority, subject to approval by a majority of the board of directors, including a majority of the independent directors, to select assets for sale by Orange REIT in keeping with Orange REIT’s investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.

Orange Realty Group has responsibility for:

•	assisting us in maintaining a continuing and suitable property investment program and

•	providing us with advice on the acquisition and disposition of properties.

Mr. Honigfeld has over nineteen years of experience in investing in real estate and developing businesses. He is chief executive officer of the Briad Group and in that capacity has negotiated, developed, constructed and opened 13 limited service hotels. The Briad Group has been developing extended- and limited-stay hotels across the Northeast and Mid-Atlantic states for the past seven years, and the Briad Group currently has 15 Marriott and Hilton hotels under various stages of development or construction, involving a total capital commitment of approximately $300 million. Mr. Cooper served from 2000 to 2006 as the Director of Structured Finance for J.P. Turner & Company, LLC. In that role, Mr. Cooper was responsible for originating and executing debt and equity financing transactions involving commercial real estate and other long-term assets for middle-market growth companies. The majority of our directors have extensive experience in investing in hotels or other types of real estate. However, neither our officers nor our directors have any experience operating a REIT.

Mr. Honigfeld may experience conflicts of interest in his management of Orange REIT. These arise principally from his involvement in other activities that may conflict with our business and interests, including matters related to

•	allocation of new investments and management time and services between us and various other entities,

•	the timing and terms of the investment in or sale of an asset,

•	development of our properties by affiliates,

•	investments with affiliates of our advisor and

•	compensation to our advisor.

OUR INVESTMENT OBJECTIVES

Our primary investment objectives are to preserve, protect and enhance our assets, while:

•	obtaining current income,

•	making quarterly distributions,

•	becoming and remaining qualified as a REIT for federal income tax purposes, and

•	providing you with liquidity for your investment within 10 years after commencement of this offering, either through listing our shares on a national securities exchange or on the Nasdaq stock market or, if listing does not occur by December 31, 2016, commencing the orderly liquidation of our assets and distributing the proceeds.

MANAGEMENT COMPENSATION

We will pay Orange Advisors, Orange Realty Group, and their affiliates compensation for services they will perform for us. We will also reimburse them for expenses they pay on our behalf. The following paragraphs summarize the more significant items of compensation and reimbursement.

Offering Stage

Organizational and offering expenses—We will reimburse Briad Development West LLC, an affiliate of Mr. Honigfield, for organization and offering expenses incurred on our behalf. These expenses include legal, accounting and printing fees incurred in connection with the preparation of this offering. In addition, these expenses will include a payment of $210,000 to be made to Briad Development West LLC in exchange for specific materials, proprietary information and know-how developed by Briad Development in connection with a previous offering by a similar entity. The amount to be advanced and reimbursed is not determinable at this time, but we estimate that the amounts advanced and reimbursed will be $67,500 if the minimum offering of 666,667 shares is sold and up to $2,250,000 if the maximum offering of 20,066,667 shares is sold. Expenses paid by Orange REIT in connection with its formation, together with the 7% selling commissions and the 3% non-accountable expense allowance payable to the managing dealer for marketing expenses, will not exceed 15% of the proceeds raised in connection with this offering. Briad Development West LLC will pay organizational and offering expenses, and will not be reimbursed, to the extent necessary to prevent the selling commissions, the non-accountable expense allowance and other organizational and offering expenses paid by us in connection with our formation from exceeding 15% of the proceeds.

Acquisition Stage

Acquisition fee—We will pay Orange Realty Group a fee of up to 4.0% of our total proceeds for services in the selection, purchase, development or construction of real property. We define “total proceeds” to be the sum of the gross proceeds of this offering and any proceeds from financing we obtain to acquire assets and pay related acquisition expenses. In connection with each closing under this offering, we will pay a fee of up to 4.0% of the gross proceeds we receive upon that closing, and in connection with each acquisition loan closing, we will pay a fee of up to 4.0% of the gross proceeds of that loan. We cannot determine the total amount of the acquisition fee at this time. We would pay up to $360,000 if the minimum offering of 666,667 shares is sold and up to $12 million if the maximum offering of 20,066,667 shares is sold, plus, in each case, up to 4.0% of the gross proceeds of each acquisition loan.

Operational Stage

Asset management fee—We will pay Orange Advisors a monthly asset management fee equal to 10% of our REIT operating expenses paid during the month. We will also reimburse our advisor for all of our REIT operating expenses paid or incurred by the advisor. “REIT operating expenses” are all costs and expenses (excluding the expenses of the operations of the taxable REIT subsidiary) that in any way relate to the operation of Orange REIT or to Orange REIT’s business. We will not reimburse the advisor at the end of any quarter for

REIT operating expenses that, in the four consecutive quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income for such four quarters (the “2%/25% Guidelines”), unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified. Within 60 days after the end of any fiscal quarter of Orange REIT for which total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse Orange REIT the amount by which the total REIT operating expenses paid or incurred by Orange REIT exceed the 2%/25% Guidelines. Average invested assets means, for any period, the average of the aggregate book value of the assets invested before reserves for deprecation or similar non-cash reserves at the end of each month during such period. REIT operating expenses generally mean expenses which relate to our operations of business, excluding the operations of our taxable REIT subsidiary and excluding some non-operational expenses, such as organizational and offering expenses, interest payments, taxes, non-cash items and certain fees.

Operational or Liquidation Stage

Deferred, subordinated disposition fee—We will pay Orange Realty Group an amount equal to the lesser of one-half of a competitive real estate commission or 3% of the sales price of properties sold.

Deferred, subordinated share of net sales proceeds from the sale of assets—We will pay Orange Advisors a deferred, subordinated share from sales of assets equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of the stockholders’ 8% return and 100% of invested capital. The stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange REIT reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares. Following (a) listing of our shares on a national securities exchange or on the Nasdaq stock market or (b) the expiration of the advisory agreement without renewal or early termination of the advisory agreement, no share of net sales proceeds will be paid to our advisor.

Subordinated incentive fee—At such time, if any, as our shares are listed on a national securities exchange or on the Nasdaq stock market, we will pay Orange Advisors a subordinated incentive fee in an amount equal to 10% of the amount by which the market value of Orange REIT plus the total distributions made to stockholders from our inception until the date of listing exceeds the sum of their invested capital and the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange REIT shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange REIT. The subordinated incentive fee will not be payable other than in connection with listing.

Performance fee—Our advisory agreement with Orange Advisors currently expires on November     , 2007, and provides for annual renewal. Upon expiration without renewal or early termination of the advisory agreement with Orange Advisors, if listing has not occurred and Orange Advisors has met applicable performance standards, we will pay Orange Advisors a performance fee equal to 10% of the amount by which the appraised value of our assets on the date of such termination of the advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from our inception through such termination date, exceeds the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee will not be payable if the advisory agreement is terminated in connection with listing and the subordinated incentive fee described above is paid.

THE OFFERING

We are offering up to 20,066,667 shares of common stock on a “best efforts, minimum-maximum” basis. The offering price is $13.50 per share until the minimum offering of 666,667 shares is achieved, and the offering price will be $15.00 after the minimum offering amount has been sold. We are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out a subscription agreement and pay for the shares at the time you subscribe. The purchase price will be placed into escrow with Deutsche Bank National Trust Company, who will hold your funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange REIT as a stockholder. Generally, we will admit stockholders no later than the last day of the calendar month following acceptance of their subscription. We will not accept any subscriptions until acceptable subscriptions for a minimum of 666,667 shares ($9,000,000) have been received. If the minimum offering of shares is not sold by November         , 2007, the offering will terminate and all funds deposited by investors into the interest-bearing account will be promptly refunded in full, with interest. This offering will not last beyond November         , 2007 unless we decide to extend the offering until not later than May         , 2009, in any state that allows us to extend the offering.

Offering Size

Minimum—$9,000,000

Maximum—$300,000,000

Pursuant to this offering, $294,500,000 of our common stock is being offered only to investors meeting certain suitability standards and up to $5,500,000 of our common stock is being made available to investors who purchased their shares in this offering and who choose to participate in our reinvestment plan.

Briad Development West LLC, an affiliate of Mr. Honigfeld, owns 13,334 shares of our common stock, which it purchased for $200,010 ($15 per share). If the minimum offering is completed, these shares will constitute approximately 2.0% of the outstanding shares.

Minimum Investments

Individuals—$5,000

IRA, Keogh and other qualified plans—$2,000

These amounts apply to most potential investors, but minimum investments may vary from state to state. Please see “The Offering” section, which begins on page 124.

SUITABILITY STANDARDS

Net worth (not including home, furnishings and personal automobiles) of at least $50,000 and annual gross income of at least $50,000; or

Net worth (not including home, furnishings and personal automobiles) of at least $150,000.

Suitability standards may vary from state to state. Please see the “Suitability Standards and How to Subscribe” section, which begins on page i.

DURATION OF ORANGE REIT AND POSSIBLE FUTURE LISTING

We anticipate that within ten years after commencement of this offering we will:

•	list our shares on a national securities exchange or on the Nasdaq stock market, or

•	if listing does not occur by December 31, 2016, will commence an orderly sale of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof.

We cannot assure you that the shares will ever be listed. If the shares are listed, Orange REIT will become a perpetual life entity, and we will then reinvest proceeds of the sale of assets indefinitely.

DISTRIBUTION POLICY

Consistent with our objective of qualifying as a REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income. Our cash available for distributions may be less than the 90% of our REIT taxable income, which could require us to borrow funds or sell assets in order to make distributions. To the extent that our distributions exceed our earnings, they constitute a return of capital, rather than a return on investment.

We intend to make quarterly distributions commencing with the close of the first full quarter following the closing of the minimum offering.

ORANGE ADVISORS, LLC AND ORANGE REALTY GROUP, LLC

Orange Advisors will administer the day-to-day operations of Orange REIT and select Orange REIT’s real estate investments.

Orange Realty Group will assist us in maintaining a continuing and suitable property investment program.

Both Orange Advisors and Orange Realty Group are affiliates of Mr. Honigfield.

ESTIMATED USE OF PROCEEDS

We estimate that at least:

•	85% of gross offering proceeds will be used to acquire hotel properties and make other investments, that up to

•	5% of gross offering proceeds will be used to pay fees and expenses to affiliates for their services and as reimbursement of offering and acquisition-related expenses, and that

•	10% of gross offering proceeds will be used to pay selling commissions and non-accountable expense allowance to broker-dealers participating in the offering.

If the minimum of 666,667 shares is sold in the offering, we expect to pay up to $450,000 in fees and expenses to affiliates and to pay $900,000 in brokerage commissions and non-accountable expense allowances. If the maximum of 20,066,667 shares is sold in the offering, we expect to pay up to $15,000,000 in fees and expenses to affiliates and to pay $30,000,000 in brokerage commissions and non-accountable expense allowances.

OUR REINVESTMENT PLAN

We have adopted a reinvestment plan that will allow stockholders to have the full amount of their distributions reinvested in additional shares that may be available. We will pay to the managing dealer a selling commission of 7.0% and a non-accountable expense allowance of 3.0% of the purchase price of shares sold pursuant to the reinvestment plan. We will also pay Orange Realty Group an acquisition fee of up to 4.0% of the purchase price of the shares sold pursuant to the reinvestment plan. As a result, aggregate fees and expenses payable to the managing dealer and our affiliates will total approximately 14.0% of the proceeds of reinvested distributions. We have registered 366,667 shares of our common stock for this purpose. Please see the “Summary of Reinvestment Plan” and the “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders” sections and the Form of Reinvestment Plan accompanying this prospectus as Appendix A for more specific information about the reinvestment plan.

TRADEMARKS OF OTHER COMPANIES

This prospectus contains trade names, trademarks and service marks of other companies, including Marriott, Hilton, Starwood, Holiday Inn, Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Homewood Suites by Hilton and Hilton Garden Inn. We do not intend our use or display of other parties’ trade names, trademarks or service marks to imply any relationship with, or endorsement or sponsorship of us by, these other parties.

Unless the context otherwise requires, references to “Orange REIT,” “we,” “us,” “our” and similar terms refer to Orange REIT, Inc. and its subsidiary. Orange Advisors, LLC is sometimes referred to as “Orange Advisors” or “our advisor,” and Orange Realty Group, LLC is sometimes referred to as “Orange Realty Group.”

RISK FACTORS

An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.

Risks Related to This Offering

We own no properties at this time and must rely on Mr. Brad Honigfeld and his affiliates to identify and purchase appropriate properties for us.

We have not identified or acquired specified properties as of the date of this prospectus. This is an unspecified property offering, and therefore investors will have to rely upon the ability of Mr. Honigfeld and his affiliates to acquire a suitable portfolio of unspecified properties. We will use the proceeds of this offering to acquire unspecified properties, and investors will be unable to review the properties or the terms of the purchase and financing before we complete the acquisitions.

We cannot assure you that we will acquire any suitable investments.

We cannot be sure that we will be successful in obtaining suitable investments on financially attractive terms in any properties. We cannot be sure that any investments we make will achieve our objectives. If we are unable to make suitable investments, our financial condition and ability to pay distributions would be adversely affected.

The price of our shares is subjective and may not bear any relationship to what a stockholder could receive if the shares were resold.

We determined the offering price of our shares in our sole discretion based on the price which we believed investors would pay for the shares, estimated fees to third parties, as well as the fees to be paid to Orange Advisors, Orange Realty Group and their affiliates, the expenses of this offering and the funds we believed should be available to invest in properties and other permitted investments. There is no public market for the shares on which to base market value.

There may be delays in investing the proceeds of this offering, and this delay may decrease the return to our stockholders.

We may delay investing the proceeds from this offering, and therefore delay the receipt of any returns from such investments, due to the inability of Orange Realty Group to find suitable properties for investment. Until we invest in properties, our investment returns on offering proceeds will be limited to the rates of return available on short-term, highly liquid investments that provide appropriate safety of principal. We expect these rates of return, which affect the amount of cash available to make distributions to stockholders, to be lower than we would receive for property investments. Further, all net proceeds of this offering must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any net proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors.

The actual amount of proceeds available for investment in properties is uncertain, and we cannot guarantee that the investors will receive a specific return on their investment.

Although we estimate in this prospectus the net amount of offering proceeds that will be available for investment in properties due to the “best efforts” nature of this offering, the actual amount available for investment may be less. For example, we might deem it necessary to establish a larger than expected reserves to cover liabilities from unexpected lawsuits or governmental regulatory judgments or fines. Any liabilities of this sort, or other unanticipated expenses or debts, would reduce the amount we have available for investment in properties.

Orange Advisors and Orange Realty Group (and therefore Mr. Honigfeld) will receive substantial fees in connection with organizing and operating Orange REIT, Inc. Because we will use a portion of the offering price from the sale of shares to pay fees and expenses and the full offering price will not be invested in properties, we will only be able to return all of our stockholders’ invested capital if we sell the properties for a sufficient amount in excess of their original purchase price. We cannot assure you that we will be able to sell our assets so as to return our stockholders’ aggregate invested capital, to generate a profit for the stockholders or to fully satisfy any debt obligations.

If our properties do not generate sufficient revenue to meet operating expenses, our cash flow and our ability to make distributions to stockholders will be adversely affected.

We will be subject to all operating risks common to the hotel business. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include:

•	increases in supply of hotel rooms that exceed increases in demand;

•	increases in energy costs and other travel expenses that reduce business and leisure travel;

•	reduced business and leisure travel due to continued geo-political uncertainty, including terrorism;

•	adverse effects of declines in general and local economic activity;

•	adverse effects of a downturn in the hotel industry; and

•	risks generally associated with the ownership of hotels and real estate, as discussed below.

Increases in operating costs due to inflation and other factors may not necessarily be offset by increased room rates. The local, regional and national hotel markets may limit the extent to which room rates may be increased to meet increased operating expenses without decreasing occupancy rates. While we intend to make quarterly distributions to stockholders, there can be no assurance that we will be able to make distributions at any particular time or rate, or at all. Further, there is no assurance that a distribution rate achieved for a particular period will be maintained in the future. Also, while management may establish goals as to particular rates of distribution or have an intention to make distributions at a particular rate, there can be no assurance that such goals or intentions will be realized.

While we will seek generally to make distributions from our operating revenues, we might make distributions (although there is no obligation to do so) in certain circumstances in part from financing proceeds or other sources. While distributions from such sources would result in stockholders receiving cash, the consequences to us would differ from a distribution out of our operating revenues. For example, if financing is the source of a distribution, that financing would have to be repaid, and if proceeds from the offering of shares are distributed, those proceeds would not then be available for other uses, such as property acquisitions or improvements.

The sale of shares by stockholders may be difficult.

Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly or at a desired price. Therefore, you should consider purchasing the shares as an illiquid, long-term investment only. Although we anticipate either dissolving or applying for listing on a national securities exchange or on the Nasdaq stock market on or before December 31, 2016, we do not know if we will ever apply to list our shares, or if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or on the Nasdaq stock market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares.

Further, our articles of incorporation provide that we will not apply for listing before the completion or termination of this offering. Although we have adopted a redemption plan, we have discretion to not redeem your shares, to suspend the plan and to cease redemptions. Further, the plan has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price. In particular, those limitations include:

•	no more than $100,000 of proceeds from the sale of shares pursuant to any offering in any calendar quarter may be used to redeem shares (but the full amount of the proceeds from the sale of shares under the reinvestment plan attributable to any calendar quarter may be used to redeem shares presented for redemption during such quarter and any subsequent quarter), and

•	no more than 5% of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period.

Some of the compensation to Orange Advisors and Orange Realty Group is payable before distributions and, therefore, will tend to reduce the return on our stockholders’ investment.

We will pay Orange Realty Group a fee of up to 4.0% of the sum of the gross proceeds of this offering and any proceeds from financing in connection with property acquisitions. We will pay, subject to specified limitations, a monthly fee equal to 10% of our REIT operating expenses to Orange Advisors. The payment of compensation to Orange Advisors and Orange Realty Group from proceeds of the offering and operating revenues will reduce the amount of proceeds available for investment in properties or the cash available for distribution, and will therefore tend to reduce the return on our stockholders’ investments. In addition, this compensation is payable prior to distributions and without regard to whether we have sufficient cash for distributions.

Risks Related to Our Business

We have no operating history for you to evaluate.

We have recently been formed, are in the development stage and have no prior performance history. Further, Orange Advisors, Orange Realty Group and our executive officers have no prior performance history for managing a real estate investment trust. As a result, you cannot be sure how Orange REIT will be operated, whether it will qualify as a REIT, whether it will achieve the objectives described in this prospectus or how it will perform financially.

Investors will be required to rely on our advisor, our executive officers and our board of directors to manage Orange REIT and our results of operations will depend upon their management.

If you invest in our company, you will be relying entirely on the management ability of our advisor and our executive officers and on the oversight of our board of directors. You will have no right or power to take part in the management of Orange REIT, except through the exercise of your voting rights. Thus, you should not purchase any of the shares offered by this prospectus unless you are willing to entrust all aspects of our management to our advisor and our board of directors.

We are dependent on Orange Advisors, which has no prior experience managing a real estate investment trust.

Our advisor, Orange Advisors, LLC, subject to approval by the board of directors, is responsible for our daily management, including all acquisitions, dispositions and financings. Our advisor is newly formed and lacks experience with respect to managing a real estate investment trust. We cannot be sure that the advisor will achieve our objectives, including our qualification as a REIT, or that the board of directors will be able to act quickly to remove the advisor if it deems removal necessary. The board of directors may fire the advisor, with or without cause, but only subject to payment to the advisor and release of the advisor from all guarantees and other obligations incurred as advisor. If listing has not occurred at the time the advisor is terminated, we would be required to pay a performance fee, equal to 10% of the amount, if any, by which

•	the appraised value of our assets on the termination date, less the amount of all indebtedness secured by such assets, plus the total distributions paid to stockholders from Orange REIT’s inception through the termination date, exceeds

•	invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date.

As a result, it is possible that we would be managed for some period by a company that was not acting in our best interests or not capable of helping us achieve our objectives.

Our taxable REIT subsidiary structure will subject us to the risk of increased hotel operating expenses.

The performance of our taxable REIT subsidiary will depend on the operations of our hotels. Our operating risks will include not only changes in hotel revenues and changes to our taxable REIT subsidiary’s ability to pay the rent due under the leases, but also increased hotel operating expenses, including, but not limited to, the following:

•	wage and benefit costs,

•	repair and maintenance expenses,

•	energy costs,

•	property taxes,

•	insurance costs, and

•	other operating expenses.

Any increases in these operating expenses could have a significant adverse impact on our earnings, financial condition and cash flows.

There were no arms-length negotiations for our agreements with Orange Advisors and Orange Realty Group, and the terms of those agreements may be more favorable to those entities, and to our detriment, than had the negotiations been arms-length with third parties.

Orange Advisors and Orange Realty Group will receive substantial compensation from us in exchange for management/investment services they have agreed to render to us. The terms of these agreements have been established without the benefit of arms-length negotiations. The terms of their agreements may be more favorable to those entities and to our detriment than had the negotiations been arms-length with third parties. Orange Advisors will supervise and arrange for the day-to-day management of our operations, and Orange Realty Group will assist us in maintaining a continuing and suitable property investment program.

Stockholders in Orange REIT may experience dilution.

Stockholders in Orange REIT have no preemptive rights. If we commence a subsequent public offering of shares or securities convertible into shares or otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Stockholders will not be entitled to vote on whether our company engages in additional offerings. In addition, depending on the terms and pricing of an additional offering of our shares and the value of our properties, stockholders in Orange REIT may experience a dilution in both the book value and fair value of their shares. Although our board of directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See “Summary of the Articles of Incorporation and Bylaws—Description of Capital Stock” and “The Offering—The Plan of Distribution.”

Risks Related to Conflicts of Interest

There are conflicts of interest with our Chairman and President because they have duties to companies with which we contract or with which we may compete for properties.

Generally, conflicts of interest may arise between us and Mr. Honigfeld because he is the manager, an officer and the owner of Orange Advisors and Orange Realty Group and may become a director or an owner of a manager of our hotels and may arise between us and Mr. Cooper because he is an officer of Orange Advisors and Orange Realty Group. These companies will enter into contracts with us to provide us with asset management, property acquisition and disposition services. In addition, Mr. Cooper may have a conflict of interest because he formerly was employed by our managing dealer and is entitled to compensation pursuant to his severance agreement with our managing dealer.

Under our articles of incorporation and bylaws, we will indemnify our directors and officers, including Mr. Honigfeld and Mr. Cooper, from any liability and related expenses incurred in dealing with us or our stockholders, except if:

•	the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct,

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property, or services,

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or

•	in a proceeding by or in the right of Orange REIT, the indemnitee shall have been adjudged to be liable to Orange REIT.

We may compete with Orange Advisors, Orange Realty Group or their affiliates for properties.

We may experience competition for the acquisition of properties if Orange Advisors, Orange Realty Group or their affiliates invest in properties for their own account or sponsor entities similar to Orange REIT in the future. In addition, Orange Advisors, Orange Realty Group or their affiliates from time to time may acquire properties on a temporary basis with the intention of subsequently transferring the properties to us. If our affiliates acquire such properties, our articles of incorporation only permit us to purchase properties from affiliates at the affiliate’s cost or at a higher price, provided that there is substantial justification for the excess and the excess is reasonable, the price does not exceed the current appraised value and a majority of the disinterested directors (including a majority of the independent directors) approve the transaction as fair and reasonable to us. For these reasons, the selection of properties to be transferred by our affiliates to us may be subject to conflicts of interest. We cannot be sure that our advisor will act in our best interests when deciding whether to allocate any particular property to us. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making your investment.

The timing of sales and acquisitions may favor Orange Advisors, Orange Realty Group or their affiliates.

Orange Advisors, Orange Realty Group or their affiliates may immediately realize substantial commissions, fees and other compensation as a result of any investment in or sale of an asset by us. Our board of directors must approve each investment and sale, but our advisor’s recommendation to our board of directors may be influenced by the impact of the transaction on our advisor’s or its affiliates’ compensation.

Our fee structures may encourage our advisor or Orange Realty Group to recommend speculative investments and a high amount of leverage.

Our agreements with our advisor and Orange Realty Group were not the result of arm’s-length negotiations. Because some of our officers and a director are also officers and the manager of our advisor and Orange Realty Group, the terms of the advisory agreements may favor our advisor or Orange Realty Group. As a result, our advisor or Orange Realty Group may not always act in our best interests, which could adversely affect our results of operations. Because Orange Realty Group will receive fees based on the amount of acquisition financing we obtain, it may have an incentive to recommend a high amount of leverage to us. Similarly, because Orange Realty Group may receive fees upon the sale of properties and other permitted investments, it may have an incentive to recommend to us the premature sale of these assets.

Our affiliates may provide property development services to Orange REIT, for fees which may not be determined at arm’s-length and which may encourage more development activity that if we used unaffiliated developers.

Properties that we acquire may require development. Our affiliates may serve as developer and if so, the affiliates would receive a development fee that would otherwise be paid to an unaffiliated developer. We have not entered into any arrangements with affiliated or unaffiliated persons for the development of properties and accordingly the amount of any such fees is currently unknown. Our board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive a development fee.

We may invest with affiliates of our advisor and enter into other transactions with them, which may result in conflicts of interest which may not be resolved at arm’s-length.

We may invest in joint ventures with another program sponsored by our advisor or its affiliates, although our advisor and its affiliates do not currently sponsor other programs. Our board of directors, including the independent directors, must approve the transaction, but our advisor’s recommendation may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us. Further, because these transactions are, and other transactions we enter into may be, with affiliates, they may not be at arm’s length. Had they been at arm’s length, the terms of the transactions may have been different and may have been more beneficial to us.

Mr. Honigfeld will spend time on other activities with other entities that may compete with us.

Brad Honigfeld, our chairman and director, is the manager of Orange Advisors and Orange Realty Group. He also serves as an officer and manager of entities that may engage in the ownership of hotels. These entities may share similar investment objectives and policies and may compete for properties against us. Mr. Honigfeld will be required to allocate his time among these entities, and he estimates that he will spend 75% of his time on activities other than our business.

Of the time Mr. Honigfeld has available for Orange REIT matters, he will be required to exercise his judgment to allocate his time among Orange Advisers, Orange Realty Group and Orange REIT. Mr. Honigfeld anticipates that the majority of his time spent on Orange REIT matters will be devoted to serving as a manager of Orange Advisors, which will manage operational, administrative and other matters for Orange REIT. He also anticipates that he will, as manager of Orange Realty Group, provide advice with respect to the acquisition and disposition of properties. He will need to determine the amount of time to be allocated to Orange Realty Group on a case by case basis, depending upon the amount raised in this offering and the number of properties Orange REIT will seek to acquire. He anticipates that his direct services to Orange REIT will principally involve participating in meetings of the board of directors.

Because Mr. Honigfeld expects to spend time on other activities and because he will be required to divide his time available for Orange REIT matters among services for Orange Advisers, Orange Realty Group and Orange REIT, there may be instances when he may not have sufficient time to assist us with some matters. As a result, we may not have the benefit of his assistance on these matters, and we may be adversely affected by the lack of his assistance.

Real Estate and Other Investment Risks

Possible lack of geographic and hotel brand diversification increases the risk of investment because our investment would be affected more quickly by an economic downturn in one or more markets.

There is no limit on the number of properties of a particular hotel brand that we may acquire. The board of directors, including a majority of the independent directors, will review our properties and potential investments in terms of geographic and hotel brand diversification. If in the future we concentrate our acquisitions on certain hotel brands, or in certain geographic areas or on certain hotel types, it will increase the risk that our financial condition will be adversely affected by the poor judgment of a particular management group, by poor brand performance, by a downturn in a particular market sub-segment or by market disfavor with a certain hotel type.

Our profitability and our ability to diversify our investments, both geographically and by type of hotel properties purchased, will be limited by the amount of funds at our disposal. If our assets become geographically concentrated, an economic downturn in one or more of the markets in which we have invested could have an adverse effect on our financial condition and our ability to make distributions.

The minimum size of our offering may result in lack of diversification and lower returns.

This offering is being made on a “best efforts” basis and is conditioned on the sale of at least 666,667 shares. Because this offering will be made on a best efforts basis, our potential profitability and ability to diversify our investments, both geographically and by number of properties and other permitted investments will be limited by the amount of funds at our disposal. For example, if minimum gross proceeds of $9 million are raised, we expect to only be able to purchase a few properties. The fewer properties purchased, the greater the potential adverse effect of a single unproductive property upon our profitability since a reduced degree of diversification will exist among our properties. In addition, the returns on the shares sold will be reduced as a result of allocating our expenses among the smaller number of shares. There can be no assurance that we will sell the minimum number of shares. The managing dealer does not intend to purchase any shares in this offering.

We do not have control over market and business conditions, which may adversely affect our results of operations and reduce the funds available for distribution to stockholders.

A number of market and business factors beyond our control may reduce the value of properties that we acquire in the future, the results of hotel operations, the ability of tenants to pay rent on a timely basis and the amount of the rent. These factors include:

•	changes in general or local economic or market conditions,

•	increased costs of energy,

•	increased costs of insurance,

•	increased costs of products,

•	increased costs and shortages of labor,

•	competitive factors,

•	fuel shortages,

•	quality of management,

•	the ability of a hotel brand to fulfill any obligations to operators of its hotel business,

•	limited alternative uses for the building,

•	changing consumer habits,

•	condemnation or uninsured losses,

•	changing demographics,

•	changing traffic patterns,

•	inability to remodel outmoded buildings as required by the franchise or lease agreement,

•	voluntary termination by a manager of its obligations under a management agreement or by a tenant of its obligations under a lease, or

•	bankruptcy of a manager or tenant.

If hotel operations are adversely affected as a result of any of these factors, cash available to make distributions to our stockholders may be reduced.

We do not expect to operate our hotels and, as a result, we will be dependent on third-party management companies.

Our taxable REIT subsidiary must enter into management agreements with third-party management companies, or we must lease our hotels to third-party tenants. We will not control these third-party management companies or tenants who will operate and will be responsible for maintenance and other day-to-day management of our hotels. Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenues or profits, we may not be able to require the third-party management company or tenant to change its method of operation of our hotels. Our results of operations, financial condition and ability to make distributions to stockholders, therefore, will be dependent on the ability of these third-party management companies and tenants to operate our hotels successfully.

We may not be able to obtain or retain desirable franchise agreements, which could decrease our revenue.

Our ability to obtain and maintain franchise agreements for hotel properties that we acquire will be subject to our franchisors’ operating standards and other terms and conditions. Franchisors will periodically inspect our hotels to ensure that we, our third-party management companies and third-party tenants maintain these standards. Our failure, or the failure of one of our third-party management companies or third-party tenants to maintain these standards or comply with other terms and conditions could result in a franchise agreement being canceled. As a condition to maintenance of a franchise agreement, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable or likely to result in an acceptable return on our investment. We may risk losing a franchise agreement if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise agreement, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise. The loss of a franchise agreement could materially and adversely affect the operations or the underlying value of the hotel because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise agreement for one or more hotels could materially and adversely affect our results of operations, financial condition and ability to make distributions to our stockholders.

Adverse trends in the hotel industry may impact our properties, reducing our income and funds available for distribution to stockholders.

The success of our hotel properties depends largely on the property operators’ ability to adapt to dominant trends in the hotel industry as well as greater competitive pressures, increased consolidation, industry overbuilding, dependence on consumer spending patterns and changing demographics, the introduction of new concepts and products, availability of labor, price levels and general economic conditions. The “Business—General” section includes a description of the size and nature of the hotel industry and current trends in this industry. The success of a particular hotel brand, the ability of a hotel brand to fulfill any obligations to operators of its business and trends in the hotel industry may affect our income and the funds we have available to distribute to stockholders.

The risk of terrorism or future military activities in the United States or foreign countries may adversely affect the travel and lodging industries, which could adversely affect our results of operations and funds available for distribution to stockholders.

The impact of events such as future military activities in the United States or foreign countries and future terrorist activities or threats of such activities could have on our business cannot be determined. Our properties and the business of our managers and tenants may be affected, including hotel occupancy and revenues, and as a result, our revenues may be adversely affected. If the reduction in travel is protracted, our results of hotel operations and the ability of our tenants to make rental payments may be adversely affected and cash available for distributions to stockholders may be reduced. In addition, the U.S. participation in the conflict in Iraq or other significant military activity could have additional adverse effects on the economy, including the travel and lodging industry. It is possible that these factors could have a material adverse effect on the value of our assets.

Leasing properties to our subsidiary will subject us to conflicts of interest that could affect our results of operations and funds available for distribution to stockholders.

For properties leased to our subsidiary, we are less likely to evict the tenant if the property’s poor performance results in a failure to pay rent. We expect, however, to have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager. Therefore, in the event of default due to market conditions and not the manager’s performance, we may experience lower returns.

In addition, rent obligations of a tenant that is a subsidiary are based, to a large extent, on gross revenues of properties. This means that poor performance by these properties may affect our results of operations to a much greater extent than would poor performance by properties leased to third parties.

We will not control the management of our properties and our financial condition will be dependent on the performance of our managers or tenants.

Our managers or tenants will be responsible for maintenance and other day-to-day management of the properties. Because our revenues will be largely derived from the results of hotel operations, our financial condition will be dependent on the ability of managers or third-party tenants that we do not control to operate the properties successfully. We intend to enter into management agreements with managers or leasing agreements with third-party tenants having substantial prior hotel experience. There is no assurance, however, that we will be able to enter into such arrangements. If our managers or tenants are unable to operate the properties successfully, hotel revenues may not cover operating expenses or the tenants may not be able to pay their rent and may not generate significant percentage rent, which could adversely affect our financial condition.

Credit enhancements to our leases may not be available or, if available, will be subject to termination and may also be subject to maximum limits.

We may not obtain credit enhancements, such as guarantees, net worth requirements or liquidity facility agreements, from a manager or third-party tenant in connection with future leases. Even if provided to us, these enhancements will generally terminate at either a specific time during the lease term or once net operating income of the property exceeds a specified amount. Some of these provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant to make lease payments. If, in this event, the tenant is unable to make payments under the lease, our results of operations may be adversely affected and, if multiple tenants were similarly affected, cash available to make distributions to our stockholders may be reduced or we may experience losses.

We may not control the activities of joint ventures in which we enter, subjecting our investment to the risks associated with their decisions.

We may enter into a joint venture with an unaffiliated party to purchase a property, and the joint venture or general partnership agreement relating to that joint venture may provide that we will share management control of the joint venture with the third party. In any joint venture with another program sponsored by an affiliate, we do not anticipate that we will have sole management control of the joint venture. In any joint venture in which we do not have control, the results of the joint venture and the value of our interest in the joint venture may depend on the controlling party.

Joint venture partners may have different interests than we have and, as a result, they may be willing to take greater risks or accept lower returns our management.

Investments in joint ventures involve the risk that our co-venturer may have economic or business interests or goals which, at a particular time, are inconsistent with our interests or goals, that the co-venturer may be in a position to take action contrary to our instructions, requests, policies or objectives, or that the co-venturer may experience financial difficulties. Among other things, actions by a co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement or to other adverse consequences. If we do not have full control over a joint venture, the value of our investment will be affected to some extent by a third party that may have different goals and capabilities than ours. As a result, joint ownership of investments may adversely affect our returns on the investments and, therefore, cash available for distributions to our stockholders may be reduced.

It may be difficult for us to exit a joint venture after an impasse with our co-venturer.

In our joint ventures, there will be a potential risk of impasse in some joint venture decisions because our approval and the approval of each co-venturer will be required for some decisions. The types of decisions that would require the approval of each co-venturer would be determined under the joint venture agreement between the parties, but those types of decisions are likely to include borrowing above a certain level or disposing of assets. In any joint venture with an affiliated program, however, we may have the right to buy the other co-venturer’s interest or to sell our own interest on specified terms and conditions in the event of an impasse regarding a sale. In the event of an impasse, it is possible that neither party will have the funds necessary to complete the buy-out. In addition, we may experience difficulty in locating a third-party purchaser for our joint venture interest and in obtaining a favorable sale price for the interest. As a result, it is possible that we may not be able to exit the relationship if an impasse develops. Please read the section of this prospectus under the caption “Business—Joint Venture Arrangements” for more information about the terms that our joint venture arrangements are likely to include.

We may not have control over properties under construction and may be unable to control certain construction risks.

We intend to acquire sites on which a property that we will own and hold for investment will be built, as well as sites that have existing properties, including properties that require renovation. If we acquire a property for development or renovation, we may be subject to risks in connection with a developer’s ability to control construction costs and the timing of completion of construction or a developer’s ability to build in conformity with plans, specifications and timetables. Please read the section of this prospectus under the caption

“Business—Selection and Acquisition of Properties” for more information about property development and renovation.

We will have no economic interest in ground lease properties and, as a result, we may not share in any increase in value of the underlying land.

If we invest in ground lease properties, we will not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. Thus, with respect to ground lease properties, we will have no economic interest in the land or building at the expiration of the lease on the underlying land. As a result, though we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.

Multiple management agreements with individual managers or property leases with individual tenants increase our risks upon default.

The value of our properties managed by or leased to third parties will depend principally upon the performance of the third party. Minor defaults by a manager or tenant may continue for some time before the advisor or board of directors determines that it is in our interest terminate the manager or to evict the tenant. Managers may manage more than one property and tenants may lease more than one property. As a result, a default by or the financial failure of a manager or tenant could cause a reduction in income.

It may be difficult to obtain a replacement manager for, or to re-lease, properties, and any delay may reduce our income or funds available for distribution to stockholders.

If a manager does not renew the management agreement for a property, we may be unable either to obtain a new manager for the property for the same terms as the prior management agreement or to obtain a new manager without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against a defaulting manager. Any delay we experience in obtaining a new manager or difficulty in entering into a new management agreement on acceptable terms may reduce our income and cash available to make distributions to our stockholders.

If a tenant vacates a property, we may be unable either to re-lease the property for the rent due under the prior lease or to re-lease the property without incurring additional expenditures relating to the property. In addition, we could experience delays in enforcing our rights against, and collecting rents (and, in some cases, real estate taxes and insurance costs) due from, a defaulting tenant. Any delay we experience in re-leasing a property or difficulty in re-leasing at acceptable rates may reduce our income and cash available to make distributions to our stockholders and could, under certain circumstances, jeopardize our REIT status.

Tenants may control the sale of some properties, reducing our ability to freely control the sale of those properties.

We may give some tenants the right, but not the obligation, to purchase their properties from us beginning a specified number of years after the date of the lease. The leases also generally may provide the tenant with a right of first refusal on any proposed sale provisions. These policies may lessen the ability of the advisor and the board of directors to freely control the sale of the property.

Our hotel investments will be relatively illiquid and may adversely affect returns to our stockholders.

Hotel investments are, in general, relatively difficult to sell. This illiquidity will tend to limit our ability to promptly vary our portfolio in response to changes in economic or other conditions. In addition, provisions of the Internal Revenue Code relating to REITs limit our ability to sell properties held for fewer than four years. This limitation may affect our ability to sell properties without adversely affecting returns to our stockholders.

The liquidation of our assets may be delayed, which would defer the distribution of liquidating distributions to stockholders.

For up to the first five years or more after commencement of this offering, we intend to use any proceeds from the sale of properties that are not required to be distributed to stockholders in order to preserve our status as a REIT, to acquire additional properties and repay outstanding indebtedness. If our shares are listed on a national securities exchange or on the Nasdaq stock market, we may reinvest the proceeds from sales in other properties for an indefinite period of time. If our shares are not listed by December 31, 2016, we are obligated to commence the orderly liquidation of our assets and distribute the net sales proceeds to stockholders, and we will engage only in activities related to our orderly liquidation, unless our stockholders elect otherwise.

Neither our advisor nor our board of directors may be able to control the timing of the sale of our assets due to market conditions, and if we take a purchase money obligation in partial payment of the sales price of a property, we will realize the proceeds of the sale over a period of years.

The hotel industry is seasonal, which may cause quarterly fluctuations in our results.

As a result of the seasonality of the hotel industry, there may be quarterly fluctuations in results of operations of properties leased to a subsidiary. In addition, there may be quarterly fluctuations in the amount of percentage rent, if any, we will receive from our third-party leases. Any reduction in rent or percentage rent would reduce the amount of cash we could distribute to our stockholders.

Our hotel properties may be unable to compete successfully.

We will compete with other companies for the acquisition of properties. In addition, the hotel industry is highly competitive, and we anticipate that any property we acquire will compete with other businesses in the vicinity. In competing for property acquisitions, we will compete with significantly larger and better-financed companies. Our ability to receive rent, including rent in the form of percentage rent in excess of the base rent (including automatic increases in the base rent), for our properties will depend in part on the ability of the managers and tenants to compete successfully with other businesses in the vicinity. In addition, we will compete with hotel investors for suitable managers, tenants and properties. If we, our managers and our tenants are unable to compete successfully, our results of operations will be adversely affected.

Inflation could adversely affect our investment returns.

Inflation may decrease the value of some of our investments. For example, inflation could reduce the value of our investments in properties if the inflation rate is high enough that percentage rent and increases in base rent do not keep up with inflation.

We may not have adequate insurance, which could result in uninsured losses, adversely affecting our results of operations, financial position and funds available for distribution to stockholders.

An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled “Business—Description of Property Leases—Insurance, Taxes, Maintenance and Repairs” describes the types of insurance that the leases of the properties will require the tenant to obtain. Certain types of losses, such as from terrorist attacks, however, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny or limit coverage under a claim. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. Therefore, if we, as landlord, incur any liability that is not fully covered by insurance, we would be liable for the uninsured amounts, cash available for distributions to stockholders may be reduced and the value of our assets may decrease significantly. In addition, in such an event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property.

Our properties may be subject to environmental liabilities, which could adversely affect our results of operations, financial position and funds available for distribution to stockholders.

Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties. We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contaminations at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties.

All of our properties will be acquired subject to satisfactory Phase I environmental assessments, which generally involve the inspection of site conditions without invasive testing such as sampling or analysis of soil, groundwater or other media or conditions; or satisfactory Phase II environmental assessments, which generally involve the testing of soil, groundwater or other media and conditions. The board of directors and the advisor may determine that we will acquire a property in which a Phase I or Phase II environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that the seller has agreed in writing to indemnify us and/or established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or we will negotiate other comparable arrangements, including but not limited to a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, operator or current occupant has created an environmental condition not known to us. Moreover, we cannot be sure that future laws, ordinances or regulations will not impose any material environmental liability or the current environmental condition of our properties will not be affected by tenants and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to us. Environmental liabilities that we may incur could have an adverse effect on our financial condition or results of operations.

Risks Related to Borrowing

We may not be able to obtain adequate borrowing, reducing our ability to acquire properties and achieve our investment objectives.

Our articles of incorporation and investment policies permit us to borrow money to purchase properties or make other permitted investments, and we may seek to borrow for these purposes. Although we have signed a non-binding letter of intent with M&T Bank for a $50 million credit facility, we have not entered into any arrangements for borrowing, and we cannot be sure that we will be able to borrow on satisfactory terms, if at all. If we do not obtain adequate borrowings in the future, we may not be able to acquire as many properties or other permitted investments, which could limit the diversification of our investments and our ability to achieve our investment objectives.

Anticipated borrowing may impose operating and other restrictions on us and subject us to risks of default.

We may borrow money to acquire assets, to preserve our status as a REIT or for other corporate purposes. We may mortgage or put a lien on one or more of our assets in connection with any borrowing. We may not borrow more than 100% of the value of our net assets without the approval of a majority of our independent directors and the borrowing must be disclosed and explained to our stockholders in our first quarterly report after such approval occurs. Borrowing may be risky if the cash flow from our real estate and other investments is insufficient to meet our debt obligations. Such borrowing may reduce the returns on our assets and the cash available for distribution. In addition, our lenders may seek to impose restrictions on future borrowings, distributions and operating policies, including with respect to capital expenditures and asset dispositions, and it is likely that any loan from M&T Bank will include restrictions of this sort. If we mortgage or pledge assets as collateral and we cannot meet our debt obligations, the lender could take the collateral, and we would lose both the asset and the income we were deriving from it.

We may borrow money to make distributions, placing us at risk of making distributions in excess of our earnings and profits.

We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of maintaining our qualification as a REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes.

Risks Related to Our Tax Status and Other Tax Related Matters

Your investment has various Federal income tax risks.

Although the provisions of the Code relevant to your investment are generally described in “Material United States Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of Federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

If we fail to qualify as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation.

We intend to operate in a manner that will enable us to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes, commencing with our taxable year beginning January 1, 2007. A REIT generally is not taxed at the federal corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service that we will qualify as a REIT.

The IRS could successfully assert that we have not or will not continue to be qualified as a REIT. Our qualification as a REIT will depend on our ability to meet, on an ongoing basis, highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders and the filing of TRS elections, and no assurance can be provided that we will qualify as a REIT or that we will continue to qualify as a REIT. If we were to fail to qualify as a REIT in any taxable year, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income and would be subject to federal income tax (including any applicable alternative minimum tax), which could be significant, on our taxable income at regular corporate rates. Unless entitled to relief under certain provisions under the Code, we also would be disqualified from electing to be treated as a REIT for the four taxable years following the year during which qualification was lost. As a result, among other consequences, amounts available for distribution to stockholders would be reduced for each of the years involved. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our directors, with the consent of a majority of our common stockholders, to revoke the REIT election. It is also possible we may inadvertently fail to fulfill all the requirements necessary to maintain our REIT status. See “Material United States Federal Income Tax Considerations.”

If our leases are not respected as true leases for federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be passive income, such as rent. For the rent paid pursuant to our leases, which we anticipate will constitute substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. We intend to structure our leases to qualify as true leases for federal income tax purposes. However, there can be no assurance that the IRS will agree with this view. If the leases were not respected as true leases for federal income tax purposes, we would not be able to satisfy either of the two gross income tests applicable to REITs and we would most likely lose our REIT status.

Utilization of taxable REIT subsidiary structure increases our overall tax liability.

Our taxable REIT subsidiary will be subject to federal and state income tax on its taxable income, which will consist of the revenues from the hotels leased by the taxable REIT subsidiary, net of the operating expenses of these hotels and rent payments to us. Accordingly, although our anticipated ownership of the taxable REIT subsidiary will allow us to participate, through the taxable REIT subsidiary lessees, in the operating income from our hotels, the operating income of the taxable REIT subsidiary, net of its expenses, will be fully subject to income tax. The after-tax net income of our taxable REIT subsidiaries will be available for distribution to us.

We will be subject to a 100% excise tax on any transaction with our taxable REIT subsidiary that is not conducted on an arm’s-length basis. For example, to the extent that the rent paid by our taxable REIT subsidiary to us exceeds an arm’s-length rental amount, such amount potentially will be subject to the excise tax. Such an event would reduce the amount of funds available for distribution to stockholders.

Excessive non-real estate asset values may jeopardize our REIT Status.

In order to qualify as a REIT, at least 75% of the value of our assets must consist of investments in real estate, investments in other REITs, cash and cash equivalents and government securities. Accordingly, the value of any other property that is not considered a real estate asset, cash, cash equivalent or a government security for federal income tax purposes must represent in the aggregate less than 25% of our total assets. In addition, under federal income tax law, we may not own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of that company, or which have, in the aggregate, a value in excess of 5% of our total assets, and we may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of our total assets.

The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If we fail to meet any such test at the end of any calendar quarter, and such failure is not remedied within 30 days after the close of such quarter, we will cease to qualify as a REIT.

We may have to borrow funds or sell assets to meet our distribution requirements.

Subject to some adjustments that are unique to REITs, a REIT generally must distribute 90% of its taxable income. For the purpose of determining taxable income, we may be required to accrue rent, interest and other items treated as earned for tax purposes, but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items that actually have been paid or some of our deductions might be disallowed by the Internal Revenue Service. As a result, we could have taxable income in excess of cash available for distribution. If this occurs, we may have to borrow funds or liquidate some of our assets in order to meet the distribution requirement applicable to a REIT.

Ownership limits may discourage a change in control.

For the purpose of protecting our REIT status, our articles of incorporation generally limit the direct or indirect ownership by any single stockholder (applying certain attribution rules) of any class of our capital stock, including common stock, to 9.8% of the outstanding shares of that class. Our articles of incorporation also prohibit anyone from buying shares if the purchase would result in our losing our REIT status. For example, we would lose our REIT status if we had fewer than 100 different stockholders or if five or fewer stockholders, applying certain broad attribution rules of the Internal Revenue Code, owned 50% or more of our common stock. These restrictions may discourage a change in control, deter any attractive tender offers for our common stock or limit the opportunity for you or other stockholders to receive a premium for your common stock in the event a stockholder is making purchases of shares of common stock in order to acquire a block of shares.

We are subject to other tax liabilities.

Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and property that could reduce operating cash flow. For example, we will pay tax on certain types of income that is not distributed, and will be subject to a 100 percent excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arms-length basis. In addition, our taxable REIT subsidiary is subject to federal, state and local taxes. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT.”

Failure to make required distributions would subject us to additional tax. In order to qualify as a REIT, we must, among other requirements, distribute, each year, to our stockholders at least 90 percent of our taxable income, excluding net capital gains. To the extent that we satisfy the 90 percent distribution requirement, but distribute less than 100 percent of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4 percent nondeductible excise tax on the amount, if any, by which our distributions (or deemed distributions) in any year are less than the sum of:

•	85 percent of our ordinary income for that year;

•	95 percent of our capital gain net earnings for that year; and

•	100 percent of our undistributed taxable income from prior years.

To the extent we pay out in excess of 100 percent of our taxable income for any tax year, we may be able to carry forward such excess to subsequent years to reduce our required distributions in such years. We intend to pay out our income to our stockholders in a manner intended to satisfy the distribution requirement. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax. We may borrow to pay quarterly distributions to our stockholders. Such borrowings subject us to risks from borrowing as described herein.

Changes in taxation of corporate dividends may adversely affect the value of our common stock. The maximum marginal rate of tax payable by domestic noncorporate taxpayers on dividends received from a regular “C” corporation under current law is 15 percent through 2010, as opposed to higher ordinary income rates. The reduced tax rate, however, does not apply to distributions paid to domestic noncorporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders generally remain subject to less federal income taxation than earnings of a non-REIT “C” corporation that are distributed to its stockholders net of corporate-level income tax, legislation that extends the application of the 15 percent rate to dividends paid after 2010 by “C” corporations could cause domestic noncorporate investors to view the stock of regular “C” corporations as more attractive relative to the stock of a REIT, because the dividends from regular “C” corporations would continue to be taxed at a lower rate while distributions from REITs (other than distributions designated as capital gain dividends) are generally taxed at the same rate as the individual’s other ordinary income.

We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100 percent penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel, resort or other property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in the hotels and resorts for investment with a view to long-term appreciation, to engage in the business of acquiring and owning hotels and resorts, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.

Changes in tax laws may prevent us from qualifying as a REIT.

As we have previously described, we intend to be treated as a REIT for federal income tax purposes. However, this treatment is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax laws that prevent us from qualifying as a REIT or that requires REITs generally to pay corporate level income taxes, we may not be able to make the same level of distributions to our stockholders.

Miscellaneous Risks

Our auditors reported to us that there was a material weakness in our internal controls over financial reporting.

Our independent auditors identified and informed us that we had a material weakness (as defined under the standards established by the Public Company Accounting Oversight Board—U.S.) with respect to our accounting and reporting of certain non-routine transactions. We restated our financial statements for the period from inception (October 28, 2005) through December 31, 2005 as a result of the failure to identify an invoice for legal services from the managing agent’s counsel as our obligation and to properly account for and report this expense.

To correct this material weakness, we intend to expand our accounting staff with persons with additional skills and experience. In particular, we intend to hire a person to serve as our chief financial officer no later than the first closing of the offering described in this prospectus. In addition, we intend to engage qualified outside professionals to provide support and guidance in areas where we cannot economically maintain the required skills and experience internally. Although these measures are designed to address the issues raised by our independent auditors, and we intend to continue the expansion of our accounting staff and engagements of outside professionals if and as we believe necessary, these and any future measures may not enable us to remedy this material weakness or avoid other deficiencies in the future.

If we fail to comply with the reporting obligations of the Securities Exchange Act of 1934 and Section 404 of the Sarbanes-Oxley Act of 2002, or if we fail to achieve and maintain adequate internal controls over financial reporting, our results of operations and financial condition, and investors’ confidence in us, could be materially adversely affected.

As a public company, we will be required to comply with the periodic reporting obligations of the Securities Exchange Act of 1934, including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we will be required under applicable law and regulations to integrate our systems of internal controls over financial reporting. We plan to evaluate our existing internal controls with respect to the standards adopted by the Public Company Accounting Oversight Board. During the course of our evaluation, we may identify areas requiring improvement and may be required to design enhanced processes and controls to address issues identified through this review. This could result in significant delays and costs to us and require us to divert substantial resources, including management time, from other activities.

We expect to dedicate significant management, financial and other resources in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. We expect these efforts to include a review of our existing internal control structure. As a result of this review, we may either hire or outsource additional personnel to expand and strengthen our finance function. We cannot be certain at this time that we will be able to comply with all of our reporting obligations and successfully complete the procedures, certification and attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 by the time that we are required to file our annual report on Form 10-K. If we fail to maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud. If we fail to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on a timely basis, investor confidence in the reliability of our financial statements could be lost, which in turn could harm our ability to complete this offering.

We will incur significant costs to operate as a public company, and our management and key employees will be required to devote substantial time to compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules and regulations implemented by the Securities and Exchange Commission, impose various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will devote substantial amounts of time to these compliance initiatives. These rules and regulations will impose significant legal and financial compliance costs and will make some activities more time-consuming and costly. We will also incur costs associated with our public company reporting requirements. We cannot accurately predict the amount of costs we may incur or the timing of such costs, and these costs could adversely affect our profitability.

Our governing documents may discourage takeovers even if such a transaction might be favorable to our stockholders.

Certain provisions of our articles of incorporation, including the ownership limitations and transfer restrictions may have the effect of preventing, delaying or discouraging takeovers of Orange REIT by third parties that a stockholder may consider favorable. Please read the sections of this prospectus under the captions “Summary of the Articles of Incorporation and Bylaws—General,” “Summary of the Articles of Incorporation and Bylaws—Mergers, Combinations and Sale of Assets,” “Summary of the Articles of Incorporation and Bylaws—Control Share Acquisitions” and “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership” for more information about ownership limitations and transfer restrictions and the effect of business combinations and acquisitions of large amounts of our stock on our REIT status.

Majority stockholder vote provisions may discourage changes of control.

Stockholders may take some actions, including approving amendments to our articles of incorporation and bylaws, by a vote of the holders of a majority of the shares outstanding and entitled to vote. If approved by the holders of the appropriate number of shares, all actions taken would be binding on all of our stockholders. Some of these provisions may discourage or make it more difficult for another party to acquire control of our company or to effect a change in our operations.

Our board of directors can take many actions without stockholder approval.

Our board of directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, our board of directors can:

•	list our stock on a national securities exchange or on the Nasdaq stock market without obtaining stockholder approval;

•	prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT;

•	issue additional shares of stock without obtaining stockholder approval, which could dilute your ownership;

•	change an advisor’s compensation and employ and compensate affiliates;

•	direct our investments toward investments that will not appreciate over time, such as building-only properties, with the land owned by a third party; and

•	establish and change minimum creditworthiness standards with respect to tenants.

Any of these actions or any other actions taken by our board of directors could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Our officers and directors have limited liability.

Our articles of incorporation and bylaws provide that an officer or director’s liability for monetary damages to us, our stockholders or third parties may be limited. Generally, we are obligated under our articles of incorporation and the bylaws to indemnify our officers and directors against certain liabilities incurred in connection with their services. These provisions could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. Please read the section of this prospectus under the caption “Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification” for more information about the indemnification of our officers and directors.

If our assets are deemed to be “plan assets” under ERISA, we may be subject to excise taxes.

We believe that our assets will not be deemed, under the Employee Retirement Income Security Act of 1974, as amended, to be “plan assets” of any plan that invests in the shares, although we have not requested an opinion of counsel to that effect. If our assets were deemed to be “plan assets” under ERISA it is not clear that the exemptions from the “prohibited transaction” rules under ERISA would be available for our transactions and the prudence standards of ERISA would apply to our investments (and might not be met). ERISA makes plan fiduciaries personally responsible for any losses resulting to the plan from any breach of fiduciary duty and the Internal Revenue Code imposes nondeductible excise taxes on prohibited transactions. If such excise taxes were imposed on us, the amount of funds available for us to make distributions to stockholders would be reduced.

We make forward-looking statements in this prospectus which may prove to be inaccurate.

We caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth above, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.

ESTIMATED USE OF PROCEEDS

The table set forth below summarizes our anticipated use of offering proceeds, assuming that a minimum of 666,667 and a maximum of 20,066,667 shares are sold. We estimate that approximately 85% of gross offering proceeds will be used to purchase properties and that the remainder of the gross offering proceeds will be used to pay fees and expenses, including selling commission, a non-accountable expense allowance and a fee to Orange Realty Group for its services in connection with the acquisition of our properties. While the estimated use of proceeds set forth in the table below is believed to be reasonable, this table should be viewed only as an estimate of the use of proceeds that may be achieved.

All net proceeds of this offering must be invested in properties or allocated to working capital reserves within the later of two years after commencement of the offering or one year after termination of the offering. Any net proceeds not invested in properties or allocated to working capital reserves by the end of this time period will be returned to investors within 30 days after the expiration of the period. We may elect to return the proceeds earlier if required by applicable law, including to the extent necessary to avoid characterization as an “investment company.” The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth in this prospectus.

	Minimum Offering				Maximum Offering
	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds	Gross Amount	% of Proceeds
Gross Proceeds (1)	$9,000,000	100%	$150,000,000	100%	$300,000,000	100%
Less:
Selling Commissions (2)(3)	630,000	7.0%	10,500,000	7.0%	21,000,000	7.0%
Non-Accountable Expense Allowance (2)(3)	270,000	3.0%	4,500,000	3.0%	9,000,000	3.0%
Other Organizational and Offering Expenses (3)	67,500	0.75%	1,125,000	0.75%	2,250,000	0.75%
Net Proceeds after Organizational and Offering Expenses	8,032,500	89.25%	133,875,000	89.25%	267,750,000	89.25%
Less Acquisition Fees to Orange Realty Group (4)	360,000	4.0%	6,000,000	4.0%	12,000,000	4.0%
Less Estimated Acquisition Expenses (5)(6)	22,500	0.25%	375,000	0.25%	750,000	0.25%
Less Working Capital Reserve (7)
Estimated Proceeds Available for Investment and Working Capital (8)	$7,650,000	85.0%	$127,500,000	85.0%	$255,000,000	85.0%

(1)	“Gross Proceeds” means the aggregate purchase price of all shares sold for the account of Orange REIT, without deduction for selling commissions, the non-accountable expense allowance or other expenses.
(2)	Selling commissions means any and all commissions payable to the managing dealer or other participating broker-dealers in connection with the sale of shares. The shares are being offered to the public through the managing dealer, which will receive selling commissions of 7.0% on all sales of shares and will act as managing dealer. Other broker-dealers may be engaged as participating broker-dealers to sell shares and be reallowed selling commission of up to 7.0% with respect to shares that they sell. Non-accountable expense allowance means a non-accountable expense allowance of 3.0% on all sales of shares payable to the managing dealer. The non-accountable expense allowance also may be reallowed in whole or in part to other participating broker-dealers. See “The Offering—The Plan of Distribution” for a more complete description of these items and other compensation to be paid to the managing dealer.

(3)	“Organizational and Offering Expenses” means all expenses, incurred by and to be paid from the assets of Orange REIT, in connection with and in preparing of Orange REIT for the registration and the offering and distribution of shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees to the managing dealer’s attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. Organizational and Offering Expenses include expenses in connection with the acquisition from Briad Development West LLC, an affiliate of Mr. Honigfeld, of specific materials, proprietary information and know-how in connection with the offering. In no event will the selling commissions, the non-accountable expense allowance and the other organizational and offering expenses paid by Orange REIT in connection with formation of Orange REIT exceed 15% of the proceeds raised in connection with the offering. The other organizational and offering expenses will be paid by Orange REIT out of advances from Briad Development West LLC, an affiliate of Mr. Honigfeld. The advances bear interest at four percent per annum and are to be repaid out of the proceeds of this offering. Briad Development West LLC will pay organizational and offering expenses, and will not receive payment of advances, interest thereon or otherwise be reimbursed, to the extent necessary to prevent the selling commissions, the non-accountable expense allowance and other organizational and offering expenses paid by Orange REIT in connection with the formation of Orange REIT from exceeding 15% of the proceeds.
(4)	Acquisition fees means all fees and commissions paid by any person to any other person in connection with the purchase, development or construction of a property, including, without limitation, real estate commissions, selection fees, development fees, construction fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Acquisition fees exclude development fees and construction fees paid to any person not affiliated with the advisor in connection with the actual development and construction of any property. We will pay Orange Realty Group an acquisition fee of up to 4.0% of the gross offering proceeds in connection with the acquisition of properties.
(5)	Represents estimated acquisition expenses that are neither reimbursed to Orange REIT nor included in the purchase price of the properties, and on which rent is not received, but does not include certain expenses associated with property acquisitions that are part of the purchase price of the properties, that are included in the basis of the properties, and on which rent is received. Acquisition expenses means any and all expenses related to the selection or acquisition of any property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance. The total of all acquisition fees and acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange REIT.
(6)	Acquisition expenses will not be paid at the closing of the offering, but will be reimbursed only when they are actually incurred by the advisor. Orange REIT shall reimburse the advisor for acquisition expenses incurred in connection with the initial selection and acquisition of properties, provided that reimbursement shall be limited to the actual cost of goods and services used by Orange REIT and obtained from entities not affiliated with the advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the advisor or its affiliates.
(7)

Because Orange REIT’s management agreements and leases generally will obligate the manager or tenant to maintain a reserve account up to a pre-determined amount to be used to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel properties, it is not anticipated that a permanent reserve for maintenance and repairs will be established. This reserve generally will be funded out of property operations, however, to the extent that Orange REIT has insufficient funds for such purposes, the advisor may, but is not required to, contribute to Orange REIT an aggregate amount of up to 1% of the net offering proceeds available to Orange REIT for maintenance and repairs. The advisor also may, but is not required to, establish reserves from offering proceeds, operating funds and the available proceeds of any sales of company assets.

(8)	Offering proceeds designated for investment in properties may also be used to repay any debt borrowed in the future in connection with the acquisition of properties. Offering proceeds designated for investment in properties temporarily may be invested in short-term, highly liquid investments with appropriate safety of principal. Orange REIT may, at its discretion, use up to $100,000 per calendar quarter of offering proceeds for redemptions of shares. See “Redemption of Shares.”

MANAGEMENT COMPENSATION

This section presents the types, recipients, methods of computation and estimated amounts of all compensation, fees, reimbursements and distributions we will pay directly or indirectly to Orange Advisors, Orange Realty Group and their affiliates, exclusive of any distributions to which Orange Advisors, Orange Realty Group or their affiliates may be entitled by reason of their purchase and ownership of shares in connection with this offering. The table includes estimated amounts of compensation relating to the 366,667 shares that we have estimated will be sold under our reinvestment plan. For information concerning compensation to the directors and officers, see the section of this prospectus entitled “Management.”

The following arrangements for compensation and fees to Orange Advisors, Orange Realty Group and their affiliates were not determined by arm’s-length negotiations. See the section of this prospectus entitled “Conflicts of Interest.” There is no item of compensation and no fee that can be paid to Orange Advisors, Orange Realty Group or their affiliates under more than one category. Because these figures cannot be precisely calculated at this time, the actual fees payable may exceed these estimates.

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
Organizational and Offering Stage

Reimbursement to Briad Development West LLC for organizational and offering expenses

Actual expenses incurred or advanced. Briad Development West LLC has agreed to advance up to $800,000 to cover these expenses, with such advances to be repaid out of the proceeds of this offering. The advances bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering.

Pursuant to state securities laws, the 7.0% selling commissions, the 3.0% non-accountable expense allowance and the other organizational and offering expenses paid by Orange REIT may not exceed 15% of the proceeds raised in connection with this offering.

The amount is not determinable at this time but these organizational and offering expenses payable by Orange REIT are estimated to be $67,500 if 666,667 shares are sold and $1,500,000 if 20,066,667 shares are sold.

Acquisition Stage

Acquisition fee to Orange Realty Group

Up to 4.0% of total proceeds (defined as gross offering proceeds plus any loan proceeds from acquisition financing), for services in the selection, purchase, development or construction of real property, subject to reduction under certain circumstances described below. This fee is payable upon each closing on the sale of shares under this offering and on each acquisition loan closing.

Orange Realty Group has agreed to pay Mr. Cooper 3.75% of any acquisition fee it receives.

The amount of the acquisition fee is not determinable at this time. It would be up to $360,000 if 666,667 shares are sold and up to $12 million if 20,066,667 shares are sold, plus, in each case, up to 4.0% of any loan proceeds from acquisition financing. If we borrow the maximum amount allowed under our articles of incorporation, then our borrowing could range between $7,650,000 and $255,000,000, resulting in

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
additional acquisition fees between $306,000 and $10,200,000. Further, we may pay up to an additional $210,000 in acquisition fees if we sell all 366,667 shares under our reinvestment plan.

Acquisition fees will be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction.

The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange REIT.

Other acquisition fees to Briad Development West LLC or Briad Restaurant Group, LLC, which are affiliates of Mr. Honigfeld	Any fees paid to Briad Development West LLC or Briad Restaurant Group, LLC in connection with the financing, development, construction or renovation of a property. Such fees are in addition to the acquisition fees (described above), and payment of such fees will be subject to approval by the board of directors, including a majority of the directors who are independent of our advisor, and not otherwise interested in the transaction. Any	The amount of any other acquisition fees are not determinable at this time because no other arrangements have been negotiated or entered with Briad Development West LLC or Briad Restaurant Group, LLC. The amount would depend upon the nature of the services and/or the amount of the particular transaction. The amount of the fees would be negotiated at the time the arrangements were made, and it is anticipated that the fees would be

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
	such fee would be payable in connection with the receipt of the particular service. Depending upon the nature of the service, the fee might be payable at a closing, such as a fee payable in connection with a financing transaction, or might be payable on a monthly or other periodic basis, such as a fee payable in connection with services associated with the development, construction or renovation of a property.	at market rates for comparable services, as determined by the board of directors, including a majority of the directors who are independent of our advisor, and not otherwise interested in the transaction.

Reimbursement of acquisition expenses to Orange Advisors

Monthly reimbursement to Orange Advisors for expenses actually incurred. Acquisition expenses may include, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, taxes and title insurance.

Orange REIT will reimburse the advisor for acquisition expenses incurred in connection with the initial selection and acquisition of properties, provided that reimbursement will be limited to the actual cost of goods and services used by Orange REIT and obtained from entities not affiliated with our advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the advisor or its affiliates.

Acquisition expenses, which are based on a number of factors, including the purchase price of the properties, are not determinable at this time.

The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange REIT.

Operational Stage
Asset management fee to Orange Advisors	Orange REIT will pay the advisor a monthly asset management fee equal to 10% of Orange REIT’s REIT operating expenses during such month. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the asset management fee not taken as to any year will be deferred without interest and may be taken in such other fiscal year as the advisor may determine.	Amount is not determinable at this time.

Reimbursement to Orange Advisors

We will reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange REIT or to Orange REIT’s business, which we refer to in this prospectus as “REIT operating expenses.”

Unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified, Orange REIT will not reimburse the advisor at the end of any fiscal quarter for REIT operating expenses that, in the four consecutive fiscal quarters then ended exceed the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of Orange REIT for which total REIT operating expenses for the expense year exceed the

Amount is not determinable at this time.

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse Orange REIT the amount by which the total REIT operating expenses paid or incurred by Orange REIT exceed the 2%/25% Guidelines.

Operational or Liquidation Stage
Subordinated disposition fee payable to Orange Realty Group in connection with any sale of one or more properties	A deferred, subordinated disposition fee, payable upon sale of one or more properties, in an amount equal to the lesser of one-half of a competitive real estate commission, or 3% of the sales price of such property or properties. Payment of such fee will be made only if, in the determination of a majority of the board of directors, including a majority of the independent directors, Orange Realty Group provides a substantial amount of services in connection with the sale of a property or properties and will be subordinated to receipt by the stockholders of distributions equal to the sum of their aggregate stockholders’ 8% return and their aggregate invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are satisfied. Stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange REIT reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares.	Amount is not determinable at this time. The amount of this fee, if it becomes payable, will depend upon the price at which properties are sold.

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount

Upon listing of the shares on a national securities exchange or on the Nasdaq stock market, if such fee has been accrued but not been paid, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.

The total of all real estate commissions and fees paid by Orange REIT to all persons (including the subordinated disposition fee payable to Orange Realty Group) in connection with any sale of one or more of Orange REIT’s properties shall not exceed the lesser of a competitive real estate commission or 6% of the contract sales price of the property or properties.

Orange Realty Group has agreed to pay Mr. Cooper 15% of any subordinated disposition fee it receives upon the sale of assets or upon listing of the shares.

Deferred, subordinated share of net sales proceeds from sales of properties or other permitted investments payable to Orange Advisors in liquidation of Orange REIT or otherwise

Orange REIT will pay the advisor a deferred, subordinated share from sales of assets of Orange REIT, whether or not in liquidation of Orange REIT, equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of the stockholders’ 8% return and 100% of invested capital. Following (a) listing or (b) the expiration of the advisory agreement without renewal or early termination of the advisory agreement, no share of net sales proceeds will be paid to the advisor.

Orange Advisors has agreed to pay Mr. Cooper 15% of any deferred, subordinated share of net sales proceeds it receives.

Amount is not determinable at this time.

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount
Subordinated incentive fee payable to Orange Advisors at such time, if any, as listing occurs

At such time, if any, as listing occurs, Orange Advisors will be paid a subordinated incentive fee in an amount equal to 10% of the amount by which the market value of Orange REIT (as defined below) plus the total distributions made to stockholders from Orange REIT’s inception until the date of listing exceeds the sum of (a) their invested capital and (b) the total distributions required to be made to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange REIT shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. The subordinated incentive fee will be reduced by the amount of any prior payment to our advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange REIT. The subordinated incentive fee will not be payable other than in connection with listing.

Orange Advisors has agreed to pay Mr. Cooper 15% of any subordinated incentive fee it receives.

Amount is not determinable at this time.

Performance fee payable to Orange Advisors	Upon expiration without renewal or early termination of the advisory agreement with Orange Advisors, if listing has not occurred and Orange Advisors has performed in a manner satisfactory to a majority of the board of directors, including a majority of the independent directors, Orange Advisors will be paid a performance fee equal to 10% of the amount by which the appraised value of Orange REIT’s assets on the date of termination of the	Amount is not determinable at this time.

Method of Computation
Type of Compensation and Recipient		Estimated Maximum Amount

advisory agreement, less any indebtedness secured by such assets, plus total distributions paid to stockholders from Orange REIT’s inception through the termination date, exceeds the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The performance fee, to the extent payable at the time of listing, will not be payable in the event the subordinated incentive fee is paid.

Orange Advisors has agreed to pay Mr. Cooper 15% of any performance fee it receives.

CONFLICTS OF INTEREST

General

We will be subject to various conflicts of interest arising out of our relationship to Orange Advisors, Orange Realty Group and their affiliates, as described below. The following chart indicates the relationship between Orange REIT and Orange Advisors and Orange Realty Group, each of which will provide services to Orange REIT.

Prior and Future Holdings and Programs

Briad Group, an affiliate of Orange Advisors, has other real estate holdings, including 15 hotels currently under construction. In addition, in the future Briad Group or its affiliates expect to make additional real estate investments and may form, offer interests in and manage other real estate programs in addition to Orange REIT. Future real estate programs may involve affiliates of our advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.

These affiliated public or private real estate programs may invest in properties which may be suitable for us, may purchase properties concurrently with us and may lease properties to tenants who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties acquired by us may affect the properties’ gross revenues. Such conflicts between us and affiliated programs may affect the value of our investments as well as our net income. We believe that guidelines our advisor has established will help minimize such conflicts. See “Conflicts of Interest—Certain Conflict Resolution Procedures” below.

Competition to Acquire Properties

Affiliates of our advisor or Orange Realty Group may compete with us to acquire hotel properties of a type suitable for acquisition by us and may be better positioned to make such acquisitions or investments as a result of relationships that may develop with various operators of national and regional limited service, extended stay and other hotel brands and their franchisees. See “Business—General.” A purchaser who wishes to acquire one or more of these properties or make or acquire one or more of these properties may have to do so within a relatively short period of time, occasionally at a time when we, due to insufficient funds, for example, may be unable to make the acquisition or investment.

In an effort to address these situations and preserve the acquisition and investment opportunities for us and other entities with which Orange Advisors, Orange Realty Group or their affiliates are affiliated, Orange Advisors, Orange Realty Group or their affiliates may acquire properties on an interim basis and subsequently transfer them to us. If affiliates acquire such properties, these properties generally will be purchased from affiliates of our advisor or Orange Realty Group, at their cost or carrying value, by one or more existing or future public or private programs formed by affiliates of our advisor. The selection of properties to be transferred by our advisor or Orange Realty Group to us may be subject to conflicts of interest. We cannot be sure that our advisor or Orange Realty Group will act in our best interests when deciding whether to allocate any particular property to us. We have, however, developed procedures to resolve potential conflicts of interest in the allocation of properties between us and certain of our affiliates. See “Conflicts of Interest—Certain Conflict Resolutions Procedures” below. Investors will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before making their investment.

Our advisor or Orange Realty Group could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a property, as well as the terms of the lease of a property, due to its relationship with their affiliates and any business relationship of their affiliates that may develop with operators of hotel brands.

Orange Advisors, Orange Realty Group or their affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property that also would be a suitable investment for an affiliate. Affiliates of our advisor and Orange Realty Group serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as managers or directors of our affiliates, to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See “Management—Responsibility of the Board of Directors.”

We will supplement this prospectus during the offering period to disclose the acquisition of a property at such time as our advisor believes that a reasonable probability exists that we will acquire the property, including an acquisition from Orange Advisors, Orange Realty Group or their affiliates. Based upon the experience of our management and our advisor and the proposed acquisition methods, a reasonable probability that we will acquire a property normally will occur as of the date on which

•	a commitment letter is executed by a proposed tenant or third-party manager,

•	a satisfactory credit underwriting for the proposed tenant or third-party manager has been completed,

•	a satisfactory site inspection has been completed and

•	a nonrefundable deposit has been paid on the property.

Sales of Properties

A conflict also could arise in connection with our advisor’s determination as to whether or not to sell a property, since the interests of our advisor and our stockholders may differ as a result of their distinct financial and tax positions and the compensation to which Orange Advisors, Orange Realty Group or their affiliates may be entitled upon the sale of a property. See “Management Compensation,” below for a description of these compensation arrangements. In order to resolve this potential conflict, the board of directors will be required to approve each sale of a property.

Development of Properties

A conflict could arise in connection with our advisor’s determination as to whether to acquire properties which require development. Affiliates may serve as the developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The board of directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.

Joint Investment with an Affiliated Program

We may invest in joint ventures with another program sponsored by Orange Advisors or its affiliates if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determine that the investment in the joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and of each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may experience difficulty in locating a third party purchaser for our joint venture interest and in obtaining a favorable sales price for such joint venture interest.

Competition for Management Time

Messrs. Honigfeld, Cooper, Cahill and Scharf, who serve as our officers and also as the officers of our advisor, currently are engaged, and in the future will engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers may experience conflicts of interest in allocating management time, services and functions among us and the various entities, investor programs (public or private) and any other business ventures in which any of them are or may become involved.

Compensation of Our Advisor and Orange Realty Group

Our advisor and Orange Realty Group have been engaged to perform various services for us and will receive fees and compensation for such services. None of the agreements for such services were the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or Orange Realty Group could create a conflict between the interests of our advisor or Orange Realty Group and those of our stockholders. A transaction involving the purchase, lease or sale of any property by us may result in the immediate realization by Orange Advisors, Orange Realty Group or their affiliates of substantial commissions, fees, compensation and other income. Although our advisory agreement authorizes our advisor to take primary responsibility for all decisions relating to any such transaction, the board of directors must approve all of our acquisitions and sales of properties. Potential conflicts may arise in connection with the determination by our advisor on our behalf of whether to hold or sell a property as such determination could impact the timing and amount of fees payable to our advisor or Orange Realty Group.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, the articles of incorporation contain a number of restrictions relating to (a) transactions between us and Orange Advisors, Orange Realty Group or their affiliates, (b) certain future offerings; and (c) allocation of properties among certain affiliated entities. These restrictions include the following:

1. Sale or Lease to Company. We will not purchase a property from an advisor, director, or affiliate unless (x) the price to us is no greater than the cost of the asset to such seller or, if the price to us is higher than such cost, there is substantial justification for such excess and the excess is reasonable, (y) the price to us does not exceed the then current appraised value of such asset and (z) a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as fair and reasonable to us.

2. Sale or Lease by Company. An advisor, director or affiliate may acquire or lease assets from us or our subsidiary if a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us.

3. Loans. We will not make a loan to an advisor, director or affiliate, except where an appraisal of the underlying property has been obtained from an independent expert or the loan is to our wholly owned subsidiary. We will not borrow money from an advisor, director or affiliate unless a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under similar circumstances.

4. Investments. We will not invest in joint ventures with an advisor, director or affiliate unless such transaction has been approved by the affirmative vote of a majority of the directors (including a majority of the independent directors) as fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

5. Other. We will not engage in any other transaction with an advisor, director or affiliate unless:

•	such transaction has been approved by the affirmative vote of the majority of the independent directors;

•	each such transaction is under the circumstances then prevailing, fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties; and

•	if such transaction involves payments to the advisor, directors or affiliates for services rendered in a capacity other than that as advisor or director, a majority of the independent directors determines that the compensation is not in excess of their compensation paid for any comparable services; and is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

6. Multiple Programs.

(a) Until completion of the our initial public offering of shares, the advisor and its affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to ours and that intends to invest, on a cash and/or leveraged basis, in a diversified portfolio of hotel properties to be leased on a “triple-net” basis to operators of hotel brands. The advisor and its affiliates also will not purchase a property for any such subsequently formed public program that has investment objectives and structure similar to ours until substantially all (generally, 80%) of the funds available for investment (net offering proceeds) by us have been invested or committed to investment. For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any property, whether or not any such payments are made. The advisor or its affiliates in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by us.

(b) If an investment opportunity becomes available which is suitable for both us and a public or private entity with which the advisor or its affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity which has had the longer period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of subparagraph (a) above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of hotels and other businesses and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the advisor and its affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the advisor has the right to agree that the other entity affiliated with the advisor or its affiliates may make the investment.

SUMMARY OF REINVESTMENT PLAN

We have adopted a reinvestment plan pursuant to which stockholders (other than Orange Advisors, Orange Realty Group and their affiliates) may elect to have the full amount of their cash distributions from us reinvested in additional shares. The following discussion summarizes the principal terms of the reinvestment plan. A copy of the reinvestment plan is attached to this prospectus as Appendix A.

General

Deutsche Bank National Trust Company will act as reinvestment agent on behalf of the participants in the reinvestment plan. The reinvestment agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. The reinvestment agent will invest all distributions attributable to shares owned by participants in our shares (a) at the per share offering price for plan shares under our current best-efforts offering, (b) $15.00 per share if there is no current best-efforts offering, unless adjusted by our board of directors as described below provided, that, in no event shall the per share offering price represent a greater than 5% discount of the then fair market value of our shares, or (c) at the market price following the listing of our shares on a national stock exchange or on the Nasdaq stock market. Initially the price per share will be $15.00.

At any time that we are not engaged in a best-efforts offering and until listing of our shares on a national stock exchange or on the Nasdaq stock market, the price per share will be determined by quarterly appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property. The capitalization rate used and, as a result, the price per share paid by the participants in the reinvestment plan prior to listing, will be determined by our advisor, Orange Advisors, LLC, in its sole discretion. The factors that our advisor will use to determine the capitalization rate include its experience in selecting, acquiring and managing properties similar to the properties; an examination of the conditions in the market; and capitalization rates in use by private appraisers, to the extent that the advisor deems such factors appropriate, as well as any other factors that the advisor deems relevant or appropriate in making its determination. We will then convert our most recent quarterly balance sheet from a “GAAP” balance sheet to a “fair market value” balance sheet. Based on the “fair market value” balance sheet, we will then assume a sale of our assets and the liquidation of Orange REIT in accordance with its articles of incorporation and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities.

All shares available for purchase under the reinvestment plan either are registered pursuant to this prospectus or will be registered under the Securities Act of 1933 through a separate prospectus relating solely to the reinvestment plan. Until this offering has terminated, shares will be available for purchase out of the shares registered with the Securities and Exchange Commission in connection with this offering. Prior to the conclusion of this offering, if the 366,667 shares initially designated for the reinvestment plan have been purchased by the reinvestment agent and we anticipate additional demand for our reinvestment plan shares, we may decide to reallocate a portion of the shares initially designated for this offering to the reinvestment plan. Similarly, prior to the conclusion of this offering, if any of the 366,667 shares initially designated for the reinvestment plan remain unsold after meeting anticipated obligations under the reinvestment plan, we may decide to sell a portion of such shares in this offering. See “The Offering—The Plan of Distribution.” After the offering has terminated, shares will be available from any additional shares that we elect to register with the Securities and Exchange Commission for the reinvestment plan. The reinvestment plan may be amended or supplemented by an agreement between the reinvestment agent and us at any time, including, but not limited to, an amendment to the reinvestment plan to add a voluntary cash contribution feature or to substitute a new reinvestment agent to act as agent for the participants or to increase the administrative charge payable to the reinvestment agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each participant at his or her last address of record; provided, that any such amendment must be approved by a majority of our independent directors and by any necessary regulatory authorities. Such amendment or supplement shall be deemed conclusively accepted by each participant except those participants from whom we receive written notice of termination prior to the effective date thereof.

Stockholders who have received a copy of this prospectus and participate in this offering can elect to participate in and purchase shares through the reinvestment plan at any time and would not need to receive a separate prospectus relating solely to the reinvestment plan. A person who becomes a stockholder otherwise than by participating in this offering may purchase shares through the reinvestment plan only after such person receives the current prospectus or a separate prospectus relating solely to the reinvestment plan. A prospectus relating to the then current offering will be provided to stockholders who participate in the reinvestment plan during the period in which we are engaged in an offering. Further, a separate prospectus relating solely to the reinvestment plan will be provided to stockholders who participate in the reinvestment plan during any period in which we are not engaged in an offering.

Investment of Distributions

Distributions will be used by the reinvestment agent, promptly following the payment date with respect to such distributions, to purchase shares on behalf of the participants from us. All such distributions shall be invested in shares within 30 days after such payment date. Any distributions not so invested will be returned to participants.

At this time, participants will not have the option to make voluntary contributions to the reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The board of directors reserves the right, however, to amend the reinvestment plan in the future to permit voluntary contributions to the reinvestment plan by participants, to the extent consistent with our objective of qualifying as a REIT.

Participant Accounts, Fees and Allocation of Shares

For each participant, the reinvestment agent will maintain a record which shall reflect for each month the distributions received by the reinvestment agent on behalf of such participant. We will be responsible for all administrative charges and expenses charged by the reinvestment agent. Any interest earned on such distributions will be paid to us to defray certain costs relating to the reinvestment plan. The administrative charge will be $2.00 per participant per year.

The reinvestment agent will use the aggregate amount of distributions to all participants for each month to purchase shares (including fractional shares) for the participants. If the aggregate amount of distributions to participants exceeds the amount required to purchase all shares then available for purchase, the reinvestment agent will purchase all available shares and will return all remaining distributions to the participants within 30 days after the date such distributions are made. The purchased shares will be allocated among the participants based on the portion of the aggregate distributions received by the reinvestment agent on behalf of each participant, as reflected in the records maintained by the reinvestment agent. The ownership of the shares purchased pursuant to the reinvestment plan shall be reflected on our books.

Subject to the provisions of our articles of incorporation relating to certain restrictions on and the effective dates of transfer, shares acquired pursuant to the reinvestment plan will entitle the participant to the same rights and to be treated in the same manner as those purchased by the participants in the offering. We will pay to the managing dealer who received the participant’s original subscription a selling commission of 7.0% and a non-accountable expense allowance of 3.0% of the purchase price of shares sold, pursuant to the reinvestment plan. We will also pay Orange Realty Group an acquisition fee of up to 4.0% of the purchase price of the shares sold pursuant to the reinvestment plan. As a result, aggregate fees and expenses payable to the managing dealer and our affiliates will total approximately 14.0% of the proceeds of reinvested distributions.

The allocation of shares among participants may result in the ownership of fractional shares, computed to four decimal places.

Reports to Participants

Within 15 days after the end of each month, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions reinvested during the month, the number of shares purchased during the month, the per share purchase price for such shares, the total administrative charge paid by us on behalf of each participant (see “Summary of Reinvestment Plan—Participant Accounts, Fees and Allocation of Shares” above), and the total number of shares purchased on behalf of the participant pursuant to the reinvestment plan. See “Summary of Reinvestment Plan—General” above.

Tax information for income earned on shares under the reinvestment plan will be sent by us to each participant or the Reinvestment Agent at least annually.

Election to Participate or Terminate Participation

Stockholders who purchase shares in this offering may become participants in the reinvestment plan by making a written election to participate on their subscription agreements at the time they subscribe for shares. Any other stockholder who receives a copy of this prospectus or a separate prospectus relating solely to the reinvestment plan and who has not previously elected to participate in the reinvestment plan may so elect at any time by written notice to the board of directors of such stockholder’s desire to participate in the reinvestment plan. Participation in the reinvestment plan will commence with the next distribution made after receipt of the participant’s notice, provided it is received at least 10 days prior to the record date for such distribution. Subject to the preceding sentence, the election to participate in the reinvestment plan will apply to all distributions attributable to the month in which the stockholder made such written election to participate in the reinvestment plan and to all months thereafter, whether made upon subscription or subsequently for stockholders who participate in this offering, or upon receipt of this prospectus or a separate prospectus relating solely to the reinvestment plan for stockholders who do not participate in this offering. Participants will be able to terminate their participation in the reinvestment plan at any time without penalty by delivering written notice to the board of directors ten business days before the end of a month.

A participant who chooses to terminate participation in the reinvestment plan must terminate his or her entire participation in the reinvestment plan and will not be allowed to terminate in part. If a participant terminates his or her participation, the reinvestment agent will send him or her a check in payment for the amount of any distributions in the participant’s account that have not been reinvested in shares, and our record books will be revised to reflect the ownership records of his or her shares standing to the credit of a participant’s account. There are no fees associated with a participant’s terminating his or her interest in the reinvestment plan. A participant in the reinvestment plan who terminates his or her interest in the reinvestment plan will be allowed to participate in the reinvestment plan again upon receipt of the then current version of this prospectus or a separate current prospectus relating solely to the reinvestment plan by notifying the reinvestment agent and completing any required forms.

The board of directors reserves the right to prohibit Qualified Plans from participating in the reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Qualified Plans. See “The Offering—ERISA Considerations.”

Material U.S. Federal Income Tax Considerations

Stockholders subject to federal taxation who elect to participate in the reinvestment plan will incur a tax liability for distributions allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the reinvestment plan. Specifically, stockholders will be treated as if they have received the distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A stockholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gain.

Amendments and Termination

We reserve the right to renew, extend or amend any aspect of the reinvestment plan without the consent of stockholders, provided that notice of the amendment is sent to participants at least 30 days prior to the effective date thereof. We also reserve the right to terminate the reinvestment plan for any reason, at any time, by ten days prior written notice of termination to all participants.

REDEMPTION OF SHARES

Prior to such time, if any, as listing occurs, any stockholder who has held shares for not less than one year (other than Orange Advisors, Orange Realty Group and their affiliates) may present for our consideration, all or any portion equal to at least 25% of such shares to us for redemption at any time, in accordance with the procedures outlined in this section. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that we will exercise our discretion to redeem such shares and, accordingly, a stockholder’s shares may not be redeemed. Factors that we will consider in making our determination to redeem shares include:

•	whether such redemption impairs our capital or operations;

•	whether an emergency makes such redemption not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands such action for the protection of the stockholders;

•	whether such redemption would be unlawful; or

•	whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares of to become concentrated to an extent which would prevent us from qualifying as a REIT for tax purposes.

If we elect to redeem shares, the following conditions and limitations would apply. The net proceeds from the sale of shares under the reinvestment plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares redeemed by us (if we so determine to redeem shares) exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period.

If there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, and we determine to redeem shares, we will redeem shares on a pro rata basis at the end of each quarter. A stockholder whose shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such shares will be redeemed (if we so determine to redeem shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its shares at such time as sufficient proceeds from the reinvestment plan exist, the initial redemption request will be treated by us as cancelled. Stockholders will not relinquish to us their shares of common stock until such time as we commit to redeem such shares. Commitments to redeem shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and shares are actually delivered to us, a stockholder may withdraw its redemption request.

If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a joint venture), or is used to repay outstanding indebtedness. In that event, we may use all or a portion of such amount to make additional investments or to repay such outstanding indebtedness, provided that we (or, if applicable, the joint venture) enters into a binding contract to make such investments, or use such amount to repay outstanding indebtedness, prior to payment of the next distribution and our receipt of requests for redemption of shares.

A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the redemption agent, Deutsche Bank National Trust Company. The redemption agent at all times will be registered or exempt from registration as a broker-dealer with the Securities and Exchange Commission and each state securities commission. Within 30 days following the redemption agent’s receipt of the stockholder’s request, the redemption agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

Upon the redemption agent’s receipt of notice for redemption of shares, the redemption price will be on such terms as we shall determine. The redemption price for shares of our common stock will equal the lesser of (x) the price at which the shares of common stock to be redeemed were initially sold by us, or (y) a fixed redemption price to be set forth in this prospectus, which initially will be $15.00 per share, and which amount will never exceed the then current offering price of our common stock.

The redemption price paid to stockholders for shares of common stock redeemed by us may vary over time to the extent that the board of directors determines to make a change to the price at which we offer shares pursuant to our reinvestment plan. Because the proceeds from the reinvestment plan are the primary source of funds to redeem shares under the redemption plan, we would then adjust the fixed redemption price described in (y) to match the price at which we offer shares pursuant to our reinvestment plan. We will announce any price adjustment and the time period of its effectiveness as a part of our regular communications with stockholders. We will provide at least 30 days advance notice prior to effecting a price adjustment in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

A stockholder may present fewer than all of his or her shares to us for redemption, provided, however, that the minimum number of shares which must be presented for redemption shall be at least 25% of his or her shares, and if such stockholder retains any shares, he or she must retain at least $5,000 worth of shares based on the current offering price.

The board of directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in our best interest. The board of directors may amend or suspend the redemption plan if:

•	it determines, in its sole discretion, that the redemption plan impairs our capital or operations;

•	it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical;

•	any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders;

•	it determines, in its sole discretion, that the redemption plan would be unlawful;

•

it determines, in its sole discretion, that such redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares of to become concentrated to an extent which would prevent us from qualifying as a REIT under the Internal Revenue Code; or

•	it determines, in its sole discretion, that such amendment or suspension would be in our best interest.

If the board of directors amends or suspends the redemption plan, we will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension in our annual or quarterly reports or by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While we are engaged in an offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders.” The redemption plan will terminate, and we no longer shall accept shares for redemption, if and when listing of our shares on a national securities exchange or on the Nasdaq stock market occurs. See “Risk Factors—Risks related to this Offering—The sale of shares by stockholders may be difficult.”

To allow us to repurchase shares from our stockholders through our redemption program while we are engaged in a distribution of our common stock, we requested an exemption from regulations that prevent a company from offering to repurchase its shares at the same time that the company is engaged in an offering of its stock. The SEC granted us the exemption that we requested, but the exemption was based on certain facts and representations that we stated in our request for the exemption. If any of these facts change, then we may no longer be eligible for the exemption. In particular, the SEC noted the following facts about the redemption plan:

•	stockholders must have held the shares for at least one year to participate in the redemption plan;

•	there is no trading market for our common stock;

•	we will repurchase shares at a price equal to or lower than, and fixed in relation to, the public offering price of shares of our common stock;

•	at no time in any consecutive 12-month period will the number of shares that we repurchase under the redemption plan exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period; and

•	the terms of the redemption plan will be fully disclosed in this prospectus.

In addition, the exemption is subject to the condition that we will terminate the redemption plan during the distribution of our common stock if a secondary market for our common stock develops.

We also asked the SEC to determine that we would not be subject to enforcement action by the SEC if, when we redeem shares pursuant to the redemption plan, we do not make additional disclosures that are required by regulations that apply when an issuer makes a “tender offer” to purchase its shares from its stockholders. The SEC granted our request, but the SEC’s determination was based on certain facts and representations that we stated in our request. If there is a material change in any of these facts, we may be required to discontinue the redemption plan until we have submitted a revised request to the SEC and the SEC has responded to our request. In particular, the SEC noted the following facts about the redemption plan:

•	in any consecutive 12-month period, the number of shares of common stock that we repurchase under the redemption plan will not exceed 5% of the number of shares of our outstanding common stock at the beginning of such 12-month period;

•	the repurchase price will be based on the price at which we initially sold the shares, or on a fixed repurchase price set forth in our reinvestment plan, but at no time will the repurchase price exceed the current public offering price;

•	purchases of shares will be made on a quarterly basis;

•	stockholders may present shares for repurchase at any time during the first two months of every calendar quarter;

•	stockholders may withdraw presented shares at any time prior to their repurchase;

•	we will purchase shares on a pro rata basis at the end of each quarter in the event that the amount of available proceeds is insufficient to satisfy all of the current repurchase requests;

•	we will provide at least 30 days advance notice prior to amending or suspending the redemption plan;

•	the terms of the redemption plan will be fully disclosed in this prospectus; and

•	there is no trading market for our common stock.

BUSINESS

General

We were organized as a Maryland corporation on October 28, 2005. We intend to qualify and operate as a real estate investment trust for federal income tax purposes. We anticipate first electing REIT status for our fiscal year ending December 31, 2007.

We intend to use the net proceeds of this offering to purchase primarily limited service, extended stay and other hotel properties. The properties may consist of land and building, the land underlying the building with the building owned by the tenant or a third party, or the building only with the land owned by a third party. The properties typically will be freestanding and generally will be located across the United States. We may invest directly in properties or indirectly through the acquisition of interests in entities which own hotel properties or interests in hotel properties. Each property acquisition will be submitted to the board of directors for approval.

We expect to focus on investing in properties to be leased to our “taxable REIT subsidiary.” See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT” for a description of the function of taxable REIT subsidiaries. Properties leased to our subsidiary will be managed by third-party management companies who will manage the properties’ day-to-day operations. We have not yet entered into any agreements or arrangements with any third-party management companies.

We also may invest in properties to be leased to third parties. We expect to lease properties to third parties under arrangements generally requiring base annual rent equal to a specified percentage of our cost of purchasing a particular property, with percentage rent based on gross sales above specified levels and/or automatic rent increases. Our leases generally will obligate the tenants to be responsible for repairs, maintenance, property taxes, utilities and insurance and to fund a reserve account up to a pre-determined amount. Money in that account is expected to be used by the tenant to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property. Cash in the reserve account, any interest earned thereon and any property purchased with these funds will remain, during and after the terms of the lease, the property of Orange REIT. Although we intend the reserve account to be sufficient to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property, we may be responsible for capital expenditures or repairs in excess of the funds in the reserve account.

Industry Performance

According to the American Hotel and Lodging Association, the travel and tourism industry is one of the largest industries in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported in the 2006 HOST Study by Smith Travel Research, a leading provider of lodging industry statistical data, in 2005 there were 47,561 hotel properties in the United States that included approximately 4.4 million hotel rooms. These hotels generated $122.7 billion in total revenue in 2005. Revenue per available room, an important lodging metric that combines occupancy and average daily rate, fell in 2001 and 2002 after record levels in 2000 but grew in 2003, 2004 and 2005 to reach $57.37 in 2005.

The lodging industry has grown in profitability at a compounded annual growth rate of 27.4% from 1993 to 2001 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $122.7 billion in total revenue for 2005, an 7.9% increase from 2004. In addition, in 2005, pre-tax profits were $22.6 billion, the most profitable year on record, up 35.3% from 2004.

The tables below present average U.S. lodging industry operating data by year.

United States Lodging Industry Average

Year	Occupancy	Average Daily Rate	Revenue per Room
1987	63.5%	$52.75	$33.52
1988	63.6%	$54.69	$34.77
1989	64.3%	$56.88	$36.59
1990	63.6%	$58.71	$37.35
1991	61.9%	$58.91	$36.47
1992	62.5%	$59.76	$37.37
1993	63.4%	$61.18	$38.78
1994	64.5%	$63.49	$40.97
1995	64.8%	$66.59	$43.14
1996	64.6%	$70.86	$45.79
1997	64.1%	$74.83	$47.95
1998	63.3%	$78.24	$49.55
1999	62.8%	$81.02	$50.87
2000	63.2%	$85.35	$53.96
2001	59.7%	$84.18	$50.22
2002	58.9%	$82.98	$48.89
2003	59.1%	$83.10	$49.15
2004	61.3%	$86.21	$52.87
2005	63.1%	$90.91	$57.37

Source:	Smith Travel Research

The table below presents pre-tax profits for the lodging industry by year.

Pre-Tax Profits

(in billions)

Year	Profitability
1993	$2.4
1994	$5.5
1995	$8.5
1996	$12.5
1997	$17.0
1998	$20.9
1999	$22.1
2000	$22.5
2001	$16.2
2002	$14.2
2003	$12.8
2004	$16.7
2005	$22.6

Source: Smith Travel Research

Investment of Offering Proceeds

We intend to acquire limited service, extended stay and other hotel properties, such as hotels operated under the Courtyard by Marriott, Residence Inn by Marriott, SpringHill Suites by Marriott, Homewood Suites by Hilton and Hilton Garden Inn brands and other Marriott, Hilton, Starwood and Holiday Inn brands. Although Briad Group has previously obtained franchise agreements from these franchisors, we currently have no franchise arrangements with these or any other franchisors. Accordingly, we will need to qualify as a franchisee and negotiate franchise agreements in order for our hotels to be marketed under these brands. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

We intend to structure our investments to allow us to participate, to the maximum extent possible, in any sales growth in the hotel industry. We therefore intend to generally structure our leases with percentage rent requirements which are based on gross sales of the hotel located on the property over specified levels. Gross sales may increase even absent real growth because increases in the costs typically are passed on to the consumers through increased prices, and increased prices are reflected in gross sales. In an effort to obtain regular cash flow, we intend to structure our leases to provide a minimum level of rent that is payable regardless of the amount of gross sales at a particular property. We also will endeavor to maximize growth and minimize risks associated with ownership and leasing of hotels through careful selection and screening of our tenants and managers (as described in “Business—Standards for Investment in Properties” below) in order to reduce risks of default, monitoring statistics relating to hotel brands and continuing to develop relationships in the industry in order to reduce risks associated with investment in real estate. See “Business—Standards for Investment in Properties” below for a description of the standards which the board of directors will employ in selecting hotel brands, managers, operators and particular properties for investment.

We expect to acquire properties in part with a view to diversification among the geographic location of the properties. There are no restrictions under our articles of incorporation on the geographic area or areas in which properties we acquire may be located. We may acquire properties located in various geographic areas.

We may borrow money to acquire properties and to pay certain fees. We expect to encumber properties in connection with borrowing. The board of directors anticipates that the aggregate amount of financing generally will not exceed 40% of our total assets.

Other Real Estate Investments

Although we intend to acquire limited service, extended stay and other hotel properties, our articles of incorporation and bylaws do not preclude us from acquiring other properties. We may acquire other properties including, but not limited to, selected national and regional quick service and casual-dining restaurants and other income producing properties in addition to limited service, extended stay and other hotel properties. The purchase of any property will be based upon our perceived best interests and those of our stockholders.

Selection and Acquisition of Properties

Our advisor and Orange Realty Group will seek out and evaluate properties for our purchase or lease. Our advisor, Orange Advisors, LLC, will also recommend hotel brands for these properties. Initially, these services will principally be provided by Mr. Honigfeld on behalf of our advisor and Orange Realty Group, though in the future, and depending upon the amount of shares sold in this offering and the size of our business, our advisor and Orange Realty Group may also employ other persons to assist in these evaluations.

We anticipate that we would acquire hotels substantially ready to commence operations, including all furniture, fixtures and equipment, supplies and other materials necessary to commence operations. We expect that the purchase price for each property will include an allowance of approximately $175,000 for pre-opening expenses. We anticipate that each purchased property would commence operations within one to three weeks after the closing on the purchase of that property.

The board of directors expects to elect to purchase and lease properties based principally on an examination and evaluation by our advisor of the potential value of the site, the financial condition and business history of the proposed manager or tenant, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed management and lease agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential manager or tenant must meet at least the minimum standards established by a hotel brand for its operators. Our advisor also intends to perform an independent break-even analysis of the potential profitability of a property using historical data and other data developed by us and provided by the operator.

In addition, we anticipate that the hotel brands recommended by our advisor, and as approved by the board of directors, will have full-time personnel engaged in site selection and evaluation and that a hotel brand will require the right to approve new sites. Before granting approval, hotel brands generally conduct or require the submission of studies including such factors as traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age, and other factors. Hotel brands also review and approve proposed managers, tenants and business sites. The hotel brands or the operators are expected to make their site evaluations and analyses, as well as financial information regarding proposed tenants, available to us.

The board of directors will exercise its own judgment as to, and will be solely responsible for, the ultimate selection of properties, hotel brands, tenants and managers. Therefore, some of the properties proposed by our advisor and approved by a hotel brand may not be purchased by us.

In each property acquisition, we anticipate that our advisor will negotiate the lease agreement with the tenant and, if the property is to be leased to our subsidiary, the management agreement with the manager. In certain instances, our advisor may negotiate an assignment of an existing lease, in which case the terms of the lease may vary substantially from our standard lease terms, if the board of directors, based on the recommendation of our advisor, determines that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us. See “Business—Description of Property Leases” below for a discussion of the anticipated terms of our leases.

Some lease agreements may be negotiated to provide a third-party tenant with the opportunity to purchase the property under certain conditions, generally either at a price not less than fair market value (determined by appraisal or otherwise) or through a right of first refusal to purchase the property. In either case, the lease agreements will provide that the tenant may exercise these rights only to the extent consistent with our objective of qualifying as a REIT. See “Business—Sale of Properties” below and “Material U.S. Federal Income Tax Consequences—Characterization of Property Leases.”

The purchase of each property will be supported by an appraisal of the real estate prepared by an independent appraiser. Our advisor, however, will rely on its own independent analysis and not on such appraisals in determining whether or not to recommend that we acquire a particular property. The purchase price of each such property or portfolio of properties will not exceed, in the case of an individual property, the property’s appraised value or, in the case of a portfolio of properties, the total of the appraised values of the properties in the portfolio. In connection with the acquisition of a property which is to be constructed or renovated, the comparison of the purchase price and the appraised value of such property ordinarily will be based on the “stabilized value” of such property. The stabilized value is the value at the point which the property has reached its stabilized level of competitiveness at which it is expected to operate over the long term. Investors should note that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The titles to properties we purchase will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.

Construction and Renovation

In some cases, construction or renovation will be required before we acquire a property. In this situation, we may make a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be performed by an affiliate or a third party. We may permit the developer to arrange for a bank or another lender, including an affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans would be secured by the property and generally would be expected to be outstanding for less than five years. Our making of construction loans will be subject to certain restrictions, including certain REIT restrictions. See “Business—Loans.”

The developer will enter into the construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. General contractors performing work in connection with such building improvements generally will be required to provide a payment and performance bond or other satisfactory form of guarantee of performance. All construction and renovation will be performed or supervised by persons or entities acceptable to our advisor.

Our affiliates also may provide construction financing to the developer of a property. In addition, we may purchase from an affiliate a property that has been constructed or renovated by the affiliate. Any fees paid to our affiliates in connection with the financing, construction or renovation of a property acquired by us will be considered acquisition fees and will be subject to approval by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction. See “Management Compensation” and “Conflicts of Interest—Certain Conflict Resolution Procedures.” Any such fees will be included in the cost of the property.

In all situations where construction or renovation of a property is required, we also expect to have the right to review the developer’s books, records and agreements during and following completion of construction to verify actual costs.

Interim Acquisitions

Orange Advisors, Orange Realty Group and their affiliates may have opportunities to acquire properties suitable for us. These acquisitions may be required to be made within a relatively short period of time, occasionally at a time when we may be unable to make the acquisition. In an effort to address these situations and preserve our acquisition opportunities, Orange Advisors, Orange Realty Group or their affiliates may acquire properties on an interim basis and temporarily own them for the purpose of facilitating our acquisition of them. At such time as a property acquired on an interim basis is determined to be suitable for our acquisition, the interim owner of the property would sell its interest in the property to us at a price equal to the lesser of its cost (which includes carrying costs and, in instances in which our affiliate has provided real estate brokerage services in connection with the initial purchase of the property, indirectly includes fees paid to our affiliate) to purchase such interest in the property or the property’s appraised value, provided that a majority of the directors, including a majority of the independent directors, determine that the acquisition is fair and reasonable to us. See “Conflicts of Interest—Certain Conflict Resolution Procedures.” The directors will require that in all cases in which properties are proposed to be acquired from such interim owners that appraisals of the properties be obtained.

Acquisition Services

Acquisition services performed by Orange Realty Group may include, but are not limited to, site selection, review of tenants or managers and review of lease agreements, management agreements and related documents, monitoring property acquisitions, and the processing of all final documents and/or procedures to complete the acquisition of properties and the commencement of tenant occupancy and lease payments.

The acquisition fee payable to Orange Realty Group will be calculated as up to 4.0% of the sum of the gross proceeds of this offering plus loan proceeds from financing. Acquisition fees payable from gross offering proceeds will be paid to Orange Realty Group as we receive offering proceeds from the sale of shares. The total of all acquisition fees and acquisition expenses payable by us are required to be reasonable and not to exceed an amount equal to 6% of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all acquisition fees payable to all persons or entities will not exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing activity in the same geographical location and for comparable types of properties.

Our advisor engages counsel to perform legal services, and such counsel also may provide legal services to us in connection with the acquisition of properties. The legal fees payable to such counsel by us will not exceed those generally charged for similar services.

Standards for Investment in Properties

Selection of Hotel Brands. The selection of hotel brands by our advisor, as approved by the board of directors, generally will be based on an evaluation of the operations of the hotels in the hotel brands, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition and market penetration.

Selection of Properties, Tenants and Managers. In making investments in properties, our advisor will consider relevant real property and financial factors, including the condition, use, and location of the property, income-producing capacity, the prospects for long-term appreciation, the relative success of the hotel brand in the geographic area in which the property is located and the management capability and financial condition of the tenant or manager. We expect to obtain an independent appraisal for each property we purchase. In selecting tenants and managers, our advisor will consider the prior experience of the tenant or manager, the net worth of the tenant or manager, past operating results of other hotels currently or previously operated by the tenant or manager and the tenant’s or manager’s prior experience in managing hotels within a particular hotel brand.

In selecting specific properties within a particular hotel brand and in selecting tenants or managers for our properties, our advisor, as approved by the board of directors, will apply the following minimum standards.

•	Each property will be in what our advisor believes is a prime business location for that type of property.

•	Base (or minimum) annual rent will provide a specified minimum return on our cost of purchasing and, if applicable, developing the property, and the lease also will generally provide for payment of percentage rent based on gross sales over specified levels and/or automatic increases in base rent at specified times during the lease term.

•	For properties leased to third parties, the initial lease term typically will be at least 10 to 20 years. Properties leased to our subsidiary may be leased for shorter terms.

•	In evaluating prospective tenants and managers, we will examine, among other factors, the tenant’s or manager’s historical financial performance and current financial condition.

•	In general, we will not acquire a property if the board of directors, including a majority of the independent directors, determines that the acquisition would adversely affect us in terms of geographic, property type or chain diversification.

Description of Properties

We expect that any properties we purchase will conform generally to the following specifications of size, cost and type of land and buildings.

Generally, we will acquire properties consisting of both land and building, although we may acquire only the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Lot sizes generally range in size up to 10 acres depending on product, market and design considerations, and are available at a broad range of pricing. We anticipate purchasing hotel sites in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for traffic patterns, population trends, commercial and industrial development, office and institutional development, residential development, per capita or household median income, per capita or household median age and other factors which may indicate the future demand for lodging in the area surrounding the site. The hotel buildings generally will be low- to mid-rise construction. We may acquire limited service, extended stay or other hotel properties. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Full service hotels generally have conference or meeting facilities and on-site food and beverage facilities.

Either before or after construction or renovation, the properties we acquire will be one of a hotel brand’s approved designs. Prior to purchase of all properties, we will receive a copy of a certificate of occupancy issued by the local building inspector or other governmental authority which permits the use of the property as a hotel and will receive written advice from the hotel brand to the effect that the property is operational and the property and the tenant are in compliance with all of the brand’s requirements, including, but not limited to building plans and specifications approved by the brand. For properties to be leased to unrelated third-parties, we also will receive a certificate of occupancy for each property for which construction has not been completed at the time of purchase, prior to our payment of the final installment of the purchase price for the property.

The lease agreement generally will require the tenant to make such capital expenditures as may be reasonably necessary to refurbish buildings, premises, signs and equipment so as to comply with the tenant’s obligations under the franchise agreement to reflect the current commercial image of its hotel brand. Our leases generally will obligate the tenants to fund a reserve account up to a pre-determined amount. Money in that account is expected to be used by the tenant to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel property. Cash in the reserve account, any interest earned thereon and any property purchased with these funds will remain, during and after the terms of the lease, the property of Orange REIT. The management agreement relating to properties leased to our subsidiary may require the manager to establish and maintain this reserve account and make these capital expenditures from the net cash flow of the hotel operations. Although we intend the reserve accounts to be sufficient to pay for replacements, renewals and additions to furniture, fixtures and equipment and routine capital expenditures relating to the hotel properties, we may be responsible for capital expenditures or repairs in excess of the funds in the reserve accounts.

Description of Property Leases

The terms and conditions of any lease we enter into with regard to a property may vary from those described below. Our advisor will seek to obtain terms at least as favorable as those described below. If the board of directors determines, based on the recommendation of our advisor, that the terms of an acquisition and lease of a property, taken as a whole, are favorable to us, we may enter into leases with terms which are substantially different than the terms described below, but only to the extent consistent with our objective of qualifying as a REIT. In making such determination, our advisor will consider such factors as the type and location of the property, the creditworthiness of the tenant or manager, the purchase price of the property, the prior performance of the tenant or manager and our prior business experience and our affiliates prior business experience with a brand or the operator.

General. Our leases to our subsidiary or to third parties will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes, utilities and insurance, or may cause the manager of the property to perform such requirements and pay such amounts from operating cash flows of the hotel. The tenant also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the lease. The landlord may elect to pay real estate taxes directly and the tenant would be obligated to reimburse the landlord for such expense. We will be the landlord under each lease except in circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture will be the landlord, and all references in this section to us or Orange REIT as landlord therefore should be read accordingly. See “Business—Joint Venture Arrangements” below.

Term of Leases. Properties leased to our subsidiary will generally be leased for an initial term of 5 years, plus two renewal options for an additional 5 years each. Properties leased to third parties will generally be leased for an initial term of 5 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building.

Computation of Lease Payments. Our leases to our subsidiary or to third parties will provide for percentage rent and a specified minimum base rent regardless of the gross revenues (calculated to provide us with rent equal to a percentage of the cost of the property). Percentage rent may be computed as a percentage of the gross revenues above a specified level at a particular property or as a percentage of gross revenues at the property. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses paid by us in connection with its purchase of the land, and all fees, costs and expenses disbursed by us for construction of building improvements. See “Business—Selection and Acquisition of Properties—Construction and Renovation” above.

For properties leased to our subsidiary, our consolidated financial statements will report the hotels’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiary.

In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the expiration of the lease.

Assignment and Sublease. In general, leases to third-party tenants may not be assigned or subleased without our prior written consent (which may be given or withheld by the landlord in its sole discretion). If the landlord gives such consent, the original tenant will remain fully liable, however, for the performance of all tenant obligations under the lease following any such assignment or sublease, unless we agree in writing to release the original tenant from its lease obligations.

Alterations to Premises. A third-party tenant generally will have the right, without our prior written consent and at the tenant’s own expense, to make certain improvements, alterations or modifications to the property. Under certain leases, the tenant, at its own expense, may make certain immaterial structural improvements (with a cost of up to $10,000) without our prior consent. Certain leases may require the tenant to post a payment and performance bond for any structural alterations with a cost in excess of a specified amount.

Right of Tenant to Purchase. Generally, the tenant will not have the right to purchase the property subject to the lease.

Special Conditions. Certain leases with third-party tenants may provide that the tenant will not be permitted to own or operate, directly or indirectly, another property of the same or similar type as the leased property that is or will be located within a specified distance of the leased property.

Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for our benefit and the tenant’s benefit, insurance that is commercially reasonable given the size, location and nature of the property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to 24 months. In general, no lease will be entered into unless, in the opinion of our advisor, as approved by the board of directors, the insurance required by the lease adequately insures the property.

Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property, except that damage occurring as a result of a casualty will be repaired by the landlord or the landlord will have the right to terminate the lease. If a casualty occurs in the last 24 months of the lease term, either the landlord or the tenant will have the right to terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the properties will vary depending upon individual lease negotiations. In some instances, we may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.

Credit Enhancements. Lease agreements with unrelated tenants or agreements with managers (in situations in which a subsidiary leases the property) may be accompanied with credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases up to a specified dollar amount. Such credit enhancements typically terminate at either a specific time during the applicable lease term or once net operating income from the applicable property exceeds a specified amount. There is no assurance that such credit enhancements will be available. In addition, leases with unrelated tenants or operators leasing more than one property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, we will have the ability to pursue our remedies under the lease with respect to the other properties, regardless of whether the tenant of any such property is under default under its lease.

Events of Default. The leases generally will provide that the following events, among others, will constitute a default under the lease: (a) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (b) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues after such payment was due as specified in the lease or for a specified period of time (generally, five to 30 days) after notice from us of such failure; (c) the failure of the tenant to comply with any of its other obligations under the lease if such failure continues for a specified period of time (generally, ten to 90 days); (d) an event of default under or termination of the franchise agreement between the tenant and its franchisor; (e) an event of default under or termination of the management agreement between the tenant and the manager of the property; and (f) in cases where we have entered into other leases with the same tenant, a default under such lease.

Upon default by the tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determine not to re-lease the property, we could sell the property. However, unless required to do so by the lease or our investment objectives, we do not intend to sell any property prior to five to ten years after the commencement of the lease on such property. If a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant or guarantor.

If a tenant defaults under a lease with us, we either will attempt to locate a replacement tenant acceptable to the hotel brand involved, which may be our subsidiary, or will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some hotel brands may have the option and may elect to lease and operate the hotels themselves. We will have no obligation to operate the hotels, and no hotel brand will be obligated to permit us or a replacement operator to operate the hotels.

For properties leased to our subsidiary, subject to the limitations of our fiduciary duties, we are less likely to evict the tenant if the property’s poor performance results in a failure to pay rent. We expect, however, to have the right under our agreements with third-party managers to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager.

Description of Management Agreements

The terms of any management agreement entered into by our subsidiary with regard to a property will be subject to negotiation with the manager and may vary from those described below. For properties leased to our subsidiary, the subsidiary lessee will enter into a management agreement with a third party manager. The manager will be an approved operator of a hotel brand and will be approved by our board of directors. Under the management agreement, the manager will have exclusive responsibility for the operation of the property and will obligated to do so in conformity with the policies of a hotel brand. Mr. Honigfeld may, to the extent permissible under applicable REIT laws and restrictions, own an interest in the manager and serve on its board of directors. The manager, however, will have officers and employees unrelated to Orange REIT, Mr. Honigfeld, or their affiliates to the extent required by the Internal Revenue Code. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Income Tests.”

The term of the management agreement typically will be between 5 and 20 years, with multiple renewal options. Under the management agreement, the manager will receive a base management fee expressed as a percentage of gross revenues for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level for each fiscal year.

The manager will be responsible for payment of real estate and property taxes, repairs and maintenance, utilities and insurance. The manager is obligated to maintain the property in good repair and condition and to make or cause to be made any routine maintenance, repairs and minor alterations as it determines to be necessary. The manager will also pay for any routine renovations permitted under the management agreement and establish reserves to fund such renovations and replacements of furniture, fixtures and equipment. The manager may, with prior written approval of the tenant, make more extensive improvements to the property. All such amounts will be payable from the operations of the hotel thereby reducing net cash flow to the tenant and us.

Under certain agreements, the tenant may have the right at specified times to terminate the management agreement if certain financial and other objectives relating to the property are not attained. Upon termination, the manager shall vacate and surrender the property to the tenant.

The management agreements generally will provide that the following events, among others, will constitute a default under the management agreement: (a) the insolvency or bankruptcy of either party; (b) the failure of either party to make payments required under the management agreement in a timely manner, if such failure continues for a specified time (generally ten days after written notice specifying such failure is received by the defaulting party); (c) the failure of either party to comply with any of its other obligations under the management agreement if such failure continues for a specified time (generally 10 to 30 days after notice specifying such failure is received by the defaulting party); (d) the failure of either party to maintain insurance as provided for in the management agreement if the party in default fails to cure the default within a specified time (generally three to five days after written notice specifying such failure is received by the defaulting party); and (e) in cases where the manager has entered into other management agreements with our subsidiary, a default under such management agreement. Upon an event of default, if the default has a material adverse impact upon the party that is not in default, such party has the right to terminate the management agreement.

Orange Properties, Inc., our wholly-owned taxable REIT subsidiary (or another subsidiary), will operate all of our properties pursuant to franchise or license agreements with nationally recognized hotel brands. These franchise agreements may contain specific standards for, and restrictions and limitations on, the operation and maintenance of our properties in order to maintain uniformity within the franchisor system.

Joint Venture Arrangements

We may enter into a joint venture to purchase and hold for investment a property with various unaffiliated persons or entities. We may also enter into a joint venture with another program formed by our principals or Orange Advisors or its affiliates, if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine that the investment in such joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50% interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors—Real Estate and Other Investment Risks—We may not control the activities of joint ventures in which we enter” and “Risk Factors—Real Estate and Other Investment Risks—It may be difficult for us to exit a joint venture after an impasse.”

Under the terms of each joint venture agreement, it is anticipated that we and each joint venture partner would be jointly and severally liable for all debts, obligations and other liabilities of the joint venture, and we and each joint venture partner would have the power to bind each other with any actions they take within the scope of the joint venture’s business. In addition, we expect that Orange Advisors or its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of the joint venture. We expect that a joint venture would be dissolved upon the occurrence of specified events, including the bankruptcy, insolvency or termination of any co-venturer, sale of the property owned by the joint venture, mutual agreement of us and our joint venture partner to dissolve the joint venture and the expiration of the term of the joint venture. The joint venture agreement typically will restrict each venturer’s ability to sell, transfer or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any joint venture with another program sponsored by Orange Advisors or its affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, if one party desires to sell the property and the other party does not desire to sell, either party will have the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice will establish the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement will grant the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.

The joint venture agreement will specify the allocation and distribution of operating profits and losses, the distribution of net cash flow from operations and the distribution of liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities. In some transactions we may be entitled to a preferred return so that it receives distributions before the co-venturer receives its distributions, and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer is entitled to a preferred return so that it receives distributions before we receive our distributions; and in some of these situations, we may then get a larger share of the remaining proceeds.

Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.

Management Services

Orange Advisors provides management services relating to Orange REIT and the properties pursuant to an advisory agreement between it and Orange REIT. Under this agreement, our advisor is responsible for assisting us in negotiating leases and management agreements, collecting rental payments, inspecting the properties and the tenants’ books and records, and responding to tenant and manager inquiries and notices. Our advisor also provides information to us about the status of the leases, the management agreements, the properties, and financing. In exchange for these services, our advisor is entitled to receive a monthly asset management fee in an amount equal to 10% of our monthly REIT operating expenses. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the advisor. All or any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year, as the advisor may determine. See “Management Compensation” and “Our Advisor and Our Advisory Agreement” for additional information about the compensation we will pay our advisor and the services we will receive from our advisor.

Borrowing

We may borrow money to acquire properties and to pay certain related fees. We expect in the future to encumber properties in connection with any such borrowing.

We believe that any financing obtained during the offering period will allow us to make investments in properties that we otherwise would be forced to delay until we raised a sufficient amount of proceeds from the sale of shares. By eliminating this delay, we would also eliminate the risk that these investments will no longer be available, or the terms of the investment will be less favorable, when we have raised sufficient offering proceeds. Alternatively, affiliates of our advisor could make such investments, pending our receipt of sufficient offering proceeds, in order to preserve our investment opportunities. However, properties we acquire in this manner would be subject to closing costs both on the original purchase by the affiliate and on the subsequent purchase by us, which would increase the amount of expenses associated with the acquisition of properties and reduce the amount of offering proceeds available for investment in income-producing assets. We believe that the use of borrowings would enable us to reduce or eliminate the instances in which we will be required to pay duplicate closing costs, which may be substantial in certain states.

Similarly, we believe that the borrowing may benefit us by allowing us to take advantage of our ability to borrow at favorable interest rates. Specifically, we intend to structure the terms of any financing so that the lease rates for properties acquired will exceed the interest rate payable on the financing. To the extent that we are able to structure the financing on these terms, we would increase our net revenues. In addition, the use of financing could increase the diversification of our portfolio by allowing us to acquire more properties than would be possible using only the gross proceeds from the offering.

We may also borrow funds for the purpose of preserving our status as a REIT. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to the stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by the board of directors at least quarterly. We anticipate that the aggregate amount of financing will not exceed 40% of our total assets. However, in accordance with our articles of incorporation, the maximum amount of borrowing in relation to net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, will not exceed 100% of net assets. “Net assets” means our total tangible assets valued at cost, before deducting depreciation or other non- cash reserves, less our total liabilities. Any excess in borrowing over the 100% level will occur only with approval by a majority of the independent directors and will be disclosed and explained to stockholders in our first quarterly report prepared after such approval occurs.

Loans

Subject to applicable REIT restrictions, we may provide loans to entities in which we own an interest. Such loans may be secured by, among other things, the interests in the entity held by co-venturers. For a discussion of the construction loans that we are permitted to make, see “Business—Selection and Acquisition of Properties—Construction and Renovation,” above.

In cases in which the majority of the independent directors so determine, and in all cases in which a loan involves our advisor, directors or affiliates, we must obtain an appraisal from an independent expert concerning the underlying property securing the loan. We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained on loans secured by real property.

Sale of Properties

For up to five years or more after the first closing of this offering, we intend, to the extent consistent with our objective of qualifying as a REIT, to reinvest in additional properties any proceeds of the sale of a property that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce outstanding indebtedness. At or prior to December 31, 2016, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through listing on a national securities exchange or on the Nasdaq stock market (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets. If listing occurs, we intend to use any net sales proceeds not required to be distributed to stockholders in order to preserve our status as a REIT, to reinvest in additional properties or to repay outstanding indebtedness. If listing does not occur by December 31, 2016, we thereafter will undertake the orderly sale of our properties and will distribute sales proceeds, net of fees and expenses, to stockholders.

In deciding the timing and terms of property sales, our advisor will consider factors such as national and local market conditions, potential capital appreciation, cash flows and federal income tax considerations. The terms of certain leases, however, may require us to sell a property at an earlier time if the tenant has an option to purchase a property after a specified portion of the lease term has elapsed and exercises that option. We will have no obligation to sell all or any portion of a property at any particular time, except as may be required under property or joint venture purchase options granted to some tenants. In connection with sales of properties, we may receive purchase money obligations as part payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and by prevailing economic conditions. If a purchase money obligation is accepted in lieu of cash upon the sale of a property, we will continue to have a mortgage on the property and the proceeds of the sale will be realized over a period of years rather than at closing of the sale. In addition, we will not sell properties if such sale would not be consistent with our objective of qualifying as a REIT.

Franchise Regulation

Many states regulate the franchise or license relationship between a tenant/franchisee or manager/franchisee and a franchisor. We will not be an affiliate of any franchisor, and we are not currently aware of any states in which the relationship between us as landlord and the tenant or manager will be subjected to those regulations, but we will comply with such regulations in the future, if so required. Hotel brands that franchise their operations are subject to regulation by the Federal Trade Commission.

Competition

The hotel industry is highly competitive with various participants competing on the basis of price, level of service and geographic location. The operators of the hotels located on our properties will compete with independently owned hotels, hotels which operate under local or regional brands, and hotels which operate under well-known national brands, including those offering different types of accommodations. The hotels on our properties may compete with other hotels operated under major brand names, including Marriott, Hilton, Holiday Inn, Comfort Inn and other brand names. Many of our competitors will have greater marketing and financial resources than us and the managers of our hotels.

We will compete with other entities both to locate suitable properties to acquire and to locate purchasers for our properties. We will compete for acquisition opportunities with entities that will have greater financial resources than us. These entities may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a hotel manager.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this prospectus, Orange REIT has not yet commenced operations. Once subscriptions for the minimum offering are received, subscriptions will be accepted and the proceeds will be released to Orange REIT. We will use these proceeds for investments in properties, as well as the payment or reimbursement of fees and expenses of this offering and fees and expenses relating to the selection, acquisition and development of properties, and will commence operations. See “Estimated Use of Proceeds.”

Orange REIT intends to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT under the Internal Revenue Code. We anticipate first electing REIT status for our fiscal year ending December 31, 2007. If Orange REIT qualifies as a REIT for federal income tax purposes, Orange REIT generally will not be subject to federal income tax on income that Orange REIT distributes to its stockholders. If Orange REIT fails to qualify as a REIT in any taxable year, Orange REIT will be subject to federal income tax on its taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which its qualification is denied. Such an event could materially and adversely affect net income. However, Orange REIT believes that it is organized and will operate in a manner that will enable it to qualify for treatment as a REIT for federal income tax purposes during the year in which the first closing occurs, and Orange REIT intends to operate so as to remain qualified as a REIT for federal income tax purposes.

Liquidity and Capital Resources

Currently, our only source of funds is a $200,010 capital contribution and an $800,000 line of credit obtained from Briad Development West L.L.C. to fund start-up costs. As of September 30, 2006, the amount outstanding on the line of credit was $360,000 plus accrued interest of $8,039. Advances under the line of credit bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering. We expect to repay these advances with proceeds from the sale of shares.

Upon completion of the offering, we anticipate that our principal liquidity requirements will be to purchase properties and other permitted investments, to pay acquisition expenses, to pay our REIT operating fees and expenses and to make distributions to our stockholders. We also may be required to make expenditures with respect to the preparation and opening of properties and with respect to improvements, repairs and renewals at properties. We anticipate that the net proceeds of this offering will be the principal source of funds to purchase properties and pay acquisition expenses. We may also use a portion of the proceeds of this offering, especially in the early stages of our operations, to make expenditures with respect to the preparation and opening of properties. We anticipate that our REIT operating fees and expenses will be paid out of cash flow from our operations. Because we must distribute at least 90% of our taxable income, excluding net capital gains, to our stockholders to qualify as a REIT, our ability to use income or cash flow from operations to finance our growth and acquisition activities may be limited.

In addition, we may borrow money to purchase properties, to pay related acquisition fees and for other purposes, including making distributions. We expect to encumber assets in connection with any such borrowing. The aggregate amount of this financing is not expected to exceed 40% of our total assets. The maximum amount we may borrow is 100% of Orange REIT’s net assets in the absence of a satisfactory showing that a higher level of borrowing is appropriate, as described in “Business—Borrowing.” In order to borrow an amount in excess of 100% of Orange REIT’s net assets, a majority of our independent directors must approve the borrowing, and the borrowing must be disclosed and explained to stockholders in our first quarterly report after such approval occurs. We have entered into a non-binding term sheet, described below, for a credit facility, but we have not received any commitment for financing. There is no assurance that we will obtain any financing on satisfactory terms, or at all.

We anticipate that we would acquire hotels substantially ready to commence operations, including all furniture, fixtures and equipment, supplies and other materials necessary to commence operations. We expect that the purchase price for each property will include an allowance of approximately $175,000 for pre-opening expenses. We anticipate that, in connection with the purchase of any property, in addition to the purchase price, we would only be required to pay customary acquisition expenses, such as legal fees, title insurance premiums and closing adjustments (such as prorated taxes, utilities charges and prepaid expenses).

Because our management agreements and leases generally will obligate the manager or tenant to maintain a reserve account up to a pre-determined amount to be used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel properties, we do not anticipate that we will be required to establish a permanent reserve for maintenance and repairs.

We have not entered into any arrangements to acquire any specific property or to make or invest in any other permitted investment. The number of properties we may acquire and other permitted investments we may acquire will depend upon the number of shares sold and the resulting amount of the net offering proceeds available for investment in properties and other permitted investments. If the minimum offering is reached but only a limited number of shares are sold, then we will likely make only a limited number of investments, and we will not achieve a significant diversification of our investments. See “Risk Factors.”

We have not yet entered into any commitments and are not currently subject to any contingent liabilities due to the limited nature of our activities to date.

We intend to pay distributions to our stockholders on a quarterly basis. The amount of distributions declared to our stockholders will be determined by our board of directors and will be dependent on a number of factors, including our net cash from operations, our financial condition and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Operating cash flows are expected to be generated from properties, loans and other permitted investments acquired or made by us.

Proposed Revolving Credit Facility. We have entered into a term sheet for a $50 million revolving credit facility with M&T Bank. The term sheet is not a commitment by M&T Bank to lend to us, and the entering of a revolving credit facility with the bank is subject to our completion of the minimum offering and the bank’s due diligence review, credit approval and negotiation of loan documents. The term sheet, however, does describe the basic terms of the financing arrangement we are discussing entering into with the bank. If we obtain a revolving credit facility from the bank, the final terms may vary from the proposed terms set forth in the term sheet and could differ materially from the term sheet.

The proposed credit facility would be secured by first mortgages on any hotel properties purchased with funds borrowed under the credit facility and by assignments of rents, leases and other agreements associated with the properties.

Borrowings on the proposed revolving credit facility would bear interest at 225 basis points over the one-month LIBOR rate. The proposed facility would have a three-year term, and if we were not in default at the end of the term, we could extend the facility upon the same rate and terms for up to two additional one-year periods upon payment of a fee of 0.25%. During the term and any extensions, our required payments would be interest only.

Upon closing of the proposed revolving credit facility, we would incur an origination fee of 0.5% of the amount borrowed and would be required to pay related closing costs, such as appraisal, attorney and tax certification fees. In addition, we would incur a 0.25% commitment fee based on the average quarterly unused amount of the facility. On November     , 2006, the Company paid a $15,000 good faith deposit to the bank, which would be applied to the origination fee upon closing. The deposit would be refunded if the facility is not approved by the bank and would be retained by the bank if we do not proceed with the facility.

Although the terms of the proposed revolving credit facility are not final, it is expected that they will require us to comply with financial and non-financial covenants. All of the properties we purchase with the facility would be required to report no less than a 1.30x pro forma debt service coverage ratio on the debt used to purchase the property. If this debt service coverage requirement was not met, we would be required to reduce the debt in order to bring the debt service coverage ratio into compliance. In addition, we would be required to maintain a ratio of debt to tangible book net worth of no greater than 1.5:1. The final terms of the facility may include additional financial covenants.

The proposed revolving credit facility would also contain non-financial covenants that could restrict some of our corporate activities. In particular, the proposed terms require that the maximum loan on any property not exceed 50% of the “as-stabilized” appraised value of the property, that Mr. Honigfeld remain active in our management and that we provide specified quarterly and annual financial reports to the lender. Also, the mortgages associated with the facility could be the only encumbrances on the properties purchased with the facility, and as long as M&T Bank provided the majority of our loan facilities, we would be required to use M&T Bank for the majority of our cash management needs.

Noncompliance with any of the financial or non-financial covenants without cure or waiver would constitute an event of default under the proposed revolving credit facility. An event of default resulting from a breach of a financial or non-financial covenant might result, depending in part on the final terms of the loan documents, in an acceleration of the principal and interest outstanding and a termination of the facility. The proposed facility would also contain other customary events of default, including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, subject to specified grace periods, breach of specified covenants, change in control and material inaccuracy of representations and warranties.

Results of Operations

As of the initial date of this prospectus, no operations had commenced because Orange REIT was in its developmental stage. No operations will commence until we have sold at least the minimum offering. Upon first closing on the offering, advances for offering expenses and accounts payable will be repaid out of the net offering proceeds, provided that payments and/or reimbursements for offering expenses do not exceed 15% of the amount raised. To the extent these would exceed 15%, such payment will be deferred until subsequent closing of the offering, and if upon completion of the offering, these expenses would still exceed 15% of the net offering proceeds, Briad Development West LLC will not be reimbursed to the extent that such expenses would exceed 15% of the net offering proceeds.

The attacks on the World Trade Center and the Pentagon on September 11, 2001 adversely impacted economic activity following the attacks, particularly affecting the travel, airline and lodging industries. These declines were in addition to more modest declines that began to affect the hotel industry earlier in 2001 as a result of the then current general slowdown in business activity within the U.S. economy. Economic uncertainty, worsening of the U.S. participation in the Iraq conflict or other significant military or terrorist activity could have adverse effects on the economy, including the travel and lodging industries.

An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results. We intend to obtain reasonably adequate insurance coverage on our properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against. Furthermore, an insurance provider could elect to deny coverage under a claim.

Other than the foregoing matters and matters discussed under “Risk Factors,” we are not aware of any material trends or uncertainties, favorable or unfavorable, that may be reasonably anticipated to have a material impact on liquidity, capital resources or the revenues or income to be derived from the acquisition and operation of properties.

Critical Accounting Policies

Consolidation. The consolidated financial statements will include the accounts of Orange REIT and its wholly and majority-owned subsidiaries, variable interest entities for which Orange REIT is considered to be the primary beneficiary and controlling majority-owned partnership interests. Inter-entity transactions will be eliminated.

Allocation of Purchase Price for Acquisition of Real Estate. Investments in hotel properties will be stated at acquisition cost and allocated to property and equipment and identifiable intangible assets at fair value in accordance with Statement of Financial Accounting Standards No. 141. Property and equipment will be depreciated using the straight-line method over their estimated useful lives. Identifiable intangible assets will typically be contracts, including lease agreements and franchise agreements, which will be recorded at fair value. Intangible assets will be amortized using the straight-line method over the remaining non-cancelable term of the related agreements. In making estimates of fair values for purposes of allocating purchase price, we may utilize a number of sources that may be obtained in connection with the acquisition or financing of a property and other market data. Management will also consider information obtained about each property as a result of its pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired.

Impairments. We have adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation.

Leases. We will lease our properties primarily to a wholly owned “taxable REIT subsidiary” which will enter into contracts with third-party managers to operate the properties. For properties subject to this arrangement, our consolidated financial statements will report the properties’ hotel operating revenues and expenses rather than the rent contractually due under the leases with the subsidiary. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT.”

Other properties may be leased to, and operated by, unrelated third-party tenants on a triple-net basis, whereby the tenant is generally responsible for all property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases will be included in our consolidated results of operations. These third-party property leases will be accounted for using the operating method. When minimum lease payments vary during the lease term, income will be recognized on a straight-line basis so as to produce a constant periodic rent over the lease term. The aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date will be recorded as accrued rental income and included in other assets. Certain of these leases may also provide for percentage rents based upon the level of gross sales achieved by the third-party tenants. These percentage rents will be recorded once the required sales level is achieved.

Acquisition Fees and Costs. Acquisition fees and miscellaneous acquisition costs that are directly identifiable with investments in real estate that are probable will be capitalized and included in other assets. Upon purchase of real estate or the entrance into a joint venture, the fees and costs that are directly identifiable with that investment will be reclassified to the associated asset. In the event an investment is not made or is no longer probable of being made, any costs directly related to the investment will be charged to expense.

Revenue Recognition. We will recognize revenue as earned; hotel revenues including room, food, beverage and other hotel revenues will be recognized as the related services are provided.

Income Taxes. The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the first closing of the Offering. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90 percent of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income. No provision for income taxes has been recorded for the period from inception (October 28, 2005) through December 31, 2005.

The taxable REIT subsidiary is expected to be subject to income tax at regular corporate rates on any income that it earns.

Controls and Procedures

In connection with the audit of our financial statements for the period from inception (October 28, 2005) through December 31, 2005, our independent registered public accounting firm, Grant Thornton LLP, identified and informed us that we had a material weakness (as defined under the standards established by the Public Company Accounting Oversight Board—U.S.) with respect to our accounting and reporting of certain non-routine transactions. We restated our financial statements for the period from inception (October 28, 2005) through December 31, 2005 as a result of the failure to identify an invoice for legal services from the managing agent’s counsel as our obligation and to properly account for and report this expense.

The material weakness relating to accounting and reporting of certain non-routine transactions was discovered in October 2006. To correct this material weakness, we intend to expanded our accounting staff with persons with additional skills and experience. In particular, we intend to hire a person to serve as our chief financial officer no later than the first closing of the offering described in this prospectus. In addition, we intend to engage qualified outside professionals to provide support and guidance in areas where we cannot economically maintain the required skills and experience internally. Further, we intend to continue the expansion of our accounting staff and use of qualified outside professionals when and as we believe necessary. We believe this weakness in internal controls will be corrected prior to the first closing of this offering.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily to the extent that long-term debt may be used to acquire properties and make other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

As Orange REIT has yet to commence operations, the board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

MANAGEMENT

General

Orange REIT will operate under the direction of the board of directors, the members of which are accountable to Orange REIT as fiduciaries. As required by applicable regulations, a majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws.

Orange REIT currently has three directors; it may have no fewer than three directors and no more than fifteen. Currently, two of our directors are independent and we intend that a majority of our directors will be independent in the future, except for a period of 90 days after the death, removal or resignation of an independent director. A majority of the independent directors shall nominate replacements for vacancies in the independent director positions. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his term. Any vacancy created by an increase in the number of directors will be filled, at any regular meeting or at any special meeting of the directors called for that purpose, by a majority of the directors. Any other vacancy will be filled at any annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the common shares present in person or by proxy and entitled to vote. For the purposes of voting for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, or as may otherwise be required by the Maryland General Corporation Law or other applicable law as in effect from time to time. Directors will be elected annually, and each director will hold office until the next annual meeting of stockholders or until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

Any director may resign by written notice to the board of directors, effective upon execution and delivery to Orange REIT of such written notice or upon any future date specified in the notice. A director may be removed from office with or without cause only at a meeting of the stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the equity shares then outstanding and entitled to vote. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director should be removed.

Responsibility of the Board of Directors

The board of directors is responsible for the management and control of the affairs of Orange REIT; however, the board of directors has retained the advisor to manage Orange REIT’s day-to-day affairs and the acquisition and disposition of investments, subject to the supervision of the board of directors.

The directors are not required to devote all of their time to Orange REIT and are only required to devote such of their time to the affairs of Orange REIT, as their duties require. The board of directors expects to meet quarterly in person or by telephone to generally review Orange REIT’s business, operations and finances. The board of directors also expects to hold additional meetings in person or by telephone to consider the proposed acquisition of properties, particularly following the initial closing and any additional closings on this offering. The board of directors will also hold additional meetings in person or by telephone as necessary. It is not currently expected that the independent directors will be required to devote more than ten to fifteen days per year to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on the advisor. In this regard, the advisor, in addition to the directors, has a fiduciary duty to Orange REIT.

The directors have established written policies on investments and borrowings and monitor the administrative procedures, investment operations, and performance of Orange REIT and the advisor to assure that such policies are in the best interest of the stockholders and are fulfilled. Until modified by the directors, Orange REIT will follow the policies on investments set forth in this prospectus. See “Investment Objectives and Policies.”

The independent directors are responsible for reviewing the fees and expenses of Orange REIT at least annually or with sufficient frequency to determine that the total fees and expenses of Orange REIT are reasonable in light of Orange REIT’s investment performance, net assets, net income, and the fees and expenses of other comparable unaffiliated real estate investment trusts. For purposes of this determination, net assets are Orange REIT’s total assets (other than intangibles), calculated at cost before deducting depreciation or other non-cash reserves, less total liabilities, and computed at least quarterly on a basis consistently applied. Such determination will be reflected in the minutes of the meetings of the board of directors. In addition, both a majority of our independent directors and a majority of all of our directors who have no financial or other interest in the transaction under consideration by the board must approve each transaction with the advisor or its affiliates. The board of directors also will be responsible for reviewing and evaluating the performance of the advisor before entering into or renewing an advisory agreement. The independent directors shall determine from time to time and at least annually that compensation to be paid to the advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of the advisor and the compensation paid to it by Orange REIT to determine that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as the amount of the fee paid to the advisor in relation to the size, composition and performance of Orange REIT’s investments, the success of the advisor in generating appropriate investment opportunities, rates charged to other comparable REITs and other investors by advisors performing similar services, additional revenues realized by the advisor and its affiliates through their relationship with Orange REIT, whether paid by Orange REIT or by others with whom Orange REIT does business, the quality and extent of service and advice furnished by the advisor, the performance of the investment portfolio of Orange REIT and the quality of the portfolio of Orange REIT relative to the investments generated by the advisor for its own account. Such review and evaluation will be reflected in the minutes of the meetings of the board of directors. The board of directors shall determine that any successor advisor possesses sufficient qualifications to (i) perform the advisory function for Orange REIT and (ii) justify the compensation provided for in its contract with Orange REIT.

The liability of the officers and directors while serving in such capacity is limited in accordance with the articles of incorporation and applicable law. See “Summary of the Articles of Incorporation and Bylaws—Limitation of Liability and Indemnification.”

Directors, Executive Officers and Key Employees

Our directors, executive officers and key employees are listed below:

Name	Age	Position with Orange REIT
Brad Honigfeld	46	Chairman and Director
Robbin E. Cooper	37	President
Scott Lipkin	45	Director
Mark R. Stebbins	51	Director
David Cahill	44	Chief Financial Officer and Treasurer
Steven I. Scharf	43	Vice President—Acquisitions and Asset Management

Brad Honigfeld. President and Director. Since 1987, Mr. Honigfeld has served as the President and Chief Executive Officer of The Briad Group, a multi-state, owner, developer and operator of quick service restaurants (Wendy’s), casual dining restaurants (T.G.I. Friday’s) and limited service hotels (Marriott and Hilton). Mr. Honigfeld has built the company from a start-up into an organization with over 11,000 employees and approximately $400 million in annual gross revenue. Mr. Honigfeld has substantial experience with financing the development of restaurants and hotels.

In his capacity of Chief Executive Officer of the Briad Group, Mr. Honigfeld is responsible for over 135 casual dining and quick service restaurants. The Briad Group has been developing extended- and limited-stay hotels across the Northeast and Mid-Atlantic states for the past seven years, with 13 hotels developed from the ground up. The company has developed properties under the Residence Inn, Courtyard and Spring Hill Suites brands for Marriott; and the Homewood Suites and Hilton Garden Inn brands for Hilton. The Briad Group currently has 15 Marriott and Hilton hotels under various stages of development or construction, involving a total capital commitment of approximately $300 million.

Mr. Honigfeld worked from 1977 to 1988 for the Marriott Corporation, where he was elevated from positions of Catering Service Manager, Catering Sales Manager, Senior Sales Manager and Director of Catering, Boston Marriott, Copley Place, a 1,200 room hotel with 300 employees.

Mr. Honigfeld plays an active role as a member of the franchisee community, serving on numerous committees and sitting on numerous industry panels. The Briad Group has been recognized with various honors over the years for its quality, growth, attention to detail, commitment to excellence in service and outstanding operations. TGI Friday’s named Mr. Honigfeld as the “Outstanding Developer” of the year in 1995, and named Briad as the “Domestic Franchise Group of the Year” in 1996, 1997 and 1998. Mr. Honigfeld attended Paul Smith College, where he studied hotel and restaurant management.

Mr. Honigfeld, directly or through his affiliates, may be deemed to be a promoter with respect to this offering.

Robbin E. Cooper. President. Mr. Cooper served from 2000 to 2006 as the Director of Structured Finance for J.P. Turner & Company, LLC, a regional investment bank and securities firm with a network of 130 offices across the United States. In that role, Mr. Cooper was responsible for originating and executing debt and equity financing transactions involving commercial real estate and other long-term assets for middle-market growth companies. Mr. Cooper is credited with starting the structured finance practice area for J.P. Turner & Company, LLC, and has substantial experience with capital structuring, financial implementation, regulatory compliance, and due diligence procedures. Mr. Cooper has real estate financing experience that includes debt and equity placements for office acquisitions, hotel recapitalizations, blind pool investments, and land acquisition and development. Mr. Cooper continues to be a part-time employee of J.P. Turner & Company, LLC and is obligated to devote up to 10% of his time per month to certain selected client relationships, administration and other matters.

Mr. Cooper worked from 1996 to 1999 for CSX Transportation, the railroad operating unit of CSX Corporation, a publicly listed international transportation company. Mr. Cooper was elevated from the positions of Market Analyst, Associate Manager, and Manager, and assumed direct profit and loss responsibility for a $65 million line of business in 1997. In 1999, Mr. Cooper received the CSX Award of Excellence, the highest corporate recognition for outstanding commercial performance and achievement.

Mr. Cooper worked from 1994 to 1996 as an Instructor in the College of Business Administration at the University of Central Florida, where he taught strategic management and general business courses. Mr. Cooper also served as the Associate Coordinator of international programs for the Center for Executive Development in the College of Business Administration. Mr. Cooper received an M.B.A. and B.S. from the University of Central Florida, and currently holds Series 7 and 63 securities licenses.

Scott Lipkin. Director. Since April 2004 Mr. Lipkin has served as an Executive Director and Manager of the New York and Boston Hedge Fund Sales desks for UBS, a major investment banking and securities firm. From 1992 to 2004, Mr. Lipkin held a number of senior sales positions at UBS. From 1987 through 1992, Mr. Lipkin served as a Managing Director of sales at the securities firms of Furman Selz, First Manhattan & Co. and Altman Brenner Wasserman. From 1984 through 1987, Mr. Lipkin was a senior Automotive Equity Research Analyst at Cyrus J. Lawrence. Mr. Lipkin currently sits on the Advisory Board of Directors for the School of Management at Binghamton University. Mr. Lipkin received an M.B.A. from the Wharton School, University of Pennsylvania and a B.S. from the State University of New York at Binghamton.

Mark R. Stebbins. Director. Since 1979, Mr. Stebbins has served as Chief Executive Officer of Pro Con, Incorporated, a design/build construction management firm. Pro Con, Incorporated provides a range of design, general contracting and construction management services to various levels of corporate, commercial, and institutional building projects. In addition, since 1997, Mr. Stebbins has worked as owner and manager of Schleicher & Stebbins Hotels LLC, developing and owning select service hotels in the Northeast under franchise agreements with Marriott International and Hilton Hotels. Since 1979, Mr. Stebbins has developed retail, industrial and office space for Stebbins Associates Development. In addition, since 1983, Mr. Stebbins has also been the owner of Stebbins Commercial Properties, which specializes in the sale and lease of commercial, institutional and investment properties. From 1976 to 1979, Mr. Stebbins was a commercial loan officer for Chase Manhattan Bank in New York City. Mr. Stebbins is also currently a member of The Residence Inn Advisory Board of Marriott International, Chairman of the Construction Management Board of Marriott International, and an Executive Board Member of Elliott Health System of Manchester, NH, including being a member of the Executive, Finance, and Risk Management Committees at Elliott Health System. Mr. Stebbins graduated from Dartmouth College, where he received a B.S. in Economics.

David Cahill. Chief Financial Officer and Treasurer. Since 1992, Mr. Cahill has served as Chief Financial Officer for The Briad Group, and since 2000, he has also been Senior Vice President for The Briad Group. Within The Briad Group, Mr. Cahill has also served as a Wendy’s Franchisee and Director of Facilities Maintenance. In addition, from 1988 to 1992, Mr. Cahill served as a financial advisor to Briad Corporation. From 1978 to 1992, Mr. Cahill worked for the Marriott Corporation, where he was elevated from positions of Staff Accountant, Assistant Controller and Senior Assistant Controller to Financial Controller. Mr. Cahill graduated from Saint Joseph’s University, where he received a B.S. in Accounting and Computer Sciences.

Steven I. Scharf. Vice President—Acquisitions and Asset Management. Since 1998, Mr. Scharf has been the Director of Development and Asset Management of The Briad Group. From 1994 to 1998, Mr. Scharf was the director of development and finance throughout the United States with the AmeriSuites division of Prime Hospitality Corp. Mr. Scharf brings with him nearly 20 years of real estate development and feasibility experience in the hospitality industry, including nine years with Prime Hospitality Corp., from 1989 to 1998. From 1987 to 1989, Mr. Scharf was the budget director for the Howard Johnson hotel company. In that position, Mr. Scharf provided the data to launch the then-new reporting concept called Smith Travel Research. He also worked for Howard Johnson as a financial analyst from 1984 to 1987, providing furniture, fixtures and equipment leasing and purchasing resources for owned and franchised hotels.

Currently, as director of development and asset management for The Briad Group, Mr. Scharf has worked on site selection, feasibility, franchisor and municipal approvals, construction, financing, purchasing and pre-opening decisions. His real estate development experience includes acquisitions of full-service and select-service hotels in addition to new hotel construction. Mr. Scharf has a bachelor’s degree in mathematics and statistics, from the Boston University, and an M.B.A., from Fairleigh Dickinson University.

We anticipate hiring an individual to serve as our chief financial officer no later than the first closing of this offering.

Independent Directors

Under the articles of incorporation, a majority of the board of directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. A majority of the independent directors shall nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the advisor or its affiliates, or serve as a director of more than three REITs advised by the advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for Orange REIT. The board of directors has determined that Messrs. Lipkin and Stebbins qualify as independent directors.

Committees of the Board of Directors

The board will have an audit committee. The audit committee’s function will include making recommendations concerning the engagement of independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee initially will consist of Mark R. Stebbins. Mr. Stebbins will be the audit committee financial expert.

At such time as necessary, we will form a compensation committee, the members of which will be selected by the full board of directors each year.

At least a majority of the members of each committee of our board of directors must be independent directors.

Compensation of Directors and Executive Officers

Each director is entitled to receive $5,000 annually for serving on the board of directors, as well as fees of $750 per meeting of the board of directors attended ($100 for each telephonic meeting of the board of directors in which the director participates). Each director is entitled to receive $750 per audit committee meeting attended ($100 for each telephonic audit committee meeting in which the director participates). In addition, each director is entitled to receive $750 per meeting of any other committee of the board of directors attended ($100 for each telephonic meeting of any such committee in which the director participates). We will reimburse all directors for their travel and other out-of-pocket expenses incurred in connection with attending any meeting of the board of directors or any committee, and for carrying on the business of our company, including reimbursement for expenses for any on-site review of properties presented for acquisition or of new markets.

We will not pay any compensation to our officers and directors who also serve as officers of the advisor, but they will be compensated by Orange Advisors or Orange Realty Group as officers of those entities. Orange Advisors and Orange Realty Group will be reimbursed for this compensation by Orange REIT as a REIT operating expense, but like all REIT operating expenses, such reimbursement will be subject to the 2%/25% Guidelines.

OUR ADVISOR AND OUR ADVISORY AGREEMENT

Our Advisor

Our advisor, Orange Advisors, LLC, is a New Jersey limited liability company organized in 2004 to provide management, advisory and administrative services. We entered into our advisory agreement with our advisor effective November     , 2006. Orange Advisors, as advisor, has a fiduciary responsibility to us and our stockholders.

The executive officers and managers of our advisor are as follows:

Name	Position with Orange Advisors
Brad Honigfeld Robbin E. Cooper David Cahill Steven I. Scharf	Chairman and Manager President Chief Financial Officer and Treasurer Vice President—Acquisitions and Asset Management

The backgrounds of these individuals are described above under “Management—Directors, Executive Officers and Key Employees.”

Management anticipates that any transaction by which Orange REIT would become self-advised would be submitted to the stockholders for approval.

Briad Development West L.L.C., an affiliate of Mr. Honigfeld, currently owns 13,334 shares of our common stock. Briad Development West L.L.C. may not sell this investment while our advisory agreement is in effect, although he may transfer the investment to affiliates. Neither our advisor nor a director or any affiliate may vote or consent on matters submitted to the stockholders regarding removal of our advisor, directors or any of their affiliates, or any transaction between Orange REIT and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors and any affiliate may not vote or consent, any shares of our common stock owned by any of them will not be included.

Our Advisory Agreement

Under the terms of our advisory agreement, our advisor has responsibility for the day-to-day operations of Orange REIT, administers Orange REIT’s bookkeeping and accounting functions, prepares financial, tax and regulatory compliance reports and reports to stockholders, provides investor relations services, serves as Orange REIT’s consultant in connection with policy decisions to be made by the board of directors, manages Orange REIT’s properties and renders other services as the board of directors deems appropriate. The advisor is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will pay directly or reimburse our advisor for all of the costs and expenses paid or incurred by the advisor which in any way relate to the operation of Orange REIT or to Orange REIT’s business, including:

•	advisory fees,

•	the asset management fee,

•	the performance fee due upon listing and

•	the subordinated incentive fee,

but do not include:

•	organizational and offering expenses incurred in connection with issuing or listing Orange REIT’s shares,

•	interest payments,

•	taxes,

•	non-cash items, such as depreciation, amortization and bad debt reserves,

•	the advisor’s subordinated share of net sales proceeds,

•	the acquisition fee and acquisition expenses,

•	the deferred, subordinate disposition fee and disposition expenses,

•	the expenses of the operations of the taxable REIT subsidiary or

•	other expenses connected with the acquisition, disposition and ownership of real estate interests or other property.

We refer to these costs and expenses as our “REIT operating expenses.”

We will pay our advisor a monthly asset management fee equal to 10% of our monthly REIT operating expenses. The asset management fee may or may not be taken, in whole or in part as to any year, in the sole discretion of our advisor. Any portion of the asset management fee not taken as to any fiscal year will be deferred without interest and may be taken in such other fiscal year as the advisor may determine. The performance fee, the subordinated incentive fee, the acquisition fee, the deferred, subordinate disposition fee, and the subordinated share of net sales proceeds are described below.

Unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified, we will not reimburse the advisor at the end of any fiscal quarter for REIT operating expenses that, in the four consecutive fiscal quarters then ended (the “expense year”) exceed the greater of 2% of average invested assets or 25% of net income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter for which our total REIT operating expenses for the expense year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the advisor will be required to reimburse us the amount by which the total REIT operating expenses paid or incurred by us exceed the 2%/25% Guidelines.

We will reimburse our advisor for all of the acquisition expenses, disposition expenses and organizational and offering expenses it incurs in connection with the services it provides to us. “Organizational and offering expenses” means all expenses, incurred by and to be paid from the assets of Orange REIT in connection with and in preparing Orange REIT for registration and subsequently offering and distributing of shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees to the underwriters attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. The selling commissions, the non-accountable expense allowance, and the other organizational and offering expenses paid by us in connection with our formation will not exceed 15% of the proceeds raised in connection with this offering.

We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

If we sell one or more properties, whether or not in liquidation of Orange REIT, we will pay our advisor a deferred, subordinated share from sales of the assets equal to 10% of net sales proceeds, payable after receipt by the stockholders of distributions equal to the sum of (i) the stockholders’ 8% return and (ii) 100% of invested capital. Following listing, no share of net sales proceeds would be payable to the advisor. The stockholders’ 8% return, as of each date, means an aggregate amount equal to an 8% cumulative, noncompounded, annual return on invested capital. Invested capital means the total amount invested by stockholders in Orange REIT reduced by distributions of net proceeds of the sale of assets and by any amounts paid to repurchase shares. Net sales proceeds generally means the proceeds of a transaction less the amount of commissions and closing costs paid by Orange REIT.

At such time, if any, as our shares are listed on a national securities exchange or on the Nasdaq stock market, we will pay our advisor a subordinated incentive fee in an amount equal to 10% of the amount by which (i) the market value of Orange REIT plus the total distributions paid to stockholders from Orange REIT’s inception until the date of listing exceeds (ii) the sum of (A) 100% of invested capital and (B) the total distributions required to be paid to the stockholders in order to pay the stockholders’ 8% return from inception through the date the market value is determined. For purposes of calculating the subordinated incentive fee, the market value of Orange REIT shall be the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the shares are traded with such period beginning 180 days after listing. In the case of multiple advisors, advisors and any affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to company assets by each respective advisor or any affiliate. The subordinated incentive fee will be reduced by the amount of any prior payment to the advisor of a deferred, subordinated share of net sales proceeds from sales of assets of Orange REIT. In no event will Orange REIT pay a single advisor both the subordinated incentive fee and the performance fee.

If Orange REIT becomes a perpetual life entity, which will occur if the shares become listed on a national securities exchange or on the Nasdaq stock market, Orange REIT and the advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the independent directors. In negotiating a new fee structure, the independent directors will consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to:

•	the amount of the advisory fee in relation to the asset value, composition and profitability of our portfolio;

•	the success of the advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors that perform the same or similar services;

•	additional revenues realized by the advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by us or by others with whom we do business;

•	the quality and extent of service and advice furnished by the advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, and number and frequency of problem investments; and

•	the quality of our property portfolio in relationship to the investments generated by the advisor for its own account. The board of directors, including a majority of the independent directors, may not approve a new fee structure that, in its judgment, is more favorable to the advisor than the current fee structure.

If our advisor or an affiliate performs services that are outside of the scope of our advisory agreement, compensation will be at such rates and in such amounts as are agreed to by our advisor and our independent directors.

Our advisory agreement, which we entered into with the unanimous approval of our board of directors, including the independent directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current advisory agreement expires on November     , 2007. If a new advisor is retained, the previous advisor will cooperate with us and the directors in effecting an orderly transition of our advisory functions. The board of directors (including a majority of the independent directors) will approve a successor advisor only upon a determination that our advisor possesses sufficient qualifications to perform our advisory functions for and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified.

Our advisory agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our independent directors or a majority of the managers of our advisor, as the case may be), upon 60 days’ prior written notice. Upon expiration without renewal or early termination of the advisory agreement, our advisor shall be entitled to receive the performance fee if the advisor has performed in a manner satisfactory to a majority of the board of directors, including a majority of the independent directors, when compared to (a) its performance for other entities, and (b) the performance of other advisors for similar entities. In evaluating the advisor’s performance, the board of directors will consider the factors listed above. If listing has not occurred, the performance fee, if any, shall equal 10% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less the amount of all indebtedness secured by such assets, plus the total distributions paid to stockholders from Orange REIT’s inception through the termination date, exceeds (ii) invested capital plus an amount equal to the stockholders’ 8% return from inception through the termination date. The advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the termination date. All other amounts payable to the advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The performance fee shall be paid in twelve equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the performance fee is incurred which relate to the appreciation of our assets will be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective assets during which such terminated advisor provided services to us. Upon listing of our share on a national securities exchange or on the Nasdaq stock market, the performance fee, if any, payable thereafter will be as negotiated between us and the advisor. The advisor will not be entitled to payment of the performance fee in the event the advisory agreement is terminated because of failure of Orange REIT and the advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the shares become listed on a national securities exchange or on the Nasdaq stock market. The performance fee, to the extent payable at the time of listing, will not be paid in the event that the subordinated incentive fee is paid.

Our advisor has the right to assign our advisory agreement to an affiliate subject to approval by our independent directors. We have the right to assign our advisory agreement to any successor to all of our assets, rights and obligations.

Our advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct or negligence and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify our advisor with respect to acts or omissions of our advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in our advisory agreement. Any indemnification made to our advisor may be made only out of our net assets and not from stockholders.

ORANGE REALTY GROUP AND

THE PROPERTY ACQUISITION/DISPOSITION AGREEMENT

Orange Realty Group

Orange Realty Group LLC, is a New Jersey limited liability company organized in 2004 to provide property acquisition and disposition services. We entered into our property acquisition/disposition agreement with Orange Realty Group effective November     , 2006. The executive officers and managers of Orange Realty Group are as follows:

Name	Position with Orange Realty Group
Brad Honigfeld	Chairman and Manager
Robbin E. Cooper	President
David Cahill	Chief Financial Officer and Treasurer
Steven I. Scharf	Vice President—Acquisitions and Asset Management

The backgrounds of these individuals are described above under “Management—Directors, Executive Officers and Key Employees.”

The Property Acquisition/Disposition Agreement

Under the terms of the property acquisition/disposition agreement with Orange Realty Group, Orange Realty Group will assist us in maintaining a continuing and suitable property investment program. In this role, Orange Realty Group will provide advice on acquisition and disposition of properties. Orange Realty Group is subject to the supervision of our board of directors and has only such functions as are delegated to it.

We will pay Orange Realty Group an acquisition fee of up to 4.0% of the sum of the gross proceeds of this offering and any proceeds from acquisition financing for services in the selection, purchase, development or construction of real property, subject to the reduction under the following circumstances. The acquisition fee will be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions or other similar fees or commissions are paid by any person in connection with the transaction. The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to 6% of the contract purchase price of a property unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to Orange REIT. We cannot determine the total amount of the acquisition fee at this time. We would pay up to $360,000 if the minimum offering of 666,667 shares is sold and up to $12 million if the maximum offering of 20,066,667 shares are sold, plus, in each case, up to 4.0% of any loan proceeds from acquisition financing. This fee is payable upon each closing under this offering and on each acquisition loan closing.

Orange Realty Group will be paid a deferred, subordinated disposition fee, payable upon sale of one or more properties, in an amount equal to the lesser of one-half of a competitive real estate commission, or 3% of the sales price of such property or properties. Payment of such fee will be made only if Orange Realty Group provides a substantial amount of services in connection with the sale of a property or properties and will be subordinated to receipt by the stockholders of distributions equal to the sum of their aggregate stockholders’ 8% return and their aggregate invested capital. If, at the time of a sale, payment of the disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee will be paid at such later time as the subordination conditions are satisfied. The determination as to whether Orange Realty Group has provided a substantial amount of services in connection with the sale of a property or properties will be made by a majority of the board of directors, including a majority of the independent directors, based upon all of the facts and circumstances associated with the disposition of the property. In making this determination, the board of directors may compare the services provided by Orange Realty Group in connection with the disposition with the services provided by any real estate broker in connection with the disposition.

Upon listing of the shares on a national securities exchange or the on the Nasdaq stock market, if the deferred, subordinated disposition fee has been accrued but not been paid, then for purposes of determining whether the subordination conditions have been satisfied, stockholders will be deemed to have received a distribution in the amount equal to the product of the total number of shares outstanding and the average closing price of the shares over a period, beginning 180 days after listing, of 30 days during which the shares are traded.

The total of all acquisition fees and any acquisition expenses shall be reasonable and shall not exceed an amount equal to six percent of the contract purchase price of a property, unless a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The total of all real estate commissions and fees paid by Orange REIT to all persons (including the subordinated disposition fee payable to Orange Realty Group) in connection with any sale of one or more of Orange REIT’s properties shall not exceed the lesser of a competitive real estate commission or 6% of the contract sales price of the property or properties.

If Orange Realty Group or an affiliate performs services that are outside of the scope of the property acquisition/disposition agreement, compensation will be at such rates and in such amounts as are agreed to by Orange Realty Group and our independent directors.

The property acquisition/disposition agreement, which we entered into with the unanimous approval of our board of directors, including the independent directors, expires one year after the date of execution, subject to successive one-year renewals upon mutual consent of the parties. The current property acquisition/disposition agreement expires on November      , 2007. If the current property acquisition/disposition agreement is terminated, Orange Realty Group will cooperate with us and the directors in effecting an orderly transition of Orange Realty Group’s functions. The board of directors (including a majority of the independent directors) will approve a successor only upon a determination that Orange Realty Group’s replacement possesses sufficient qualifications to perform Orange Realty Group’s functions and that the compensation to be received by Orange Realty Group’s replacement pursuant to the new property acquisition/disposition agreement is justified.

The property acquisition/disposition agreement may be terminated without cause or penalty by either party, or by the mutual consent of the parties (by a majority of our independent directors or a majority of the directors of Orange Realty Group, as the case may be), upon 60 days’ prior written notice.

Orange Realty Group has the right to assign the property acquisition/disposition agreement to an affiliate subject to approval by our independent directors. We have the right to assign the property acquisition/disposition agreement to any successor to all of our assets, rights and obligations.

Orange Realty Group will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct or negligence and will not be responsible for any action of the board of directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify Orange Realty Group with respect to acts or omissions of Orange Realty Group undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in property acquisition/disposition agreement. Any indemnification made to Orange Realty Group may be made only out of our net assets and not from stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

While we will operate under the direction of the board of directors, we will rely upon a number of affiliates to provide many of the day-to-day services necessary for our successful operation. Many of those services will be provided by or will be arranged by our advisor, Orange Advisors, LLC, an affiliate of Orange REIT. Orange Advisors, LLC is a direct subsidiary of Orange Services, LLC, which is owned by Mr. Honigfeld. Another affiliate and subsidiary of Orange Services, LLC, Orange Realty Group, LLC, will also provide services to Orange REIT. For more information regarding these relationships and the compensation to be paid to such affiliates for services to Orange REIT, please see “Risk Factors—Risks Related to Our Business,” “Management Compensation,” “Conflicts of Interest,” “Management,” and “Our Advisor and Our Advisory Agreement.” We believe that all amounts paid or payable by us to our affiliates are fair and comparable to amounts that would be paid for similar services provided by unaffiliated third parties.

On November 30, 2005, in connection with the organization of Orange REIT, Inc., Briad Development West LLC, an affiliate of Mr. Honigfeld, purchased 13,334 shares of our common stock for $200,010, or $15 per share.

Briad Development West LLC has agreed to provide a line of credit of up to $800,000 to Orange REIT to cover organizational and offering expenses. Advances under the line of credit bear interest at four percent per annum and are payable upon the sale of the minimum number of shares in this offering. As of September 30, 2006, Orange REIT, Inc. had $360,000 plus interest accrued of $8,039 outstanding to Briad Development West LLC pursuant to this facility. Under the terms of the promissory note from Orange REIT to Briad Development West LLC, Orange REIT will not be required to pay any amount that would result in the payment by Orange REIT of offering expenses exceeding 15% of the gross proceeds of offering.

Briad Development West, LLC has entered into an advisory agreement with the managing dealer. Under that agreement, the managing dealer has provided advisory and consulting services to Briad Development West, LLC in connection with the preparation of the offering. As compensation to the managing dealer for the services provided under the agreement, Briad Development West, LLC has paid the managing dealer advisory fees of $150,000, and $50,000 of this amount is included the amount outstanding to Briad Development West LLC pursuant to the promissory note. The payment to Briad Development West LLC will be subject to the limitations set forth in the promissory note, as described above. The managing dealer has agreed to refund $100 of the advisory fees paid by Briad Development West, LLC for each $1,200 received by the managing dealer for services rendered to Orange REIT in connection with this offering, up to a maximum refund of $100,000.

The amount outstanding to Briad Development West LLC pursuant to the promissory note also includes $210,000 that we have agreed to pay to Briad Development West LLC for the acquisition of specific materials, proprietary information and know-how in connection with the offering. We determined, with approval of our independent directors, to pay Briad Development West LLC for the materials, information and know-how in response to the request of Briad Development West LLC and in recognition of the benefits we received from having access to the materials, information and know-how, as opposed to having to develop them on our own. The amount of the payment is based upon management’s estimate of the likely cost of replicating the materials, information and know-how and was not negotiated at arms-length. The amount to be paid to Briad Development West LLC represents a portion of the amounts paid by Briad Development West LLC in legal fees and other expenses incurred in connection with the preparation of the offering of shares of another similar entity. The payment to Briad Development West LLC will be subject to the limitations set forth in the promissory note, as described above.

Orange Advisors provides various administrative services to Orange REIT, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares) on a day-to-day basis. Orange Realty Group provides services with respect to acquisition of real property. See “Management Compensation” for a description of the fees to be paid to Orange Advisors and Orange Realty Group.

Mr. Cooper will receive 3.75% of any acquisition fee and 15% of any subordinated disposition fee received by Orange Realty Group. He will also receive 15% of any deferred, subordinated share of net sales proceeds, subordinated incentive fee or performance fee received by Orange Advisors.

Mr. Cooper continues to be a part-time employee of our managing dealer, J.P. Turner & Company, LLC, and is obligated to devote up to 10% of his time per month to certain selected client relationships, administration and other matters. J.P. Turner & Company, LLC has agreed to pay Mr. Cooper 2.5% of the compensation that the managing dealer receives in connection with the offering and 25% of the compensation that the managing dealer receives in connection with the advisory agreement entered between Briad Development West, LLC and the managing dealer. These payments to Mr. Cooper will be in recognition of Mr. Cooper’s efforts in connection with the offering prior to his resignation from J.P. Turner & Company, LLC.

INVESTMENT OBJECTIVES AND POLICIES

General

Our primary investment objectives are to preserve, protect, and enhance our assets while

•	obtaining current income;

•	making quarterly distributions;

•	becoming and remaining qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, within five to ten years after commencement of this offering, through listing, or if listing does not occur by December 31, 2016, the commencement of orderly sales of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof.

The sheltering from tax of income from other sources is not an objective of Orange REIT. If we are successful in achieving our investment and operating objectives, the stockholders (other than tax-exempt entities) are likely to recognize taxable income in each year. While there is no order of priority intended in the listing of our objectives, stockholders should realize that our ability to meet these objectives may be severely handicapped by any lack of diversification of our investments and the terms of the leases.

We intend to meet our objectives through our investment policies of purchasing interests in carefully selected, well-located properties and leasing them to our subsidiary, with management performed by third-party operators, or to unrelated third-party franchisors or franchisees of hotel brands on a “triple-net” basis (which means that the tenant will be responsible for paying the cost of all repairs, maintenance, property taxes, and insurance). We generally expect the leases to require the tenant to pay a minimal or base annual rent and percentage rent based on gross revenues. We may invest directly in such properties or indirectly through the acquisition of interests in entities which own hotel properties or interests therein.

We will choose our third-party operators and unrelated tenants, if any, based upon recommendations by the advisor. There is no limit on the number of properties of a particular hotel brand which we may acquire. We currently do not expect to acquire a property if the board of directors, including a majority of the independent directors, determines that the acquisition would adversely affect us in terms of geographic, property type or brand diversification. It is intended that investments will be made in properties in various locations in an attempt to achieve diversification and thereby minimize the effect of changes in local economic conditions and certain other risks. The extent of such diversification, however, depends in part upon the amount raised in the offering and the purchase price of each property. Our investment policy does not include a limitation on the amount or percentage of assets that may be invested in one property. See “Estimated Use of Proceeds” and “Risk Factors—Real Estate and Other Investment Risks—Possible lack of geographic and hotel brand diversification increases the risk of investment.” For a more complete description of the manner in which the structure of our business, including its investment policies, will facilitate our ability to meet our investment objectives, see “Business.”

Our investment objectives may not be changed without the approval of stockholders owning a majority of the shares. Our articles require the independent directors to review our investment policies at least annually to determine that the policies are in the best interests of the stockholders. The determination shall be set forth in the minutes of the board of directors along with the basis for such determination. The directors (including a majority of the independent directors) have the right, without a stockholder vote, to alter our investment policies but only to the extent consistent with our investment objectives and investment limitations. See “Investment Objectives and Policies—Certain Investment Limitations,” below.

Certain Investment Limitations

Our articles of incorporation or bylaws provide for the following limitations on our investments.

1.	Not more than 10% of our total assets will be invested in unimproved real property. For purposes of this paragraph, “unimproved real property” does not include any property under construction, under contract for development or planned for development within one year.

2.	We will not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.

3.	We may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 100%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset coverage,” for the purpose of this provision, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

4.	We will not invest in equity securities, other than the equity securities of wholly owned subsidiaries, unless a majority of the directors (including a majority of independent directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the advisor, a director or affiliates thereof are subject to the restrictions on joint venture investments. In addition, we will not invest in any security of any entity holding investments or engaging in activities prohibited by our articles of incorporation.

5.	We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Redemption of Shares”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”) unless (1) issued to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to our directors, officers or employees or the advisor. Options may not be issued to the advisor or any affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the advisor or directors thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the independent directors has a market value less than the value of such Option on the date of grant. Options issuable to the advisor, directors or any affiliate thereof shall not exceed 10% of the outstanding shares on the date of grant. We have no current intention to issue equity securities other than voting securities or make a private offering of equity securities.

6.	A majority of the directors will authorize the consideration to be paid for each property, based on the fair market value of the property. If a majority of the independent directors determine, or if the property is acquired from the advisor, a director or affiliates thereof, such fair market value shall be determined by a qualified independent real estate appraiser selected by the independent directors.

7.	We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.

8.	We will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

9.	We will not invest in any foreign currency or bullion or engage in short sales.

10.	We will not issue senior securities except notes to banks and other lenders.

11.	We will not make a loan to an advisor, director or affiliate, except where an appraisal of the underlying property is obtained from an independent expert or a loan is made to our wholly owned subsidiary.

12.	We will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

13.	We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.

The foregoing limitations may not be modified or eliminated without the approval of a majority of the shares of outstanding common stock. The board of directors may impose additional investment restrictions from time to time.

Except as set forth above or elsewhere in this prospectus, we do not intend to issue senior securities, borrow money, make loans to other persons, invest in the securities of other issuers for the purpose of exercising control, underwrite securities of other issuers, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property or repurchase or otherwise reacquire our shares or other securities.

DISTRIBUTION POLICY

General

In order to qualify as a REIT for federal income tax purposes, among other things, we must make distributions each taxable year equal to at least 90% of our real estate investment trust taxable income (excluding any net capital gains), although the board of directors, in its discretion, may increase that percentage as it deems appropriate. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Distribution Requirements.” The declaration of distributions is within the discretion of the board of directors and depends upon our distributable funds, current and projected cash requirements, tax considerations and other factors.

Distributions

We intend to make regular distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the directors. The board of directors currently intends to declare distributions on a quarterly basis using the first day of the quarter as the record date. In order for an investor to receive a distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring shares, will not receive a distribution for a record date that they are not considered a stockholder of record. It is the intent of the board of directors to declare and pay distributions quarterly during the offering period and thereafter. However, the board of directors, in its sole discretion, may determine to declare and pay distributions on another basis. We do not intend to pay distributions until such time as the close of the first full quarter after the first release of funds from escrow. The interest, if any, earned on subscription proceeds prior to their release from escrow, will be distributed to each subscriber within 30 days after the date a subscriber is admitted to Orange REIT as a stockholder. After the initial admission of stockholders to Orange REIT in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the bank for at least 20 days.

We are required to distribute annually at least 90% of our real estate investment trust taxable income (excluding any net capital gains) to maintain our objective of qualifying as a REIT. Generally, income distributed will not be taxable to us under federal income tax laws if we comply with the provisions relating to qualification as a REIT. If the cash available to us is insufficient to pay such distributions, we may obtain the necessary funds by borrowing or selling assets. These methods of obtaining funds could affect future distributions by increasing operating costs. To the extent that distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such distributions might not reduce stockholders’ aggregate invested capital. Distributions in kind will not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the articles of incorporation; or distributions of in-kind property, as long as, with respect to in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property; offers each stockholder the election of receiving in-kind property distributions; and distributes in-kind property only to those stockholders who accept the directors’ offer.

Distributions will be made at the discretion of the directors, depending primarily on net cash from operations (which includes cash received from tenants except to the extent that such cash represents a return of principal in regard to the lease of a property consisting of building only, distributions from joint ventures, and interest income from borrowers under loans, less expenses paid) and our general financial condition, subject to the obligation of the directors to cause us to qualify and remain qualified as a REIT for federal income tax purposes. We intend to increase distributions in accordance with increases in net cash from operations. We are not subject to any contractual restrictions that limit or prevent us from paying dividends to stockholders, and we do not expect that the anticipated credit facility from M&T Bank will include any direct restrictions on paying dividends.

PRINCIPAL STOCKHOLDER

The following table sets forth information as of the date of this prospectus, regarding the number and percentage of shares owned by each director and each executive officer and any person known to us to be the beneficial owner of more than 5% of our outstanding shares.

Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. Except as indicated, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common stock	Brad Honigfeld c/o Briad Development West LLC 78 Okner Parkway Livingston, NJ 07039	13,334 shares(1)	100%(2)

(1)	Shares are owned of record by Briad Development West LLC. Mr. Honigfeld owns all of the interests in, and serves as the sole manager of, Briad Development West LLC and therefore may be deemed to beneficially own the shares held by Briad Development West LLC.
(2)	If the minimum offering is completed, these shares will constitute approximately 2.0% of the outstanding shares.

SUMMARY OF THE ARTICLES OF INCORPORATION AND BYLAWS

General

Orange REIT is organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, Orange REIT is governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors and officers, the amendment of the articles of incorporation and mergers of a Maryland corporation with other entities. Because many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its articles of incorporation.

Our articles of incorporation and bylaws contain certain provisions that could make it more difficult to acquire control of Orange REIT by means of a tender offer, a proxy contest, or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Orange REIT to negotiate first with our board of directors. Orange REIT believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer.

The articles of incorporation also permit our board of directors to list our shares on a national securities exchange or on the Nasdaq stock market after completion or termination of this offering.

The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, reference is made to the Maryland General Corporation Law and our articles of incorporation and bylaws.

Description of Capital Stock

Orange REIT has authorized a total of 40,000,000 shares of capital stock, consisting of 35,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 additional shares of excess stock, $0.01 par value per share. All of the shares offered hereby will be fully paid and nonassessable when issued.

We will not issue share certificates except to stockholders who make a written request to Orange REIT. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer. A stockholder wishing to transfer his or her shares will be required to send only an executed form to us, and we will provide the required form upon a stockholder’s request. The executed form and any other required documentation must be received by us on or before the 15th of the month for the transfer to be effective the following month. Subject to restrictions in the articles of incorporation, transfers of shares shall be effective, and the transferee of the shares will be recognized as the holder of such shares as of the first day of the following month on which we receive properly executed documentation.

Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the board of directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of our remaining after payment in full of all creditors.

The voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held equity security. The board of directors currently has no plans to offer our equity securities in a private offering.

For a description of the characteristics of the excess shares, which differ from common stock in a number of respects, including voting and economic rights, see “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership,” below.

Board of Directors

The articles of incorporation provide that the number of directors of Orange REIT cannot be less than three nor more than 15. A majority of the board of directors will be independent directors. See “Management—Independent Directors.” Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. A majority of the independent directors will nominate replacements for vacancies among the independent directors. Under the articles of incorporation, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, nothing in the articles of incorporation prohibits a director from being reelected by the stockholders. The directors may not (a) amend the articles of incorporation, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause our merger or other reorganization; or (d) dissolve or liquidate Orange REIT, other than before the initial investment in property. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).

Stockholder Meetings

An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our bylaws, a special meeting of stockholders may be called by the chairman of the board of directors, a majority of the directors, or a majority of the independent directors. Special meetings of the stockholders also shall be called by the secretary of Orange REIT upon the written request of stockholders holding in the aggregate not less than 10% of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, Orange REIT shall provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all of our stockholders.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to nominate a director, or propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Articles of Incorporation

Pursuant to our articles of incorporation, the directors can amend the articles of incorporation by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the articles of incorporation may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of common stock outstanding and entitled to vote. The stockholders may vote to amend the articles of incorporation, terminate or dissolve Orange REIT or remove one or more directors without the necessity of concurrence by the board of directors.

Mergers, Combinations and Sale of Assets

A merger, combination, sale, or other disposition of all or substantially all of our assets other than in the ordinary course of business must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an affiliate of Orange REIT or the advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

As permitted by Maryland law, Orange REIT has expressly elected to be governed by the special voting requirements of Title 3, Subtitle 6, of the Maryland Corporations and Associations Article, which we refer to as the Special Voting Article. The Special Voting Article establishes special requirements with respect to a business combination between an interested stockholder and a Maryland corporation unless exemptions are applicable. The Special Voting Article prohibits a merger and other specified or similar transactions between a Maryland corporation and an interested stockholder for a five-year period and requires a super majority vote for those transactions after the end of the five-year period.

An interested stockholder is a person owning beneficially, directly or indirectly, 10% or more of the outstanding voting stock of a Maryland corporation. Business combinations include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates.

Unless an exemption is available, a business combination may not be consummated between a Maryland corporation and an interested stockholder for a period of five years after the date on which the stockholder became an interested stockholder. After that five-year period, a business combination may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder. These provisions do not apply if the corporation’s stockholders receive a minimum price, as defined in the Special Voting Article, for their shares and they receive the consideration in cash or in the same form as previously paid by the interested stockholder for its shares and if other conditions are met.

A business combination with an interested stockholder that is approved by the board of a Maryland corporation at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to a Maryland corporation’s article of incorporation electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. The amendment will not be effective until 18 months after the vote of stockholders and does not apply to any business combination of a corporation with a stockholder who was an interested stockholder on the date of the stockholder vote.

Control Share Acquisitions

As permitted by Maryland law, Orange REIT has also expressly elected to be governed by the control share provisions of Title 3, Subtitle 7, of the Maryland Corporations and Associations Article, which we refer to as the Control Share Article. Under the Control Share Article, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. Control shares are voting shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors or trustees within one of the following ranges of voting power: (1) 20% or more but less than 33 1/3%, (2) 33 1/3% or more but less than a majority or (3) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition is, subject to specified exceptions, the acquisition of, ownership of or the power to direct the exercise of voting power with respect to control shares.

A person who has made or proposes to make a control share acquisition upon satisfaction of specified conditions, including an undertaking to pay expenses, may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland corporation may itself present the question at any stockholders’ meeting.

If voting rights for control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then subject to specified conditions and limitations, the Maryland corporation may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value, without regard to the absence of voting rights for the control shares. Fair value will be determined as of the date of the meeting of the stockholders at which the voting rights of the control shares are considered but not approved. If no meeting is held, fair value will be determined as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of the appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The Control Share Article does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the Maryland corporation is a party to the transaction or

•	acquisitions approved or exempted by the charter or bylaws of the Maryland corporation.

The Special Voting Article and the Control Share Article may have the effect of discouraging unilateral tender offers or other takeover proposals, which some stockholders might consider in their interests or that might provide a substantial premium for their shares. The Control Share Article in particular has the effect of making a unilateral tender offer or other takeover of Orange REIT more difficult. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares, deprive stockholders of opportunities to sell their shares at a temporarily higher market price.

Termination of Orange REIT and REIT Status

Our articles of incorporation provide for the voluntary termination and dissolution of Orange REIT by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the articles of incorporation permit the stockholders to terminate the status of Orange REIT as a REIT under the Internal Revenue Code only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.

Under our articles of incorporation, Orange REIT will automatically terminate and dissolve on December 31, 2016 unless our common stock, including the shares offered by this prospectus, are listed on a national securities exchange or on the Nasdaq stock market before that date. If the shares are listed, Orange REIT automatically will become a perpetual life entity. If we are not listed by December 31, 2016, we will commence an orderly liquidation of our assets, distribute the net sales proceeds to stockholders and limit our activities to those related to Orange REIT’s orderly liquidation, unless the stockholders owning a majority of the shares elect to amend the articles of incorporation to extend the duration of Orange REIT.

Restriction on Ownership

To qualify as a REIT under the Internal Revenue Code (i) not more than 50% of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT.”

To ensure that Orange REIT satisfies these requirements, the articles of incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of common stock by any person (as defined in the articles of incorporation) to no more than 9.8% of the outstanding shares of such common stock (the “Ownership Limit”). It is the responsibility of each person (as defined in the articles of incorporation) owning (or deemed to own) more than 5% of the outstanding shares of common stock to give Orange REIT written notice of such ownership. In addition, to the extent deemed necessary by the directors, Orange REIT can demand that each stockholder disclose to Orange REIT in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the articles of incorporation) of the common stock. However, the articles of incorporation generally provide that the board of directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the board of directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a person if the board of directors determines that such person’s ownership of common stock will not jeopardize Orange REIT’s status as a REIT under the Internal Revenue Code.

Subject to the board of director’s ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of Orange REIT’s common stock or other events that would create a direct or indirect ownership of such stock that would

•	violate the Ownership Limit;

•	result in Orange REIT’s disqualification as a REIT under the Internal Revenue Code, including any transfer that results in: (a) Orange REIT’s common stock being owned by fewer than 100 persons, or (b) Orange REIT being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	potentially jeopardize the Company’s status as a REIT under the Internal Revenue Code,

shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of Orange REIT’s excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of:

•	the proceeds of the sale;

•	the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or

•	the pro rata amount of the prohibited owner’s initial capital investment in Orange REIT properly allocated to such shares of excess stock.

All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, Orange REIT has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of Orange REIT’s stock on the date Orange REIT exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the articles of incorporation.

For purposes of the articles of incorporation, the term “person” shall mean any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.

Responsibility of Directors

Directors serve in a fiduciary capacity and shall have a fiduciary duty to the stockholders of Orange REIT, which duty shall include a duty to supervise the relationship of Orange REIT with the advisor. See “Management—Responsibilities of the Board of Directors.”

Limitation of Liability and Indemnification

The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active or deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Pursuant to Maryland corporate law and our articles of incorporation, Orange REIT is required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent of Orange REIT (the “indemnitee”) against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of Orange REIT while a director, officer, advisor, affiliate, employee, or agent and in such capacity, provided, that the indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the indemnitee if:

•	the loss or liability was the result of negligence or misconduct, or if the indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the indemnitee actually received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of Orange REIT, the indemnitee shall have been adjudged to be liable to Orange REIT.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of Orange REIT were offered or sold as to indemnification for violations of securities laws. Pursuant to its articles of incorporation, Orange REIT is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the indemnitee was made a party to the proceeding by reasons of his or her service as a director, officer, advisor, affiliate, employee or agent of Orange REIT; (ii) the indemnitee provides Orange REIT with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by Orange REIT as authorized by the articles of incorporation; (iii) the indemnitee provides Orange REIT with a written agreement to repay the amount paid or reimbursed by Orange REIT, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of Orange REIT acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Orange REIT’s articles of incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the articles of incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.

Any indemnification may be paid only out of net assets of Orange REIT, and no portion may be recoverable from the stockholders.

There are certain defenses under Maryland law available to the directors, officers and the advisor in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director, officer or the advisor can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors, officers and the advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors, officers and the advisor may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that Orange REIT indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the board of directors or by the stockholders.

Removal of Directors

Under our articles of incorporation, a director may resign or be removed with or without cause by the affirmative vote of a majority of the capital stock of Orange REIT outstanding and entitled to vote.

Inspection of Books and Records

The advisor will keep or cause to be kept, on behalf of Orange REIT, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all other records of Orange REIT, including a copy of the articles of incorporation and any amendments thereto, will at all times be maintained at the principal office of Orange REIT, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent. Stockholders will also have access to the books of account and records of our advisor, Orange Advisors, LLC, to the same extent that they have access to the books of account and records of Orange REIT.

As a part of its books and records, Orange REIT will maintain at its principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at Orange REIT’s home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. Orange REIT may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes.

If the advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of Orange REIT. Orange REIT may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in Orange REIT. The remedies provided by the articles of incorporation to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Restrictions on “Roll-Up” Transactions

In connection with a proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of Orange REIT and the issuance of securities of an entity, referred to as a “Roll-Up Entity,” that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with the advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by Orange REIT. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for the benefit of Orange REIT and the stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:

•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction;

•	remaining stockholders of Orange REIT and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of the net assets of Orange REIT.

Orange REIT is prohibited from participating in any proposed Roll-Up Transaction:

•	which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in Orange REIT’s articles of incorporation, Sections 8.1, 8.2, 8.4, 8.5, 8.6 and 9.1 and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of Orange REIT. (See “Summary of the Articles of Incorporation and Bylaws—Description of Capital stock” and “Summary of the Articles of Incorporation and Bylaws—Stockholder Meetings,” above);

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of Orange REIT’s articles of incorporation and described in “Summary of the Articles of Incorporation and Bylaws—Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by Orange REIT if the Roll-Up Transaction is not approved by the stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Introduction

The following is a summary of the material federal income tax consequences of the ownership and disposition of shares of Orange REIT, prepared by Arent Fox PLLC, as tax counsel. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of Orange REIT, or to the purchase, ownership or disposition of the shares, has been requested from the Internal Revenue Service or other tax authority. Counsel will render prior to the effectiveness of the registration statement, of which this prospectus is a part, certain opinions discussed herein and believes that if the Internal Revenue Service were to challenge the conclusions of counsel, such conclusions would prevail in court. However, opinions of counsel are not binding on the Internal Revenue Service or on the courts, and no assurance can be given that the conclusions reached by counsel would be sustained in court. Prospective investors should consult their own tax advisers in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the shares of Orange REIT, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

Taxation of Orange REIT

General. Orange REIT expects to elect to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Internal Revenue Code, commencing with its taxable year beginning January 1, 2007. Orange REIT believes that it will be organized and will operate in such a manner as to qualify as a REIT, and Orange REIT intends to continue to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Internal Revenue Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Internal Revenue Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.

If Orange REIT qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders as dividends. Stockholders will generally be subject to taxation on dividends they receive (other than dividends designated as “capital gain dividends” or “qualified dividend income”) at rates applicable to ordinary income. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. Currently, however, shareholders of regular domestic corporations and certain types of foreign corporations who are taxed at individual rates generally are taxed on dividends they receive at long-term capital gain rates, which are lower for individuals than ordinary income rates. In addition, corporate shareholders of regular corporations who are taxed at regular corporate rates receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Still, income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a regular domestic corporation or a qualified foreign corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at long-term capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

Notwithstanding the above, Orange REIT will be subject to federal income tax in various circumstances, including, without limitation, the following:

•	Orange REIT will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Under certain circumstances, Orange REIT may be subject to the alternative minimum tax on its items of tax preference.

•	If Orange REIT has net income from foreclosure property which is held primarily for sale to customers in the ordinary course of business, or other non-qualifying income from foreclosure properties, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made.

•	If Orange REIT has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business.

•	If Orange REIT should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the greater of the amount by which 95% or 75% of Orange REIT’s gross income exceeds its gross income qualifying under the 95% or 75% gross income tests, respectively, multiplied by a fraction intended to reflect its profitability.

•	If, during each calendar year, Orange REIT fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, Orange REIT will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed and amounts retained but with respect to which federal income tax was paid.

•	If Orange REIT acquires any asset from a C corporation (that is, a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in Orange REIT’s hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Orange REIT recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by Orange REIT, then, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of acquisition by Orange REIT over the adjusted basis in the property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of “built-in gain” will apply assuming that an election is not made pursuant to Section 1.337(d)-7 of the Treasury Regulations to treat the asset as having been sold by the corporation for fair market value immediately before the acquisition by Orange REIT.

•	If Orange REIT receives “redetermined rents,” “redetermined deductions” or “excess interest,” it will be subject to a 100% tax on such income. In general, redetermined rents are rents from real property that are overstated as a result of services provided by its taxable REIT subsidiary (as described below) to any of Orange REIT’s tenants. Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary that are in excess of the amounts that would have been paid by it based on arms-length negotiations.

If Orange REIT fails to satisfy any of the asset tests discussed below because it owns assets the total value of which exceeds a statutory de minimis standard but the failure is due to reasonable cause and it nonetheless maintains its qualification as a REIT because other requirements are met, Orange REIT will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such nonqualifying assets by the highest rate of tax applicable to corporations during the periods which such assets would have caused Orange REIT to fail the relevant asset test.

If Orange REIT fails to satisfy a requirement under the Code the failure of which would result in the loss of its REIT status, other than a failure of the income or asset tests, but the failure is due to reasonable cause and Orange REIT nonetheless maintains its qualification as a REIT because the requirements of certain relief provisions are satisfied, Orange REIT will be subject to a penalty of $50,000 for each such failure due to reasonable cause and not willful neglect.

If Orange REIT fails to comply with the requirement to send annual letters to its stockholders requesting information regarding the actual ownership of its stock and the failure was not due to reasonable cause or was due to willful neglect, Orange REIT will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Orange REIT’s taxable REIT subsidiaries will be subject to federal corporate income tax on their net income, and may also be subject to state, local and foreign income or other tax, as applicable.

Notwithstanding Orange REIT’s status as a REIT, (a) Orange REIT may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner as they are treated for U.S. federal income tax purposes, (b) Orange REIT’s subsidiaries that are not subject to U.S. federal income tax may have to pay state and local income taxes, because not all states and localities treat these entities in the same manner as they are treated for U.S. federal income tax purposes and (c) Orange REIT and its subsidiaries may have to pay certain foreign taxes to the extent that they own assets or conduct operations in foreign jurisdictions.

If Orange REIT fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, it will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of shares. To the extent that Orange REIT would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of shares would be reduced. Distributions made to holders of shares generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. Orange REIT would not be eligible to elect REIT status for the four taxable years after the taxable year during which it failed to qualify as a REIT, unless its failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.

Opinion of Counsel. Based upon representations made by officers of Orange REIT with respect to relevant factual matters, upon the existing Internal Revenue Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon counsel’s independent review of such documents as counsel deemed relevant in the circumstances and upon the assumption that Orange REIT will operate in the manner described in this prospectus, counsel will advise prior to the effectiveness of the registration statement, of which this prospectus is a part, that, in its opinion, commencing with the taxable year beginning January 1, 2007, Orange REIT will be organized in conformity with the requirements for qualification and taxation as a REIT, and Orange REIT’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT. It must be emphasized, however, that opinions of counsel are not binding on the IRS or the courts, and that Orange REIT’s ability to qualify and remain qualified as a REIT is dependent upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and future actions by and events involving Orange REIT and others, and no assurance can be given that the actual results of Orange REIT’s operations and future actions and events will enable Orange REIT to satisfy in any given year the requirements for qualification and taxation as a REIT.

Requirements for Qualification as a REIT. As discussed more fully below, the Internal Revenue Code defines a REIT as a corporation, trust or association:

•	which is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	which, but for Sections 856 through 860 of the Internal Revenue Code, would be taxable as a domestic corporation;

•	which is neither a financial institution nor an insurance company;

•	the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;

•	uses a calendar year as its tax accounting period;

•	which makes a proper and timely election to be taxed as a REIT;

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and

•	which meets certain other tests regarding the nature of its assets and income and the amount of its distributions qualifying as dividends.

Orange REIT intends to comply with all of the conditions and requirements for it to qualify and continue to qualify as a REIT. However, no assurance can be provided that it will qualify as a REIT or that new legislation, Treasury Regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to Orange REIT’s qualification as a REIT.

In the case of a REIT which is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income (as defined in the Internal Revenue Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests described below. Thus, Orange REIT’s proportionate share of the assets, liabilities and items of income of an operating partnership and of any joint venture (provided that such joint venture is treated as a partnership for federal income tax purposes), as described in “Business—Joint Venture Arrangements,” will be treated as assets, liabilities and items of income of Orange REIT for purposes of applying the asset and gross income tests described herein.

If a REIT owns 100 percent of the stock of a corporation, such corporation will be treated as a “qualified REIT subsidiary” unless the corporation is a taxable REIT subsidiary as discussed below. A qualified REIT subsidiary is not treated as an entity separate from the REIT and all of its assets, liabilities and items of income, deduction and credit will be treated as assets, liabilities and items of income, deduction and credit of the REIT for federal income tax purposes.

If a REIT owns 100 percent of ownership interests in a limited liability company or other noncorporate entity, such limited liability company or noncorporate entity generally will not be treated as an entity separate from the REIT and all of its assets, liabilities and items of income, deduction and credit will be treated as assets, liabilities and items of income, deduction and credit of the REIT for federal income tax purposes.

Distribution of “Earnings and Profits” Attributable to Non-REIT Taxable Years. Additionally, to qualify as a REIT, Orange REIT cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year (“undistributed E&P”). Orange REIT believes that it presently has no such undistributed E&P. For purposes of determining whether a REIT has undistributed E&P, distributions made for the purpose of eliminating E&P shall be treated as made from E&P that would, but for the distribution, have resulted in a failure to meet the requirement that the REIT have no undistributed E&P attributable to a non-REIT taxable year. If, because the first closing occurs before 2007 or otherwise, Orange REIT earns income in 2006, such income will be subject to corporate income tax and will have to be distributed to Orange REIT’s shareholders as a dividend before the end of the first taxable year for which its REIT election is effective.

If the IRS were to determine that Orange REIT had undistributed E&P that it did not distribute by the end of its first taxable year as a REIT after which it accrued such undistributed E&P, Orange REIT could avoid disqualification as a REIT by using “deficiency dividend” procedures, to distribute the undistributed E&P. The deficiency dividend procedures would require Orange REIT to make a distribution to stockholders, in addition to the regularly required REIT distributions, within 90 days of the IRS determination. In addition, Orange REIT would have to pay to the IRS interest on the undistributed E&P that was not distributed prior to the end of such taxable year.

Ownership Tests. The ownership requirements for qualification as a REIT are that (i) during the last half of each taxable year not more than 50% in value of the REIT’s outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (or certain entities as defined in the Internal Revenue Code) and (ii) there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, the articles of incorporation generally prohibit any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% of the outstanding common stock. Among other provisions, the articles of incorporation empower the board of directors to redeem, at its option, a sufficient number of shares to bring the ownership of shares of Orange REIT in conformity with these requirements or to assure continued conformity with such requirements.

Under the articles of incorporation, each holder of shares is required, upon demand, to disclose to the board of directors in writing such information with respect to actual, constructive or beneficial ownership of shares of Orange REIT as the board of directors deems necessary to comply with provisions of the Internal Revenue Code applicable to Orange REIT or the provisions of the articles of incorporation, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which Orange REIT is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. Orange REIT has represented that it expects to meet these stock ownership requirements for each taxable year and that it will be able to demonstrate its compliance with these requirements.

Asset Tests. At the close of each quarter of Orange REIT’s taxable year, it must satisfy six tests relating to the nature of its assets, as follows:

(1)	At least 75 percent of the value of its total assets must be represented by “real estate assets,” cash, cash items, and government securities. Real estate assets include mortgages secured by real estate assets, shares of other REITs, and stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares or long-term debt.

(2)	Not more than 25 percent of its total assets may be represented by securities, other than those in the 75 percent asset class.

(3)	Except for securities described in (1) above and securities of taxable REIT subsidiaries, the value of any one issuer’s securities owned by it may not exceed 5 percent of the value of its total assets.

(4)	Except for securities described in (1) above and securities of taxable REIT subsidiaries, it may not own more than 10 percent of any one issuer’s outstanding voting securities.

(5)	Except for securities described in (1) above, securities of taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, it may not own more than 10 percent of the total value of the outstanding securities of any one issuer.

(6)	Not more than 20 percent of the value of its total assets may be represented by the securities of one or more taxable REIT subsidiaries.

If it does not meet these tests at the end of a quarter by reason of a discrepancy existing immediately after the acquisition of any security or property which is wholly or partly the result of such acquisition during such quarter, it shall not lose its status as a REIT for such quarter if such discrepancy is eliminated within 30 days after the close of the quarter.

For purposes of these asset tests, Orange REIT’s assets include its allocable share of all assets held by the entities in which it owns interests that are partnerships or disregarded entities for federal income tax purposes, and the subsidiaries of these entities that are partnerships or disregarded entities for federal income tax purposes, and generally do not include the equity interests in these entities. For purposes of the asset tests other than the 10 percent value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with the capital interests in that entity. For purposes of the 10 percent value test, an allocable share of the assets of an entity that is treated as a partnership for federal income tax purposes is determined in accordance with Orange REIT’s proportionate ownership of the equity interests and the other securities issued by that entity, other than certain securities specified in the Code.

Securities, for purposes of the asset tests, may include debt Orange REIT holds from other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10 percent value test: (1) securities that meet the “straight debt” safe harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75 percent of their gross income from sources that constitute qualifying income for purposes of the 75 percent gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of Orange REIT’s interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement determined by the IRS.

Debt will meet the “straight debt” safe harbor if (1) neither Orange REIT nor any of its controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries in which Orange REIT directly or indirectly own more than 50 percent of the vote or value of the outstanding stock) owns any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors. However, contingencies regarding time of payment of interest and the amount of interest owed are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield to maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5 percent of the annual yield to maturity or (ii) 0.25 percent, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

Orange REIT does not intend to own, as of each relevant testing date, more than 10 percent of (i) the voting securities of any entity that is treated as a corporation for federal income tax purposes, except for securities described in paragraph (1) above and securities of corporations or other entities that qualify and elect to be treated as taxable REIT subsidiaries or (ii) the value of the securities of any issuer, except for securities described in paragraph (1) above or those of taxable REIT subsidiaries. In addition, Orange REIT intends that the value of the securities of any one issuer owned by it will not exceeded 5 percent of the total value of its assets, unless the issuer is a taxable REIT subsidiary or the securities are described in paragraph (1), above. Orange REIT intends that the aggregate value of the securities of its taxable REIT subsidiaries will not exceed 20 percent of the value of its total assets, and that the aggregate value of the securities of its taxable REIT subsidiaries, together with all other assets that do not qualify for purposes of the 75 percent asset test, will not exceed 25 percent of the total value of its assets. No independent appraisals will be acquired to support this representation, and tax counsel, in rendering its opinion as to Orange REIT’s qualification as a REIT, is relying on Orange REIT’s representations, including those as to the relative value of its assets. There can be no assurance that the IRS might not successfully assert that the value of any of the securities, and other assets Orange REIT owns that do not qualify for purposes of the asset tests, has exceeded on a relevant testing date one or more of the value limitations.

It is anticipated that the bulk of Orange REIT’s assets will be “real estate assets,” including direct and indirect interests in real property, direct and indirect interests in leaseholds of land and any improvements thereon. However, certain of Orange REIT’s properties may represent interests in property that do not qualify, in whole or in part, as “real estate assets” under prevailing interpretations of the tax laws. Orange REIT intends that at the end of each quarter the sum of the value of any personal property owned by it plus the value of all other company assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of Orange REIT’s total assets and that the value of its interests in its TRSs will not exceed 20% of its total assets. No independent appraisals will be acquired to support these valuations, and Arent Fox, in rendering its opinion as to the qualification of Orange REIT as a REIT, is relying on the statements of Orange REIT and its management that Orange REIT intends to satisfy these requirements. There can be no assurance however, that the Internal Revenue Service may not contend that the value of any personal property or other property owned by Orange REIT not qualifying for the 75% Asset Test, exceeds 25% of Orange REIT’s total assets or that the value of its interests in its TRSs exceed 20% of its total assets.

If Orange REIT discovers a failure of any of the asset tests described in paragraphs (3), (4) or (5) above subsequent to the 30-day cure period described above, it may, nevertheless, avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1 percent of the total value of Orange REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which Orange REIT first identified the failure to satisfy such requirements. For violations of any of the REIT asset tests due to reasonable cause and not due to willful neglect that exceed the thresholds described in the preceding sentence, Orange REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six-month period described above, to meet the applicable asset test. In these cases Orange REIT would be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and must file a schedule with the Internal Revenue Service that describes the non-qualifying assets. If Orange REIT fails to cure noncompliance with the asset tests within the prescribed time period, and no other relief is available, it would cease to qualify as a REIT.

A REIT may own up to 100 percent of the stock of a corporation that elects to be treated as a “taxable REIT subsidiary” for federal income tax purposes. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which Orange REIT owns an equity interest, including stock, directly or indirectly, and that elects, together with it, to be treated as a taxable REIT subsidiary under the Code. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing more than 35 percent of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary is a corporation subject to federal income tax, and state, local or foreign income tax where applicable, as a regular C corporation. If dividends are paid by one or more of Orange REIT’s taxable REIT subsidiaries to it, then a portion of the dividends from Orange REIT to its stockholders who are taxed at individual rates will generally be eligible for taxation at lower capital gain rates, rather than at ordinary income rates. The income and assets of Orange REIT’s taxable REIT subsidiaries are not attributable to it for purposes of satisfying the income and asset ownership requirements applicable to REIT qualification.

A taxable REIT subsidiary must not directly or indirectly operate or manage a lodging or health care facility or, generally, provide to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Although a taxable REIT subsidiary may not operate or manage a lodging facility, it may lease such a facility so long as the facility is a “qualified lodging facility” and is operated on behalf of the taxable REIT subsidiary by an “eligible independent contractor.” A “qualified lodging facility” is, generally, a hotel or motel at which no authorized gambling activities are conducted, and includes the customary amenities and facilities operated as part of, or associated with, the hotel or motel. “Customary amenities” must be customary for other properties of a comparable size and class owned by other owners unrelated to us. An “eligible independent contractor” is an independent contractor that, at the time a management agreement is entered into with a taxable REIT subsidiary to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for a person or persons unrelated to either the taxable REIT subsidiary or any REITs with which the taxable REIT subsidiary is affiliated, and which is not treated as related to the REIT after applying certain attribution rules. Orange REIT believes, and currently intends to take all steps reasonably practicable to ensure, that none of its taxable REIT subsidiaries or any of their subsidiaries will engage in “operating” or “managing” our (or any other) hotels and that the hotel management companies engaged to operate and manage hotels leased to or owned by Orange REIT’s taxable REIT subsidiaries will qualify as “eligible independent contractors” with regard to those taxable REIT subsidiaries.

Additional restrictions are imposed on taxable REIT subsidiaries. First, a taxable REIT subsidiary may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50 percent of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest expense amount if the 50 percent test is satisfied). In addition, Orange REIT would be obligated to pay a 100 percent penalty tax on some payments from the taxable REIT subsidiary that it receives, including interest or rent, or on certain expenses deducted by the taxable REIT subsidiary, if the IRS were able to assert successfully that the economic arrangements between Orange REIT and the taxable REIT subsidiary did not meet specified standards set forth in the Code. Orange REIT’s taxable REIT subsidiaries may make interest and other payments to it, including payments of rent under the hotel leases. There can be no assurance that the limitation on interest deductions applicable to taxable REIT subsidiaries will not apply to the interest payments made to Orange REIT by its taxable REIT subsidiaries, resulting in an increase in the corporate income tax liability of each such subsidiary. In addition, there can be no assurance that the IRS might not seek to impose the 100 percent excise tax on a portion of the payments received by Orange REIT from, or expenses deducted by, its taxable REIT subsidiaries.

Because of the restrictions applicable to the income, assets and activities of a REIT, Orange REIT may need to conduct certain business activities in one more of its taxable REIT subsidiaries. Taxable REIT subsidiaries are taxable as regular C corporations and are subject to federal, state, and, if applicable, local and foreign taxation on their income at applicable corporate income tax rates. The aggregate value of all of Orange REIT’s taxable REIT subsidiaries may not exceed 20 percent of the value of all of its assets. As indicated in “Business—Joint Venture Arrangements,” Orange REIT may participate in joint ventures. If a joint venture were classified, for federal income tax purposes, as an association taxable as a corporation rather than as a partnership and an election had not been properly and timely made to treat such joint venture as a taxable REIT subsidiary with respect to Orange REIT, our ownership of a greater than 10% interest in the joint venture would cause Orange REIT to fail to meet the requirement that it not own more than 10% of the value or voting power of an issuer’s securities. See “Material U.S. Federal Income Tax Consequences—Investment in Joint Ventures.”

Income Tests. A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year.

The 75 Percent and 95 Percent Tests. In general, at least 75% of a REIT’s gross income for each taxable year must be from “rents from real property,” interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of, other REITs, gains from the sale or other disposition of real property and certain other sources, including “qualified temporary investment income.” For these purposes, “qualified temporary investment income” means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital. In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.

Initially, the bulk of Orange REIT’s income, excluding the income of the TRS, will be derived from rents with respect to properties. Rents from properties received by Orange REIT qualify as “rents from real property” in satisfying these two tests only if several conditions are met. First, the rent must not be based in whole or in part, directly or indirectly, on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Internal Revenue Code provides that rents received from a tenant will not qualify as “rents from real property” if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant (a “Related Party Tenant”), excluding a tenant which is a TRS whose leased property is a hotel, motel or other establishment occupied by unrelated third-parties on a transient basis and managed and operated by an “eligible independent contractor” actively engaged in the business of operating similar hotels for third parties unrelated to Orange REIT or the TRS provided that wagering activities are not to be conducted pursuant to legal authorization at or in connection with the hotel, motel or other establishment. For these purposes, in order to be considered to be occupied on a transient basis, more than 50% of the units of a property must be used on a transient basis. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Fourth, if a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds one percent of the total amount received by Orange REIT with respect to the property, then no amount received by Orange REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that Orange REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is one percent or less of the total amount received by Orange REIT with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” There are two exceptions to this rule. First, impermissible services that are customary can be provided to tenants through an independent contractor from whom Orange REIT derives no income. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. Second, even non-customary impermissible services can be provided to tenants at a property by a taxable REIT subsidiary. Any amounts Orange REIT receives from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75 percent gross income test and, except to the extent received through the payment of dividends, the 95 percent gross income test. Finally, the leases must be respected as true leases. A 100% excise tax may apply to rents received from a TRS to the extent such rents exceed an arm’s-length amount, although certain types of rents are excepted from this excise tax.

As noted above, neither Orange REIT, nor an actual or constructive owner of 10% or more of its capital stock, may actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents Orange REIT receives from such a tenant that also is its taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by its other tenants for comparable space or (ii) the leased property is a qualified lodging facility operated by an eligible independent contractor. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which a REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock.

The manager of Orange REIT’s hotels will not qualify as an independent contractor (i) if such person owns, directly or indirectly, more than 35% of Orange REIT’s shares or (ii) if more than 35% of the total combined voting power of the stock (or 35% of the total shares of all classes of stock) of such person or, if such person is not a corporation, 35% of the interest in the assets or net profits of such person is owned, directly or indirectly, by one or more persons owning 35% or more of the shares of Orange REIT. (In the event that any class of stock of Orange REIT or such person is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class shall be treated as owning any of the stock of such class for purposes of applying the 35% limitation of clause (ii) of the preceding sentence, but all the outstanding stock of such class shall be considered outstanding in order to compute the denominator for purposes of determining the applicable percentage of ownership.) As noted above, it is possible that Brad Honigfeld may own an interest in the manager selected to manage and operate Orange REIT’s hotels leased to Orange REIT’s taxable REIT subsidiary. If his ownership interest in such manager exceeds 35% and his ownership in Orange REIT is 35% or more, or if other shareholders of Orange REIT also own interests in such manager such that the aggregate ownership by Mr. Honigfeld and those other persons in the manager and in Orange REIT exceed those thresholds, then the manager will not qualify as an eligible independent contractor. As a result, the rent paid by such subsidiary with respect to such hotels would be related party rents that would not qualify as rents from real property for purposes of the income test described above, with the result that Orange REIT most likely would not satisfy such income tests. In addition, Orange REIT’s subsidiary would not qualify as a taxable REIT subsidiary, which could also result in Orange failing to satisfy one or more of the REIT qualification requirements. Orange REIT has represented that it will assure that any manager of operating hotels leased by Orange REIT to its TRS will be an eligible independent contractor with respect to which the foregoing ownership restrictions will be satisfied.

Orange REIT has represented with respect to its leasing of the properties that it will enter into leases that are structured to qualify as true leases for federal income tax purposes, and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person from the property (except by reason of being based on a percentage or percentages of receipts or sales, as described above); (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease; (iii) perform services, other than through an independent contractor from whom it receives no income or a TRS, considered to be rendered to the occupant of a property or which are not usually or customarily furnished or rendered in connection with the rental of real property; or (iv) enter into any lease with a Related Party Tenant, other than a lease with a TRS as described above. Specifically, Orange REIT expects that virtually all of its income will be derived from leases of the type described in “Business—Description of Property Leases,” and it does not expect such leases to generate income that would not qualify as rents from real property for purposes of the 75% and 95% income tests.

Orange REIT’s leases will be structured with the intent to qualify as true leases for federal income tax purposes. If, however, the leases were recharacterized as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that Orange REIT, the applicable subsidiary or other lessor entity receives from the lessees would not be considered rent or would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, Orange REIT very likely would not be able to satisfy either the 75 percent or 95 percent gross income tests and, as a result, could lose its REIT status.

In addition, Orange REIT may be paid interest on loans. All interest income qualifies under the 95% gross income test so long as the amount of such interest does not depend on the net income or profits of any person. If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. Orange REIT has represented that this will always be the case.

Rents from personal property will satisfy the 75% or 95% gross income tests if they are received in connection with a lease of real property and the rent attributable to the personal property does not exceed 15% of the total rent received from the tenant in connection with the lease. Orange REIT intends to lease certain items of personal property to its lessees in connection with its leases. Under the Code, if a lease provides for the rental of both real and personal property and the portion of the rent attributable to personal property is 15 percent or less of the total rent due under the lease, then all rent paid pursuant to such lease qualifies as “rent from real property.” If, however, a lease provides for the rental of both real and personal property, and the portion of the rent attributable to personal property exceeds 15 percent of the total rent due under the lease, then no portion of the rent that is attributable to personal property will qualify as “rents from real property.” The amount of rent attributable to personal property is the amount which bears the same ratio to total rent for the taxable year as the average of the fair market value of the personal property at the beginning and end of the year bears to the average of the aggregate fair market value of both the real and personal property at the beginning and end of such year. Orange REIT intends that, with respect to each of its leases that includes a lease of items of personal property, either the amount of rent attributable to personal property with respect to such lease will not exceed 15 percent of the total rent due under the lease (determined under the law in effect for the applicable period), or, with respect to leases where the rent attributable to personal property constitutes nonqualifying income, such amounts, when taken together with all other nonqualifying income earned by Orange REIT, will not jeopardize its status as a REIT.

Orange REIT believes that in general its leases will generate income that qualifies as rent from real property for purposes of the 75 percent and 95 percent income tests. Notwithstanding the foregoing, there can be no assurance that the IRS will not successfully recharacterize one or more of Orange REIT’s leases in a fashion that would cause it to fail to comply with the income tests and could result in a loss of its tax status as a REIT.

License income and other income from the right to use property which is not properly characterized as a lease for federal income tax purposes will not satisfy either the 75% or 95% gross income tests.

Prohibited Transaction Income. Any gain that Orange REIT realizes on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. The amount of gain would include any gain realized by qualified REIT subsidiaries and Orange REIT’s share of any gain realized by any of the partnerships or limited liability companies in which it owns an interest. This prohibited transaction income may also adversely affect Orange REIT’s ability to satisfy the income tests for qualification as a REIT since such income is disregarded for purposes of these tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Orange REIT intends to hold its properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning its properties. Orange REIT has made, and may in the future make, occasional sales of properties consistent with its investment objectives. Orange REIT does not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by Orange REIT as a result of Orange REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by and secured by the property, (ii) for which the related loan or lease was acquired by Orange REIT at a time when default was not imminent or anticipated and (iii) for which Orange REIT makes a proper election to treat the property as foreclosure property. Property otherwise qualifying as foreclosure property has that status for the year of acquisition plus the three following years, unless such period is extended by the IRS. REITs generally are subject to tax at the maximum corporate rate (currently 35 percent) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75 percent gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100 percent tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Orange REIT does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75 percent gross income test.

Hedging Transactions. Orange REIT may enter into hedging transactions with respect to one or more of its assets or liabilities. Orange REIT’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income Orange REIT derives from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Income from such a hedging transaction entered into that is clearly identified as such as specified in the Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term “hedging transaction,” as used above, generally means any transaction entered into in the normal course of Orange REIT’s business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by Orange REIT. To the extent that Orange REIT hedges with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Orange REIT intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

If, notwithstanding the above, Orange REIT fails to satisfy one or both of the 75% or 95% tests for any taxable year, it may still qualify as a REIT if (i) such failure is due to reasonable cause and not willful neglect and (ii) it reports the nature and amount of each item of its income on a separate schedule for such tax year filed after it identifies the failure. However, even if these requirements are met and Orange REIT is not disqualified as a REIT, a 100% penalty tax would be imposed by reference to the amount by which Orange REIT failed the 75% test or by which 95% of its gross income exceeded its gross income qualifying under the 95% test (whichever amount is greater), multiplied by a fraction intended to reflect its profitability.

Distribution Requirements. A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate, by January 31 of the following taxable year if declared during the last three months of such taxable year, payable to stockholders of record within such period or, if declared before the timely filing of the REIT’s tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.

The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class.

To the extent that Orange REIT does not distribute all of its net capital gain, or distribute at least 90 percent, but less than 100 percent, of its ‘‘REIT taxable income,’’ as adjusted, it will be required to pay tax on the undistributed amount at regular corporate tax rates. Orange REIT intends to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize its corporate tax obligations.

Orange REIT has represented that it intends to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that Orange REIT may not have sufficient funds from its operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants, Orange REIT might be required to continue to accrue rent for some period of time under federal income tax principles even though Orange REIT would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, Orange REIT might not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, Orange REIT’s cash available for making distributions might not be sufficient to satisfy the 90% distribution requirement. If the cash available to Orange REIT is insufficient, it might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling Assets. If Orange REIT ultimately was unable to satisfy the 90% distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to holders of the shares. If Orange REIT fails to satisfy the 90% distribution requirement for any tax year as a result of an adjustment arising from a controversy with the Internal Revenue Service or by voluntary amendment by Orange REIT of its income tax return, under certain circumstances, it may be able to rectify its failure by paying a “deficiency dividend” (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in Orange REIT’s deductions for dividends paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.

Failure to Qualify as a REIT. Specified cure provisions may be available to Orange REIT in the event that it discovers a violation of a provision of the Code that would otherwise result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If Orange REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, it will be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to its stockholders in any year in which it is not a REIT will not be deductible by it, nor will they be required to be made. In this situation, to the extent of Orange REIT’s current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to its stockholders will generally be taxable, in the case of its stockholders who are non-corporate domestic stockholders (as discussed below), at a maximum rate of 15 percent, and dividends in the hands of its corporate domestic stockholders may be eligible for the dividends received deduction. Unless Orange REIT is entitled to relief under specific statutory provisions, it would also be prevented from qualifying for taxation as a REIT for the four taxable years following the taxable year during which qualification was lost. It is not possible to state whether, in all circumstances, Orange REIT will be entitled to this statutory relief.

In addition, Orange REIT will be required to pay a four percent excise tax to the extent it fails to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85 percent of its ordinary income for such year, 95 percent of its capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such excise tax.

Other Tax Consequences. Orange REIT may be required to pay tax in various state, local or foreign jurisdictions, including those in which it transacts business. In addition, the state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above.

Other Tax Consequences To Orange REIT and Its Stockholders. Orange REIT, and its stockholders, are subject to state or local taxation in various state or local jurisdictions, including those in which Orange REIT transacts business or resides. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Orange REIT. To the extent that Orange REIT owns assets or conducts operations in foreign jurisdictions, Orange REIT or its subsidiaries may also be subject to certain foreign taxes.

A portion of the cash to be used by Orange REIT to fund distributions may come from interest on loans it makes to its taxable REIT subsidiaries and from dividends from the taxable REIT subsidiaries. The taxable REIT subsidiaries, and certain of their subsidiaries, are subject to federal, state and local income tax at the full applicable corporate rates (and foreign taxes to the extent that they own assets or have operations in foreign jurisdictions). To the extent that any of Orange REIT’s taxable REIT subsidiaries or any of their subsidiaries is required to pay federal, state or local taxes, or foreign taxes, Orange REIT will receive less dividend income from the relevant entity and will have less cash available for distribution to stockholders.

Taxation of Stockholders

Taxable Domestic Stockholders. For any taxable year in which Orange REIT qualifies as a REIT for federal income tax purposes, distributions made by Orange REIT out of its current or accumulated earnings or profits to its stockholders that are United States persons, or “U.S. stockholders” (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation), generally will be taxed as ordinary income. However, provided certain conditions are satisfied, dividends will be taxed at the long-term capital gains rate in the hands of noncorporate domestic stockholders to the extent that they are attributable to (a) dividends received by Orange REIT during such taxable year from non-REIT C corporations (including its taxable REIT subsidiaries), (b) the excess of any “undistributed” real estate investment trust taxable income recognized during the immediately preceding year over the federal income tax paid by Orange REIT with respect to such undistributed REIT taxable income, and (c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the federal income tax paid by Orange REIT with respect to such built-in gain. For these purposes, Orange REIT’s current earnings and profits will first be allocated to distributions made on its preferred stock, if any, during the taxable year, and thereafter to distributions made on its common stock during the taxable year. To the extent that distributions made during a taxable year exceed Orange REIT’s current earnings and profits, any accumulated earnings and profits will be allocated to distributions on its preferred and common stock, sequentially, in the order that such distributions are made, except that if distributions on preferred and common stock are made on the same date, any accumulated earnings and profits will be allocated first to the distributions made on the preferred stock. Amounts received by such United States persons that are properly designated as capital gain dividends by Orange REIT generally will be taxed as long-term capital gain, without regard to the period for which such person has held its shares, to the extent that they do not exceed Orange REIT’s actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. In addition, Orange REIT may elect to retain and pay income tax on its long-term capital gains. If Orange REIT so elects, each stockholder will take into income the stockholder’s share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder’s share of the tax paid by Orange REIT. The stockholder will increase the basis of such stockholder’s shares by an amount equal to the excess of the retained capital gain included in the stockholder’s income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder’s shares, and then, to the extent the distribution exceeds each stockholder’s basis, as gain realized from the sale of shares. Orange REIT will notify each stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared by Orange REIT in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by Orange REIT in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in the reinvestment plan will be treated as if they received a cash distribution from Orange REIT and then applied such distribution to purchase shares in the reinvestment plan. Stockholders may not deduct on their income tax returns any net operating or net capital losses of Orange REIT.

Upon the sale or other disposition of Orange REIT’s shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to shares which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder upon his disposition of such shares will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

Generally, the redemption of shares by Orange REIT will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in Orange REIT. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of Orange REIT’s current or accumulated earnings and profits at the time of the redemption under Section 302 of the Internal Revenue Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in Orange REIT under Section 302(b)(3) of the Internal Revenue Code, (b) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code. Under Internal Revenue Code Section 302(b)(2) a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in Orange REIT. The Internal Revenue Service has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

If the redemption is not treated as a dividend, the redemption of the shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.

Orange REIT will report to its U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies that it is a U.S. person, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide Orange REIT with a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid to the Internal Revenue Service as backup withholding will be creditable against the stockholder’s income tax liability. In addition, Orange REIT may be required to withhold a portion of dividends paid to any stockholders who fail to certify their non-foreign status to Orange REIT. See “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders—Foreign Stockholders” below.

The maximum individual tax rate on capital gains and “qualified dividend income” is 15%. Capital gains on sales of Orange REIT’s shares by individuals and “capital gain” dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by Orange REIT will be treated as “qualified dividend income” and eligible for the 15% maximum rate only to the extent attributable to taxable income of Orange REIT on which a corporate level tax has been imposed, e.g. dividend income received by Orange REIT from a non-REIT U.S. C-corporation including a “taxable REIT subsidiary”, income of Orange REIT subject to a “built-in-gains” tax in the prior taxable year (net of the taxes paid by Orange REIT on such income), and taxable income retained by Orange REIT in the prior taxable year (net of the taxes paid by Orange REIT on such income). Generally Orange REIT does not expect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes. The state and local income tax treatment of Orange REIT and its stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in shares.

Tax-Exempt Stockholders. Dividends paid by Orange REIT to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income” (“UBTI”) as defined in Section 512(a) of the Internal Revenue Code, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Internal Revenue Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is “closely held” within the meaning of Section 856(h)(1) of the Internal Revenue Code and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. The restrictions on ownership of shares in the articles of incorporation will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing shares in Orange REIT, absent a waiver of the restrictions by the board of directors. See “Summary of the Articles of Incorporation and Bylaws—Restriction on Ownership.”

Income from investment in our common stock will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment trusts and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Internal Revenue Code, unless the organization is able to regularly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its common stock. Prospective investors of the types described in the preceding sentence should consult their own tax advisers concerning these “set aside” requirements.

The rules described above under the heading “—Taxation of Stockholders—Taxable Domestic Stockholders” concerning the inclusion of our designated undistributed net capital gains in the income of our stockholders will apply to tax exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of their includible gains.

Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, “Non-U.S.

Stockholders”) are complex, and no attempt will be made herein to provide more than a summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address any state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Orange REIT qualifies for taxation as a REIT. Except as discussed below, the following discussion assumes that the income from investment in the shares will not be effectively connected with the Non-U.S. Stockholders’ conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state, local and foreign laws with regard to an investment in shares, including any reporting requirements. Non-U.S. Stockholders will be admitted as stockholders with the approval of our advisor.

Distributions that are not attributable to gain from sales or exchanges by Orange REIT of United States real property interests and not designated by Orange REIT as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of Orange REIT. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. Orange REIT expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files Internal Revenue Service Form W-8BEN with Orange REIT and, if the shares are not traded on an established securities market, acquires a taxpayer identification number from the Internal Revenue Service) or (ii) the Non-U.S. Stockholder files an Internal Revenue Service Form W-8ECI with Orange REIT claiming that the distribution is effectively connected income. Distributions in excess of Orange REIT’s current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders’ shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30% or such lower treaty rate as may apply. However, a Non-U.S. Stockholder may seek a refund of such amounts from the Internal Revenue Service if it is subsequently determined that such distribution was, in fact, in excess of Orange REIT’s current and accumulated earnings and profits. Orange REIT is permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will be subject to a 10% withholding tax if the REIT is not domestically controlled as defined in Section 897(h) of the Internal Revenue Code, which may be refunded to the extent they exceed the stockholder’s actual U.S. tax liability, provided the required information is furnished to the Internal Revenue Service.

For any year in which Orange REIT qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Orange REIT of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real property Tax Act of 1980, as amended (“FIRPTA”) unless the stock of Orange REIT is regularly traded on an established securities market in the U.S. and the non-U.S. stockholder owns not more than 5% thereof at any time during the one-year period ending on the date of the distribution. Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and such Non-U.S. Stockholders will be required to file a U.S. income tax return with respect to such income. Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. Orange REIT is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by

Orange REIT as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability.

If the stock of Orange REIT is regularly traded on an established securities market in the U.S. and if a non-U.S. stockholder owns no more than 5% thereof at any time during the one-year period ending on the date of the distribution, distributions attributable to gains from the sale of United States real property interests will not be subject to FIRPTA. Instead, they will be excluded from the definition of a capital gain distribution and will be treated as ordinary dividend income and subject to the rules described in the second preceding paragraph applicable to such dividends. Because such distributions will be excluded from the definition of capital gains distributions, they will not be eligible for the reduced rate of taxation applicable to long-term capital gains. However, such distributions will not be subject to the branch profits tax, and a non-U.S. stockholder will not be obligated to file a U.S. income tax return by reason of receiving such a distribution.

Although the law is not clear on the matter, it appears that amounts designated by Orange REIT as retained capital gains in respect of common stock held by Non-U.S. Stockholders generally should be treated with respect to Non-U.S. Stockholders in the same manner as actual distributions by it of capital gain dividends. Under this approach, a Non-U.S. Stockholder would be able to offset as a credit against its United States federal income tax liability its proportionate share of the tax treated as paid by it on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax treated as paid by it exceeds its actual United States federal income tax liability.

Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if Orange REIT is a “domestically controlled REIT,” defined generally under Section 897(h) of the Internal Revenue Code as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that Orange REIT will be a “domestically controlled REIT,” and in such case the sale of shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is treated as “effectively connected” with the Non-U.S. Stockholders’ U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Even if Orange REIT does not qualify as a “domestically controlled” REIT at the time a Non-U.S. Stockholder sells Orange REIT stock, gain arising from the sale or exchange by a Non-U.S. Stockholder of such stock would not be subject to United States taxation under FIRPTA as a sale of a “United States real property interest” if: (1) such stock is “regularly traded,” as defined by applicable regulations, on an established securities market; and (2) such Non-U.S. Stockholder owned, actually or constructively, 5 percent or less of the stock throughout the five-year period ending on the date of the sale or exchange. Effectively connected gain realized by a foreign corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the shares would be required to withhold and remit to the Internal Revenue Service 10% of the purchase price.

Orange REIT will report to its non-U.S. stockholders and the Internal Revenue Service the amount of dividends paid or treated as paid during each calendar year and the amount of tax withheld, if any. In some circumstances, a non-U.S. stockholder may be presumed to be a U.S. stockholder with respect to the payment of a dividend of ordinary income and subject to the back-up withholding tax rules discussed above at “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders—Taxable Domestic Stockholders.”

Generally, information reporting will apply to payments of distributions on Orange REIT stock, and backup withholding, currently at a rate of 28 percent, may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The proceeds of a disposition by a Non-U.S. Stockholder of stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50 percent or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership if partners who hold more than 50 percent of the interests in the partnership are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment were made through a U.S. office of a U.S. or foreign broker. Generally, backup withholding does not apply in such a case.

Generally, Non-U.S. Stockholders will satisfy the information reporting requirements by providing a proper IRS withholding certificate (such as the Form W-8BEN). In the absence of a proper withholding certificate, applicable Treasury Regulations provide presumptions regarding the status of holders of Orange REIT stock when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. If a Non-U.S. Stockholder fails to comply with the information reporting requirements, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Any payment subject to a withholding tax will not be again subject to the backup withholding. Because the application of these Treasury Regulations varies depending on the holder’s particular circumstances, a Non-U.S. Stockholder is advised to consult its tax advisors regarding the information reporting requirements applicable to it.

State, Local and Foreign Taxes

Orange REIT and its stockholders may be subject to state, local and foreign taxes in various states and localities in which it or they transact business, own property, or reside. The tax treatment of Orange REIT and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in the common stock of Orange REIT.

Characterization of Property Leases

Orange REIT will purchase both new and existing properties and lease them to tenants pursuant to leases of the type described in “Business—Description of Property Leases.” The ability of Orange REIT to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by Orange REIT are true leases, under which Orange REIT is the owner of the leased property for federal income tax purposes, rather than a conditional sale of the property or a financing transaction. A determination by the Internal Revenue Service that Orange REIT is not the owner of a property or properties for federal income tax purposes may have adverse consequences to Orange REIT, such as affecting its ability to satisfy the various income and assets tests discussed above. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Asset Tests” and “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Income Tests.” Furthermore, because Section 163(j) of the Internal Revenue Code imposes limits on the ability of a TRS to deduct interest paid to its parent REIT, it could cause the effective tax rate experienced by the TRS to increased markedly. In addition, it would deprive Orange REIT of the ability to claim depreciation deductions with respect to such property or properties. Moreover, a denial of Orange REIT’s depreciation deductions could result in a determination that Orange REIT’s distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if Orange REIT has sufficient cash, it may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Distribution Requirements,” above.

The characterization of transactions as leases, conditional sales or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the lessor or the lessee of the property is to be treated as the owner. Judicial decisions and pronouncements of the Internal

Revenue Service with respect to the characterization of transactions as leases, conditional sales or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.

While certain characteristics of the leases anticipated to be entered into by Orange REIT suggest Orange REIT might not be the owner of the properties, such as the fact that such leases are triple-net lease, a substantial number of other characteristics indicate the bona fide nature of such leases and that Orange REIT will be the owner of the properties. For example, under the types of leases described in “Business—Description of Property Leases,” Orange REIT will bear the risk of substantial loss in the value of the properties, because Orange REIT will acquire its interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, Orange REIT, rather than the tenant, will benefit from any appreciation in the properties, since Orange REIT will have the right at any time to sell or transfer its properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).

Other factors that would be consistent with the ownership of the properties by Orange REIT are (i) the tenants being liable for repairs and to return the properties in reasonably good condition; (ii) insurance proceeds generally being used to restore the properties and, to the extent not so used, belonging to Orange REIT; (iii) the tenants agreeing to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agreeing to attorn to the purchaser upon any foreclosure sale; and (iv) the properties reasonably being expected to have at the end of their lease terms a fair market value of at least 20% of Orange REIT’s cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, indicating that Orange REIT had not relinquished the properties to the tenants for their entire useful lives, but had retained a significant residual interest in them.

Tax Aspects of Orange REIT’s Interests in Partnerships

General. Orange REIT may in the future own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes. Orange REIT’s ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which Orange REIT owns an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which Orange REIT owns an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of Orange REIT’s assets and items of gross income would change, and could prevent Orange REIT from satisfying the REIT asset tests and possibly the REIT income tests. This, in turn, could prevent Orange REIT from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of Orange REIT’s failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which Orange REIT owns an interest might be treated as a taxable event. If so, Orange REIT might incur a tax liability without any related cash distributions.

Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation (an “eligible entity” ) may elect to be taxed as a partnership or, if owned by a single person, as a disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity, if owned by a single person, for federal income tax purposes unless it elects otherwise. Orange REIT intends that all of the partnerships and limited liability companies in which Orange REIT may own an interest will claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, Orange REIT believes that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Orange REIT intends that the allocations of taxable income and loss in each of the partnerships and limited liability companies, if any, in which it may own an interest will comply with the requirements of Section 704(b) of the Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or loss generally is equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which Orange REIT may own an interest, if any, may have been, or may be, formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require, or may require, that allocations be made in a manner consistent with Section 704(c) of the Code. This could cause Orange REIT to be allocated lower amounts of depreciation deductions for tax purposes than it would be allocated if the contributed properties were acquired in a cash purchase, and could cause Orange REIT to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to it as a result of such sale. These adjustments could make it more difficult for Orange REIT to satisfy the REIT distribution requirements.

Investment in Joint Ventures

As indicated in “Business—Joint Venture Arrangements,” Orange REIT may participate in joint ventures which own and lease properties. Orange REIT has represented that it will not become a participant in any joint venture unless Orange REIT has first obtained advice of counsel that the joint venture will constitute a partnership for federal income tax purposes. If a joint venture were to be treated as an association taxable as a corporation, Orange REIT would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to Orange REIT. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause Orange REIT to fail to satisfy the asset tests for qualification as a REIT. See “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Asset Tests” and “Material U.S. Federal Income Tax Consequences—Taxation of Orange REIT—Income Tests,” above.

REPORTS TO STOCKHOLDERS

Orange REIT will furnish each stockholder with its audited annual report within 120 days following the close of each fiscal year. These annual reports will contain the following:

•	financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity, and statement of cash flows, prepared in accordance with generally accepted accounting principles which are audited and reported on by an independent registered public accounting firm;

•	the ratio of the costs of raising capital during the period to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to the advisor and any affiliate of the advisor by Orange REIT and including fees or charges paid to the advisor and any affiliate of the advisor by third parties doing business with Orange REIT;

•	the operating expenses of Orange REIT, stated as a percentage of the average invested assets (the average of the aggregate book value of the assets of Orange REIT, for a specified period, invested before reserves for depreciation or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period) and as a percentage of its net income;

•	a report from the independent directors that the policies being followed by Orange REIT are in the best interest of its stockholders and the basis for such determination;

•	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving Orange REIT, directors, advisor and any affiliate thereof occurring in the year for which the annual report is made, and the independent directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and

•	distributions to the stockholders for the period, identifying the source of such distributions and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the distributions (with the statement as to the source of distributions to be sent to stockholders not later than 60 days after the end of the fiscal year in which the distribution was made).

Within 75 days following the close of each company fiscal year, each stockholder will be furnished with an annual statement of share valuation. For any period during which Orange REIT is making a public offering of shares, the statement will report an estimated value of each share at the public offering price per share, which during the term of this offering is $15.00 per share. If no public offering is ongoing, and until listing, the statement will report (a) an estimated value of each share, (b) the method by which the estimated value was developed, which we anticipate will be based on appraisal updates performed by Orange REIT based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, and (c) the date of the data used to develop the estimated value. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither Orange REIT nor its affiliates thereby make any warranty, guarantee, or representation that the stockholders or Orange REIT, upon liquidation, will actually realize the estimated value per share, or the stockholders will realize the estimated net asset value if they attempt to sell their shares.

When Orange REIT is required by the Securities Exchange Act of 1934, as amended, to file quarterly reports with the Securities and Exchange Commission on Form 10-Q, stockholders will be furnished with a summary of the information contained in each such report within 60 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding Orange REIT and its activities during the quarter. Stockholders also may receive a copy of any Form 10-Q upon request to Orange REIT. If Orange REIT is not subject to this filing requirement, stockholders will be furnished with a semi-annual report within 60 days after each six-month period containing information similar to that contained in the quarterly report but applicable to such six-month period.

Stockholders and their duly authorized representatives are entitled to inspect and copy, at their expense, the books and records of Orange REIT at all times during regular business hours, upon reasonable prior notice to Orange REIT, at the location where such reports are kept by Orange REIT. Stockholders, upon request and at their expense, may obtain full information regarding the financial condition of Orange REIT, a copy of Orange REIT’s federal, state, and local income tax returns for each fiscal year of Orange REIT, and, subject to certain confidentiality requirements, a list containing the name, address, and shares held by each stockholder.

The fiscal year of Orange REIT will be the calendar year.

Orange REIT’s federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by Orange REIT. Appropriate tax information will be submitted to the stockholders within 30 days following the end of each fiscal year of Orange REIT. A specific reconciliation between Generally Accepted Accounting Principles and income tax information will not be provided to the stockholders; however, such reconciling information will be available in the office of Orange REIT for inspection and review by any interested stockholder.

THE OFFERING

The Plan of Distribution

We are selling shares using the services of J.P. Turner & Company, L.L.C. as managing dealer, and other participating broker-dealers, if any, selected by the managing dealer on either a retail or wholesale basis. The shares are being offered on a “best efforts” basis, meaning that the managing dealer and other broker-dealers are not obligated to purchase any shares. No shares will be sold unless at least a minimum of 666,667 shares has been subscribed for no later than one year after the date of this prospectus. Our officers and directors and those of Orange Advisors, LLC and Orange Realty Group, LLC will not be permitted to purchase shares in order to reach the minimum offering of 666,667 shares. If the minimum offering of shares is not sold by that date, the offering will terminate and all funds deposited by investors into the interest-bearing escrow account will be promptly refunded in full, with interest. Deutsche Bank National Trust Company will act as escrow agent for the escrow account.

The shares are offered at $13.50 per share until the minimum offering is achieved and at $15.00 per share afterward. Neither prospective investors nor stockholders should assume that the per-share prices reflect the intrinsic or realizable value of the shares or otherwise reflect our value, earnings or other objective measures of worth. The increase in the per-share offering price from $13.50 to $15.00 once the minimum offering is achieved is also not based upon or reflective of any meaningful measure of our share value or in any increase in the share value. If we were to list the shares on a national securities exchange or the on the Nasdaq stock market, the share price might drop below our stockholders’ original investment.

The offering of shares is expected to terminate when all shares offered by this prospectus have been sold or one year from the date hereof, unless extended by us for up to an additional eighteen months in order to achieve the maximum offering of 20,066,667 shares. The States of Colorado, Delaware, New York and Virginia will allow us to extend the offering without taking any further action. In all of the other states where we plan to sell the shares, we may be required to make certain filings, including the filing of new applications, with the state administrators, to extend the offering.

Purchasers will be sold shares at one or more closings. Following the sale and closing of the minimum offering, additional closings will be held at least monthly during the offering period as orders are received. The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the shares. It is expected that after the initial closing of the sale of the minimum offering, purchasers will be sold shares no later than the last day of the calendar month following the month in which their subscriptions are received. Funds received during the offering but after the initial disbursement of funds will be held the escrow account until the next closing, and then disbursed to us.

In no event are we required to accept the subscription of any prospective investor, and no subscription shall become binding on us, until a properly completed subscription agreement prepared and executed by the prospective investor has been accepted by our duly authorized representative. We will either accept or reject each subscription within four business days from the receipt of the subscription by a managing dealer or other broker-dealer.

We intend to hold investors’ funds in escrow in an interest-bearing account with Deutsche Bank National Trust Company. The account will pay interest to investors from the date the investor’s funds are received until the date of the closing. Investors’ subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the initial closing.

Each investor who desires to purchase shares will be required to complete and sign a subscription agreement in the form attached to this prospectus as Appendix B. In addition to requesting basic identifying information concerning the investor, such as his or her name and address, the number of shares subscribed for and the manner in which ownership will be held, the subscription agreement requires the investor to make a series of representations to us.

We ask for these representations to help us determine whether you have received the disclosure materials pertaining to the investment, meet certain suitability requirements we have established and understand what you are investing in. Should a dispute later arise between you and us concerning matters that are the subject of any representation, we would expect to rely upon your making of that representation in the subscription agreement if you later claim that that representation is not correct.

Set forth below is a brief summary of the nature of each representation in the subscription agreement. You should, however, carefully review the subscription agreement in its entirety.

•	You acknowledge that you have received a copy of the prospectus.

•	You specifically represent that you either have a net worth (excluding home, furnishings and automobiles) of at least $50,000 (higher in certain states) and gross income of $50,000 (higher in certain states), or a net worth (with the same exclusions) of at least $150,000 (higher in certain states). This representation helps us determine that your proposed investment is suitable for you based on your financial condition.

•	You acknowledge that the shares are not liquid.

•	You represent that you are purchasing the shares for your own account.

•	You represent that the taxpayer identification number (social security number in the case of an individual) provided is correct and that you are not subject to backup withholding. This representation allows us to make distributions to you without any requirement to withhold for income tax purposes.

•	You understand that we have the right, in our sole discretion, to accept or reject your subscription for shares.

We anticipate that stockholders will be able to elect to reinvest any distributions from us in additional shares available in this offering, for as long as this offering continues. Any purchase by reinvestment of distributions would be at the same price per share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. We reserve the right to establish rules governing reinvestment, as well as the right to modify or terminate the reinvestment plan at any time. We estimate that approximately 366,667 shares offered through this prospectus may be purchased through stockholders’ reinvestment of distributions in shares pursuant to the reinvestment plan, but the number of shares which will be purchased cannot be determined at this time.

A stockholder will be able to elect to participate in the reinvestment plan by directing, on its subscription agreement, that cash distributions be reinvested in additional shares. Distributions attributable to any calendar quarter will then be used to purchase shares in this offering. As described under “Material U.S. Federal Income Tax Consequences—Taxation of Stockholders—Taxable Domestic Stockholders,” a stockholder who elects to participate in the reinvestment plan will be taxed as if it had received its distributions that are used to purchase additional shares. A stockholder may elect to terminate its participation in the reinvestment plan at any time by written notice sent by it to the broker-dealer through which the stockholder initially purchased shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of that calendar quarter.

Following the completion of this offering, we intend to establish at a later date a dividend reinvestment plan, or DRIP, that will allow you to have your dividends otherwise distributable to you invested in additional shares.

Funds not invested in real properties may be invested by us only in:

•	bank accounts, including savings accounts and bank money market accounts (as bank is defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including bank money market accounts managed by the escrow agent and its affiliates);

•	short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America;

•	short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including the escrow agent and its affiliates) located in the United States and having net worth of at least $50,000,000; or

•	similar highly liquid investments to the extent permitted by applicable laws and regulations.

We will pay to the managing dealer selling commissions on all sales made, including shares sold through participation in the reinvestment plan, in an amount equal to 7.0% of the purchase price of the shares or $0.95 per share purchased at $13.50 per share and $1.05 per share purchased at $15 per share. We will also pay to the managing dealer a non-accountable expense allowance equal to 3.0% of the purchase price of the shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the shares. The non-accountable expense allowance will equal $0.41 per share purchased at $13.50 per share and $0.45 per share purchased at $15 per share. The maximum selling commission payable to the managing dealer is $21,000,000. The maximum non-accountable expense allowance payable to the managing dealer is $9,000,000. The selling commissions and non-accountable expense allowance are payable to the managing dealer at the times of the issuance of shares to purchasers. We advanced $100,000 toward the non-accountable expense allowance upon the signing of the agency agreement, and until the first closing on the offering, we will make additional advances of $50,000 each time expenses actually incurred by the managing dealer cause the remaining advance to fall below $50,000. These advances and the managing dealer’s legal fees and expenses previously advanced by Briad Development West LLC will be credited at the first closing on the offering against the amount due under the non-accountable expense allowance.

The following table reflects the compensation payable to the managing dealer.

	Price to Public	Commissions	Non-Accountable Expense Allowance
Per share, minimum offering	$13.50	$0.945	$0.405
Per share, maximum offering	$15.00	$1.05	$0.45
Total Minimum Offering	$9,000,000.00	$630,000.00	$270,000.00
Total Maximum Offering	$300,000,000.00	$21,000,000.00	$9,000,000.00

Briad Development West, LLC, an affiliate of Mr. Honigfeld, has entered into an advisory agreement with the managing dealer. Under that agreement, the managing dealer has provided advisory and consulting services to Briad Development West, LLC in connection with the preparation of the offering. As compensation to the managing dealer for the services provided under the agreement, Briad Development West, LLC has agreed to pay the managing dealer advisory fees of $150,000. The managing dealer has agreed to refund $100 of the advisory fees paid by Briad Development West, LLC for each $1,200 received by the managing dealer for services rendered to Orange REIT in connection with this offering, up to a maximum refund of $150,000.

As described under “Certain Relationships and Related Transactions,” Mr. Cooper will receive 2.5% of the compensation that the managing dealer receives in connection with the offering and 2.5% of the compensation that the managing dealer receives in connection with the advisory agreement.

Prospective investors are advised that the managing dealer and its affiliates reserve the right to purchase shares, on the same terms applicable generally to sales pursuant to this prospectus, for their own accounts, at any time and in any amounts, to the extent not prohibited by relevant law. However, it is not expected that the managing dealer or other broker-dealers will purchase shares.

The agency agreement between us and the managing dealer permit the managing dealer to use the services of other broker-dealers in offering and selling the shares, subject to our approval. The managing dealer will pay the compensation owing to the broker-dealers out of the selling commissions or non-accountable expense allowance payable to it. Sales by the broker-dealers will be carried on in accordance with customary securities distribution procedures. The managing dealer may be deemed to be an “underwriter” for purposes of the Securities Act of 1933 in connection with this offering. In no event will the maximum amount of compensation to be paid to the managing dealer or other broker-dealers in connection with this offering exceed 10% of the purchase price of the shares.

Purchasers are required to purchase a minimum of $5,000 in shares or $2,000 in shares for IRAs, Keogh and pension plans. After the minimum offering is achieved, Orange Advisors, Orange Realty Group, and their affiliates may purchase in this offering up to 3% of the total number of shares sold in the offering. Such purchases would be made without payment of the commissions, but would require the payment of the 3% non-accountable expense allowance. If Orange Advisors, Orange Realty Group or their affiliates purchase any shares, they will be permitted to vote on any matters submitted to a vote of holders of the common shares. Any purchase of shares in this offering by Orange Advisors, Orange Realty Group or their affiliates must be for investment and not for resale or distribution. The shares described in this paragraph are exclusive of any shares which may be issued under our stock incentive plans.

There has been no previous market for any of our shares. The initial offering price for the shares is arbitrary and was determined on the basis of our proposed capitalization, market conditions and other relevant factors.

We have agreed to indemnify the managing dealer and other broker-dealers against a limited number of liabilities under the Securities Act. These liabilities include liabilities arising out of untrue statements of a material fact contained in this registration statement or arising out of the omission of a material fact required to be stated in this registration statement. We will also indemnify the managing dealer for losses from a breach of any warranties made by us in the agency agreements.

Subscription Procedures

Procedures Applicable to All Subscriptions. In order to purchase shares, the subscriber must complete and execute the subscription agreement. Any subscription for shares must be accompanied by cash or check payable to “Deutsche Bank National Trust Company, Escrow Agent.” The cash or check accompanying the subscription should equal the number of shares being subscribed multiplied by the applicable purchase price per share. If the subscription is submitted prior to the first closing, the price per share is $13.50, and if the subscription is being submitted subsequent to the first closing, the price per share is $15.00. See also “The Offering—Escrow Arrangements” below. Subscriptions will be effective only upon their acceptance by Orange REIT, and we reserve the right to reject any subscription in whole or in part. Subscription proceeds will be held in escrow for the benefit of investors until such time as investors are admitted as stockholders of Orange REIT. See “The Offering—Escrow Arrangements” below. Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks for shares for which they have subscribed payable directly to the participating broker-dealer. In such case, the participating broker-dealer will issue a check made payable to the order of the Escrow Agent for the aggregate amount of the subscription proceeds.

Each subscription will be accepted or rejected by Orange REIT within 30 days after its receipt, and no sale of shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this prospectus. If a subscription is rejected, the funds will be returned to the subscriber within 10 business days after the date of such rejection, without interest and without deduction. A form of the subscription agreement is set forth as Appendix B to this prospectus. The subscription price of each share is payable in full upon execution of the subscription agreement. A subscriber whose subscription is accepted shall be sent a confirmation of his or her purchase.

Orange REIT will place the subscription proceeds in an interest-bearing escrow account with Deutsche Bank National Trust Company. Once subscriptions for the minimum offering have been received and accepted by Orange REIT, subscription funds will be released to Orange REIT from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with Deutsche Bank National Trust Company, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange REIT as a stockholder. After the minimum offering has been sold, Orange REIT expects to admit stockholders as frequently as weekly, but in no event later than the last day of the calendar month following acceptance of your subscription.

This offering will end no later than November     , 2007, unless we elect to extend it to a date no later than May     , 2009 in states that permit us to make this extension. If the minimum offering has not been received and accepted by November     , 2007, the Escrow Agent will promptly notify Orange REIT and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber from each subscriber. Promptly after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon. In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 or other tax form applicable in respect of the subscriber to the Escrow Agent prior to the date the Escrow Agent returns the subscriber’s funds, the Escrow Agent may be required to deduct a back-up withholding tax from the earnings attributable to such subscriber in accordance with the applicable federal tax rules.

The funds held in escrow shall be transferred to Orange REIT within 30 days after Orange REIT has received and accepted subscriptions for at least the minimum offering. Investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. After the minimum offering has been sold, Orange REIT may, in it sole discretion and without notice to the subscribers, elect to extend the offering until not later than May     , 2009 (in states that permit such an extension).

After the close of the minimum offering, subscriptions will be accepted or rejected within 30 days of receipt by Orange REIT, and if rejected, all funds shall be returned to subscribers within 10 business days after the date of such rejection. Investors whose subscriptions are accepted will be admitted as stockholders of Orange REIT no later than the last day of the calendar month following acceptance of their subscriptions. The interest, if any, earned on subscription proceeds prior to their release from escrow will be payable only to those subscribers whose funds have been held in escrow for at least 20 days.

Our advisor, the managing dealer and each participating broker-dealer who sells shares on behalf of Orange REIT have the responsibility to make reasonable efforts to determine that the purchase of shares is appropriate for an investor and that the requisite suitability standards are met. See “Suitability Standards And How To Subscribe—Suitability Standards.” In making this determination, the managing dealer and participating broker-dealers will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information. Each investor should be aware that determining suitability is the responsibility of the managing dealer or participating broker-dealer.

Each managing dealer or participating broker-dealer is required to maintain, for at least six years, records of the information used to determine that an investment in the shares is suitable and appropriate for an investor.

Procedures Applicable to Non-Telephonic Orders. Each participating broker-dealer receiving a subscriber’s check made payable solely to Deutsche Bank National Trust Company as escrow agent (where, pursuant to such participating broker-dealer’s internal supervisory procedures, internal supervisory review must be conducted at the same location at which subscription documents and checks are received from subscribers), will deliver such checks to the managing dealer no later than the close of business of the first business day after receipt of the subscription documents by the participating broker-dealer except that, in any case in which the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and check to the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to a managing dealer by the close of business on the first business day after the check is received by the participating broker-dealer. The managing dealer will transmit the check to Deutsche Bank National Trust Company as Escrow Agent by no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Procedures Applicable to Telephonic Orders. Certain participating broker-dealers may permit investors to subscribe for shares by telephonic order to the participating broker-dealer. There are no additional fees associated with telephonic orders. Subscribers who wish to subscribe for shares by telephonic order to the participating broker-dealer may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the subscription agreement to the participating broker-dealer or by authorizing the participating broker-dealer to pay the purchase price for the shares to be covered by the subscription agreement from funds available in an account maintained by the participating broker-dealer on behalf of the subscriber. A subscriber must specifically authorize the registered representative and branch manager to execute the subscription agreement on behalf of the subscriber and must already have made or have agreed to make payment for the shares covered by the subscription agreement.

To the extent that customers of any participating broker-dealer wish to subscribe and pay for shares with funds held by or to be deposited with those firms, then such firms shall, subject to Rule 15c2-4(a) promulgated under the Securities Exchange Act of 1934, either (i) upon receipt of an executed subscription agreement or direction to execute a subscription agreement on behalf of a customer, forward the offering price for the shares covered by the subscription agreement on or before the close of business of the first business day following receipt or execution of a subscription agreement by such firms to the managing dealer (except that, in any case in which the participating broker-dealer maintains a branch office, and, pursuant to a participating broker-dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, the branch office shall transmit the subscription documents and subscriber’s check to the participating broker-dealer conducting such internal supervisory review by the close of business on the first business day following their receipt by the branch office and the participating broker-dealer shall review the subscription documents and subscriber’s check to ensure their proper execution and form and, if they are acceptable, transmit the check to a managing dealer by the close of business on the first business day after the check is received by the participating broker-dealer), or (ii) solicit indications of interest in which event (a) such participating broker-dealers must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return a subscription agreement or to receive authorization to execute the subscription agreement on the customer’s behalf, (b) such participating broker-dealers must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (c) such participating broker-dealers must debit accounts of such customers on the fifth business day (the “debit date”) following receipt of the confirmation referred to in (a), and (d) such participating broker-dealers must forward funds to the managing dealer in accordance with the procedures and on the schedule set forth in clause (i) of this sentence. If the procedure in (ii) is adopted, subscribers’ funds are not required to be in their accounts until the debit date. The managing dealer will transmit the check to the Escrow Agent by no later than the close of business on the first business day after the check is received from the participating broker-dealer.

Investors who are residents of North Carolina, Florida, Pennsylvania and Tennessee must complete and sign the subscription agreement in order to subscribe for shares and, therefore, may not subscribe for shares by telephone. Representatives of participating broker-dealers who accept telephonic orders will execute the subscription agreement on behalf of investors who place such orders. All investors who telephonically subscribe for shares will receive, with confirmation of their subscription, a second copy of the prospectus.

Additional Subscription Procedures. Investors who have questions or who wish to place orders for shares by telephone or to participate in the reinvestment plan should contact their participating broker-dealer. Certain participating broker-dealers do not permit telephonic subscriptions.

The form of subscription agreement for certain participating broker-dealers who do not permit telephonic subscriptions differs slightly from the form attached hereto as Appendix B, primarily in that it will eliminate this option.

Escrow Arrangements

Subscription proceeds will be received in trust and deposited in a separate account with Deutsche Bank National Trust Company. No shares will be sold by Orange REIT, no commissions or fees will be paid by it and the initial admission of investors of Orange REIT will not take place unless subscriptions have been accepted for at least the minimum offering and subscription funds from investors who place telephonic orders have been on deposit with Deutsche Bank National Trust Company for at least 15 days from the date written confirmation is mailed to the investor by a managing dealer. Once subscriptions for at least the minimum offering have been received and accepted by Orange REIT, subscription funds will be released to Orange REIT from escrow within approximately 30 days and investors with subscription funds in the escrow will be admitted as stockholders within 15 days after such release. If you purchase shares after the minimum offering has been sold, your subscription funds will also be placed into escrow with Deutsche Bank National Trust Company, which will hold the funds, along with those of other subscribers, in an interest-bearing account until such time as you are admitted by Orange REIT as a stockholder. After the minimum offering has been sold, Orange REIT expects to admit stockholders as frequently as weekly but in no event later than the last day of the calendar month following acceptance of your subscription.

If subscriptions for at least the minimum offering have not been received, accepted and paid for within one year from the initial date of this prospectus, all funds received will be promptly repaid in full, with any interest earned thereon. For purposes of determining whether the minimum offering has been satisfied, sales of shares to affiliates will not be included in the determination.

The Escrow Agreement between Orange REIT and Deutsche Bank National Trust Company provides that escrowed funds will be invested by Deutsche Bank National Trust Company in bank accounts, including interest-bearing savings accounts and bank money market accounts, in short-term certificates of deposit issued by a bank, short-term securities directly or indirectly issued or guaranteed by the United States Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934 or, upon receipt of subscription proceeds for at least the minimum offering (provided that subscription funds from investors who place telephone orders have been on deposit with Deutsche Bank National Trust Company for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released to Orange REIT upon request following the admission of a stockholder to Orange REIT.

The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to Orange REIT as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to Orange REIT in connection with the sale of at least the minimum offering, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Orange REIT funds or to receive interest on their invested capital.

ERISA Considerations

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Internal Revenue Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other Keogh or pension plan that is exempt from ERISA is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Internal Revenue Code, and state law with respect to the purchase, ownership, or sale of the shares by such IRA, Keogh or pension plan.

Fiduciary Duties and Prohibited Transactions. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an “ERISA Plan”) should consider the fiduciary standards under ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment of any portion of the ERISA Plan’s assets in the common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (ii) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by Section 404(a)(1)(D) of ERISA; (iii) whether the investment is prudent under Section 404(a)(1)(B) of ERISA; and (iv) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Internal Revenue Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a “Plan”) and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the shares might constitute or give rise to a direct or indirect prohibited transaction.

Plan Assets. The prohibited transaction rules of ERISA and the Internal Revenue Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. The “plan assets” of a Plan include the Plan’s interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term “plan assets” is not specifically defined in ERISA or the Internal Revenue Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the “DOL Regulation”) setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute “plan assets.” The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Internal Revenue Code.

Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a “publicly-offered security,” the Plan’s assets generally would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The shares are being sold in an offering registered under the Securities Act of 1933, as amended, and will be registered within the relevant time period under Section 12(g) of the Exchange Act.

The DOL Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be “widely held” solely because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect the shares to be “widely held” upon completion of this offering.

The DOL Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. Orange REIT believes that the restrictions imposed under the articles of incorporation on the transfer of the common stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the common stock to be “freely transferable.” See “Summary of the Articles of Incorporation and Bylaws—Restriction of Ownership.” The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the common stock.

Assuming that the shares will be “widely held” and “freely transferable,” we believe that the shares will be publicly-offered securities for purposes of the DOL Regulation and that our assets will not be deemed to be “plan assets” of any Plan that invests in the shares.

Determination of Offering Price

We determined the offering price per share in our sole discretion based upon the price which we believed investors would pay for the shares, the fees to be paid to our advisor and our affiliates, as well as estimated fees to third parties, the expenses of this offering and the funds we believe should be available to invest in properties. There is no public market for the shares on which to base market value.

SUPPLEMENTAL SALES MATERIAL

Shares are being offered only through this prospectus. In addition to this prospectus, we may use certain sales materials in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. No sales material may be used unless we have first approved it in writing.

LEGAL OPINIONS

The validity of the shares being offered hereby has been passed upon for Orange REIT by Arent Fox PLLC. Statements made under “Risk Factors—Tax Risks” and “Material U.S. Federal Income Tax Consequences” have been reviewed by Arent Fox PLLC, who have given their opinion that such statements as to matters of law are correct in all material respects.

EXPERTS

The financial statements as of December 31, 2005 and for the period from inception (October 28, 2005) through December 31, 2005 included in this prospectus have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

A Registration Statement has been filed with the Securities and Exchange Commission with respect to the securities offered by this prospectus. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding Orange REIT and the shares, we refer you to the Registration Statement and to the exhibits and schedules filed as a part thereof which may be obtained from the Commission’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, upon payment of the fee prescribed by the Commission, or examined at the Public Reference Room without charge. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. In addition, Orange REIT will be required to file periodic reports under the Securities Exchange Act of 1934, as amended. The Commission maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

INDEX TO FINANCIAL STATEMENTS

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2005 and September 30, 2006 (unaudited)	F-3

Statements of Operations and Accumulated Deficit for the period from inception (October 28, 2005) through December 31, 2005 and September 30, 2006 (unaudited) and for the nine months ended September 30, 2006

F-4

Statements of Cash Flows for the period from inception (October 28, 2005) through December 31, 2005 and September 30, 2006 (unaudited) and for the nine months ended September 30, 2006	F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and

Shareholder of Orange REIT, Inc.

We have audited the accompanying balance sheet of Orange REIT, Inc. (a development stage Maryland corporation) (the “Company”) as of December 31, 2005, and the related statement of operations and accumulated deficit and cash flows for the period from inception (October 28, 2005) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orange REIT, Inc. as of December 31, 2005 and the results of its operations and its cash flows for the period from inception (October 28, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

On February 6, 2006, we previously reported on the financial statements referred to above. This report was issued prior to the discovery of the matters set forth in Note 1 to the accompanying financial statements. Accordingly, an adjustment has been made to the financial statements at and for the period ended December 31, 2005 to the correct the error.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, as further discussed in Note 1 to the accompanying financial statements, the Company is in the development stage and has not yet commenced operations and has continued, and will continue, to incur and accrue costs associated with the Offering. Commencement of the Company’s operations, the realization of costs deferred in connection with the Offering and the Company’s ability to settle its obligations is dependent upon its ability to obtain the proceeds from the Offering or obtaining other means of financing. Should the Company not be successful in completion of the Offering or obtaining other means of financing it would raise substantial doubt about the Company’s ability to continue as a going concern.

/s/ Grant Thornton LLP

New York, NY

October 31, 2006

Orange REIT Inc

(A Development Stage Maryland Corporation)

Balance Sheet

	12/31/05	(Unaudited) 9/30/06
	(Restated, see Note 1)
Assets
Cash and Cash Equivalents	$200,010	$1,390
Capitalized Offering Costs	134,279	766,796

Total Assets	$334,289	$768,186

Liabilities
Accrued Expenses	$136,829	$661,173

Total Liabilities	136,829	661,173

Stockholder’s Equity
Common Stock, $.01 par value; authorized 100,000 shares; issued and outstanding 13,334 shares	133	133
Additional Paid-in-capital	199,876	199,876
Deficit accumulated during the development stage	(2,549)	(92,996)

Total Stockholder’s Equity	197,460	107,013

Total Liabilities and Stockholder’s Equity	$334,289	$768,186

The accompanying notes are an integral part of these financial statements.

Orange REIT Inc

(A Development Stage Maryland Corporation)

Statement of Operations and Accumulated Deficit

	Period from October 28, 2005 (Inception) through December 31, 2005	(Unaudited) Nine months ended September 30, 2006	(Unaudited) Period from October 28, 2005 (Inception) through September 30, 2006
	(Restated, see Note 1)
Revenues	$—	$—	$—
Operating expenses
Professional Fees	2,549	82,408	84,957
Interest Expense (to related party)	—	8,039	8,039

Total operating expenses	2,549	90,447	92,996

Net loss	$(2,549)	$(90,447)	$(92,996)
Accumulated deficit beginning of period	—	(2,549)	—

Accumulated deficit end of period	$(2,549)	$(92,996)	$(92,996)

The accompanying notes are an integral part of these financial statements

Orange REIT Inc

(A Development Stage Maryland Corporation)

Statement of Cash Flows

	Period from October 28, 2005 (inception) through December 31, 2005	(Unaudited) Nine months ended September 30, 2006	(Unaudited) Period from October 28, 2005 (inception) through September 30, 2006
	(Restated, see Note 1)
Cash flows from operating activities
Net Loss	$(2,549)	$(90,447)	$(92,996)
Increase in accrued expenses (excluding offering costs capitalized)	2,549	13,785	16,334

Net cash used in operating activities	—	(76,662)	(76,662)

Cash flows from financing activities
Proceeds from the issuance of common stock	200,010	—	200,010
Advances from Briad for offering costs	—	100,000	100,000

Net cash flows from financing activities	200,010	100,000	300,010

Cash flows from investment activities
Payment of offering costs	—	(221,958)	(221,958)

Net Increase (decrease) in cash	200,010	(198,620)	1,390
Cash, beginning of period	—	200,010	—

Cash, End of Period	$200,010	$1,390	$1,390

Supplemental Disclosure of Non-Cash Activity:
Capitalized offering costs accrued as payable	$134,279	$510,559	$644,839

The accompanying notes are an integral part of these financial statements

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS

1.    Organization and Offering

Orange REIT, Inc. (the “Company”) is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is in the development stage (formed October 28, 2005) and accordingly has not begun operations. It was formed to invest in limited service, extended stay and/or other hotel properties. The Company was formed primarily to acquire properties in the United States of America.

Subject to certain restrictions and limitations, the business of the Company will be managed by Orange Advisors, L.L.C. (the “Advisor”), a company that has been formed for such purpose. The Company expects to enter into an advisory agreement with the Advisor specifying the Advisor’s powers, duties, and compensation.

The Company will engage Orange Realty Group, LLC, an affiliate (through common ownership) of the Advisor, to manage the acquisition phase of its operation. The Company expects to enter into an agreement with Orange Realty Group, LLC. which will outline specific powers, duties, and compensation.

Orange Realty Group, LLC and the Advisor are 100% owned by Orange Services, LLC, a company controlled by the Chairman and Director of the Company.

The Company will establish Orange Properties, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS is intended to lease hotels from the Company.

The Company’s initial capitalization occurred on November 30, 2005, when 13,334 shares of the Company’s common stock were purchased for cash of $200,010 ($15 per share) by Briad Development West, L.L.C. (“Briad”), a company controlled by the Chairman and Director of the Company. The Company’s fiscal year end is December 31.

The Company filed a registration statement with the United States Securities and Exchange Commission (initial filing) for a public offering to sell up to 6,666,667 shares of common stock to the public on a “best efforts” basis (the “Offering”) by J.P. Turner & Company, L.L.C. and selected other dealers. The Company plans to file an amendment to its registration statement for the Offering. As a result of the amendment, the maximum number of shares of common stock to be sold to the public on a “best efforts” basis will been changed to 20,066,667, with an offering price of $13.50 for the first 666,667 shares and an offering price of $15.00 for additional shares. The Company intends to invest the net proceeds of the Offering in hotel properties.

The Company may also obtain credit lines to fund acquisitions of property and pay certain related fees. To date the Company has not entered into any such borrowing arrangements.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company is in the development stage and has not yet commenced operations and has continued, and will continue, to incur and accrue costs associated with the Offering. At September 30, 2006, the Company’s current liabilities exceeded its current assets by $659,783 (unaudited). Commencement of the Company’s operations, the realization of costs deferred in connection with the Offering and the Company’s ability to settle its obligations is dependent upon its ability to obtain the proceeds from the Offering or obtaining other means of financing. The accompanying financial statements do not include any adjustments that might result should the Company not complete the Offering or obtain other means of financing.

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The financial statements as of, and for the period ended, December 31, 2005 have been restated to include an accrual for legal services in relation to the offering in the amount of $50,000. This cost has been included as capitalized offering costs in the accompanying balance sheet.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in conformity with accounting principles generally accepted in the United States. The financial statements include the accounts of the Company and in the future, as appropriate, will, on a consolidated basis, include the accounts of its wholly and majority-owned subsidiaries, variable interest entities for which the Company is considered to be the primary beneficiary and controlling majority-owned partnership interests. Intercompany balances and transactions will be eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Revenue Recognition

Revenue will be recognized as earned; hotel revenues including room, food, beverage and other hotel revenues will be recognized as the related services are provided.

Lease Accounting

The Company expects to lease its properties primarily to the TRS, which will enter into contracts with third-party managers to operate the properties. Hotel operating revenues and expense for these properties will be included in the consolidated results of operation of the Company.

Other properties may be leased to, and operated by, unrelated third-party tenants on a triple-net basis, whereby the tenant is generally responsible for all property operating expenses, including property taxes, insurance, maintenance and repairs. Rental income from these operating leases will be included in the Company’s consolidated results of operations.

Third-party leases are expected to be structured as operating in nature and are expected to be accounted for as operating leases under GAAP.

Hotel Properties

Investments in hotel properties will be stated at acquisition cost and allocated to property and equipment and identifiable intangible assets at fair value in accordance with Statement of Financial Accounting Standards No. 141. Property and equipment will be depreciated using the straight-line method over their estimated useful lives. Identifiable intangible assets will typically be contracts, including lease agreements and franchise agreements, which will be recorded at fair value. Intangible assets other than goodwill, which is subject to annual impairment tests, will generally be amortized using the straight-line method over the remaining non-cancelable term of the related agreements. In making estimates of fair values for purposes of allocating purchase price, the Company may utilize a number of sources that may be obtained in connection with the acquisition or financing of a property and other market data. Management will also consider information obtained about each property as a result of its pre-acquisition due diligence in estimating the fair value of the tangible and intangible assets acquired.

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Impairment of Long-Lived Assets

The Company will apply Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement requires that a held for use long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a held for use long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a held for use long-lived asset is not recoverable and is measured as the amount by which the carrying value exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a held for use long-lived asset is its new cost basis. The statement also requires that results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as discontinued operation.

Cash and Cash Equivalents

The Company considers all short term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. All of the Company’s cash and cash equivalents are held in the custody of a financial institution. Balances at times may exceed federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with the fiscal year ending December 31, 2007. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes at least 90 percent of its REIT taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirement. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income. Since the Company is still in the development stage and no revenue has been generated, no provision for income taxes has been recorded for the period from Inception (October 28, 2005) through December 31, 2005 and for the nine month period ending September 30, 2006.

Activities of the TRS are expected to be subject to income tax at regular corporate rates on any income that it earns.

Offering and Start Up Costs

The Company has incurred, and will continue to incur, costs in connection with the Offering, including filing fees, legal, accounting, marketing and printing costs and escrow fees, which will be deducted from the gross proceeds of the Offering. Offering costs paid are included in capitalized offering costs to the extent that such costs do not exceed limits established in the Offering as discussed below.

Start up costs incurred other than offering costs are expensed as incurred.

A total of $859,794 (unaudited) in start up and offering costs have been incurred by the company and have been paid or accrued since inception; $136,829 for period ending December 31, 2005 and $722,965 (unaudited) for the nine month period ending September 30, 2006. These amounts for the nine month period ending September 30, 2006 include filing fees of $10,700 (unaudited) to the SEC and $10,500 (unaudited) to the NASD.

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Accrued expenses at December 31, 2005 and September 30, 2006 include offering costs of $134,279 and $644,839 (unaudited), respectively.

Offering costs of $50,000 were advanced by Briad and have been included as accrued expenses as of December 31, 2005. An additional $100,000 (unaudited) was advanced by Briad for the nine month period ended September 30, 2006 and are included in accrued expenses in the accompanying balance sheet.

Additionally, included in capitalized offering costs as of September 30, 2006 are costs of $210,000 and are accrued as payables to Briad, which represent the acquisition of specific materials, proprietary information and know-how developed in connection with a previous offering of a similar entity by Briad. This acquisition was approved by the Board of Directors in January 2006. (See Note 3)

Stockholder’s Equity

The Company expects to amend its articles of incorporation to authorize the issuance of a total of 35,000,000 shares of common stock and 5,000,000 excess shares.

The Company intends to establish a reinvestment plan (the “Reinvestment Plan”) pursuant to which stockholders may elect to have the full amount of their cash distribution from the Company reinvested in additional shares of common stock. The Offering will include approximately 366,667 shares of common stock initially for purchase through the Reinvestment Plan.

3.    Arrangements and Transactions with Related Parties

Affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. During the acquisition stage, the Company will pay Orange Realty Group, LLC, an affiliate, up to 4.0% of total proceeds (defined as the sum of gross proceeds of the Offering and any proceeds from acquisition financing) as a property acquisition fee.

After commencing operations, the Company will pay Orange Advisors, LLC, the Advisor, a monthly asset management fee equal to 10% of the Company’s REIT operating expenses paid during the month. The Company will reimburse the Advisor for all of the costs and expenses paid or incurred by the Advisor which in any way relate to the operation of the Company or the Company’s business. The Company will not reimburse the Advisor at the end of any quarter for REIT operating expenses that, in the four consecutive quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income for such four quarters (the “2%/25% Guidelines”), unless a majority of the independent directors shall have made a finding that, based upon such unusual and non-recurring factors which they deem sufficient, a higher level of REIT operating expenses is justified. Within 60 days after the end of any fiscal quarter for which total REIT operating expenses for the year exceed the 2%/25% Guidelines and the independent directors do not make such a finding, the Advisor will be required to reimburse the Company the amount by which the total REIT operating expenses paid or incurred by the Company exceed the 2%/25% Guidelines.

In connection with the sale of properties, the Company will pay the Advisor a deferred, subordinated 10% share of net sales proceeds and will pay Orange Realty Group, LLC a subordinated disposition fee, each after the stockholders have received distributions equal to their invested capital plus an 8% return on such capital. The subordinated disposition fee will equal no more than 3% of the gross sales price of the properties. As an alternative to the subordinated 10% share of net sales proceeds, if the Company lists its shares on a national securities exchange or on the Nasdaq stock market or if the advisory agreement with the Advisor is terminated, the Advisor will receive 10% of the amount by which the value of the Company’s assets plus total distributions paid to stockholders from the Company’s inception through the date of listing or termination exceed the sum of 100% of invested capital plus an amount equal to the stockholders’ 8% return from inception.

ORANGE REIT, INC.

(A Development Stage Maryland Corporation)

NOTES TO FINANCIAL STATEMENTS—(Continued)

The company will establish Orange Properties, Inc. as a 100% owned taxable REIT subsidiary (“TRS”). The TRS is intended to lease hotels from the Company.

Agreements related to the above activity have been negotiated, but not yet signed.

Briad has entered into an agreement with J.P. Turner & Company, L.L.C. for services related to the Offering. Briad paid J.P. Turner & Company, L.L.C. a retainer of $50,000 for advisory services. This amount has been included as a Capitalized Offering Costs and in Accrued Expenses as of December 31, 2005. The Company’s repayment of this amount to Briad will be subject to the limitations set forth in the promissory note from the Company to Briad, as described below.

In February 2006, Briad amended its Advisory agreement with J.P. Turner & Company, L.L.C. for services related to the Offering. In addition to the retainer of $50,000 already paid, the agreement provides for an additional $100,000 (unaudited) in advisory fees when the NASD substantially approves the terms of the underwriting. These amounts have been reported as part of accrued expenses as of September 30, 2006 and included as a capitalized offering costs. The Company’s repayment of this amount to Briad will be subject to the limitations set forth in the promissory note from the Company to Briad, as described below.

Subsequent to December 31, 2005, the Company has agreed to pay Briad $210,000 for the acquisition of specific materials, proprietary information and know-how developed in connection with a previous offering of a similar entity by Briad. The amount to be paid to Briad represents a portion of the amounts paid by Briad in legal fees and other expenses incurred in connection with the previous offering and has been reported as part of accrued expenses as of September 30, 2006 and included as a capitalized offering cost. The payment to Briad will be subject to the limitations set forth in the promissory note from the Company to Briad, as described below.

Briad has agreed to provide a line of credit of up to $800,000 to the Company to cover organizational expenses and offering costs. Advances under the line of credit will bear interest at four percent per annum and will be payable upon the sale of the minimum number of shares in the Offering. As of September 30, 2006, $360,000 (unaudited) has been advanced under the line of credit and is included as part of accrued expenses in the accompanying balance sheet. Interest Expense incurred, but not yet paid, was $0 and $8,039 (unaudited) as of December 31, 2005 and September 30, 2006, respectively, under the line of credit. Under the terms of the promissory note, the Company will not be required to pay any amount that would result in the payment by the Company of Offering expenses exceeding 15% of the gross proceeds of Offering.

4.    Commitments and Contingencies

The Company will be liable for certain expenses of the Offering which include filing, legal, accounting, printing and escrow fees, which are to be paid from the gross proceeds of the Offering.

Offering costs that are advanced by Briad will be reimbursed, subject to the agreed limit and will not be reimbursed by the Company until such time that the Offering proceeds raised to date can cover such costs within the agreed limit.

APPENDIX A

FORM OF

REINVESTMENT PLAN

ORANGE REIT, INC., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted a Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.

1. Reinvestment of Distributions. Deutsche Bank National Trust Company, the agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions as follows:

(a) At any period during which the Company is making a public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the public offering price per Share. During such period, commissions and the non-accountable expense allowance may be reallowed to the broker who made the initial sale of Shares to the Participant at the same rate as for initial purchases in this offering.

(b) If no public offering of Shares is ongoing, the Reinvestment Agent will purchase Shares from any additional shares which the Company elects to register with the Securities and Exchange Commission (the “SEC”) for the Reinvestment Plan, at a per Share price equal to the fair market value of the Shares determined by quarterly appraisal updates performed by the Company based on a review of the existing appraisal and lease of each Property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that Property. The capitalization rate used by the Company and, as a result, the price per Share paid by Participants in the Reinvestment Plan prior to listing of the Shares on a national securities exchange or on the Nasdaq stock market will be determined by the Advisor in its sole discretion. The factors that the Advisor will use to determine the capitalization rate include (i) its experience in selecting, acquiring and managing properties similar to the Properties; (ii) an examination of the conditions in the market; and (iii) capitalization rates in use by private appraisers, to the extent that the Advisor deems such factors appropriate, as well as any other factors that the Advisor deems relevant or appropriate in making its determination. The Company’s internal accountants will then convert the most recent quarterly balance sheet of the Company from a “GAAP” balance sheet to a “fair market value” balance sheet. Based on the “fair market value” balance sheet, the internal accountants will then assume a sale of the Company’s assets and the liquidation of the Company in accordance with its constitutive documents and applicable law and compute the appropriate method of distributing the cash available after payment of reasonable liquidation expenses, including closing costs typically associated with the sale of assets and shared by the buyer and seller, and the creation of reasonable reserves to provide for the payment of any contingent liabilities. Upon listing of the Shares on a national securities exchange or on the Nasdaq stock market (“Listing”), the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or the Nasdaq stock market on which the Shares are listed at the date of purchase by the Reinvestment Agent. If, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or the Nasdaq stock market through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. If such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.

(c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each month the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each month to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the Participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.

(d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 7 below.

2. Election to Participate. Any stockholder who participates in a public offering of Shares and who has received a copy of the related final prospectus included in the Company’s registration statement filed with the SEC may elect to participate in and purchase Shares through the Reinvestment Plan at any time by written notice to the Company and would not need to receive a separate prospectus relating solely to the Reinvestment Plan. A person who becomes a stockholder otherwise than by participating in a public offering of Shares may purchase Shares through the Reinvestment Plan only after receipt of a separate prospectus relating solely to the Reinvestment Plan. The Advisor and its affiliates may not participate in the Reinvestment Plan. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received more than ten days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the month (prior to termination of the offering of Shares) following such election, and the election will apply to all Distributions attributable to the month in which the stockholder makes such written election to participate in the Reinvestment Plan and to all months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 11 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms.

3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Suitability.

(a) Within 60 days prior to the end of each fiscal year, the Reinvestment Agent will mail to each Participant a participation agreement (the “Participation Agreement”), in which the Participant will be required to represent that there has been no material change in the Participant’s financial condition and confirm that the representations made by the Participant in the Subscription Agreement (a form of which shall be attached to the Participation Agreement) are true and correct as of the date of the Participation Agreement, except as noted in the Participation Agreement or the attached form of Subscription Agreement.

(b) Each Participant will be required to return the executed Participation Agreement to the Reinvestment Agent within 30 days after receipt. In the event that a Participant fails to respond to the Reinvestment Agent or return the completed Participation Agreement on or before the fifteenth (15th) day after the beginning of the fiscal year following receipt of the Participation Agreement, the Participant’s Distribution for the first month of that year will be sent directly to the Participant and no Shares will be purchased on behalf of the Participant for that month and, subject to (c) below, any month thereafter, until the Reinvestment Agent receives an executed Participation Agreement from the Participant.

(c) If a Participant fails to return the executed Participation Agreement to the Reinvestment Agent prior to the end of the sixth month for any year of the Participant’s participation in the Reinvestment Plan, the Participant’s participation in the Reinvestment Plan shall be terminated in accordance with Paragraph 11 below.

(d) Each Participant shall notify the Reinvestment Agent in the event that, at any time during his participation in the Reinvestment Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement.

(e) For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s Prospectus.

7. Reports to Participants. Within 15 days after the end of each month, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the month, the number of Shares purchased during the month, the per Share purchase price for such Shares, the total administrative charge to such Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, in accordance with Paragraph 6(d) hereof, he is required to notify the Reinvestment Agent in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each participant by the Company or the Reinvestment Agent at least annually.

8. Administrative Charges, Commissions, and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge shall be $2.00 per Participant per year. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. Additionally, in connection with any Shares purchased from the Company both prior to and after the termination of a public offering of the Shares, the Company will pay selling commissions of 7.0% and a non-accountable allowance of 3.0%, and will pay to Orange Realty Group, LLC acquisition fees of up to 4.0% of the purchase price of the Shares sold pursuant to the Reinvestment Plan.

9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

10. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

11. Termination.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which such Distribution relates.

(b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself, at any time by ten days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.

(c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s full Shares and the value of any fractional Shares standing to the credit of a Participant’s account based on the market price of the Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to if to the Company, or

to

if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 30 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the Independent Directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.

14. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 14.

APPENDIX B

ORANGE REIT, INC.

FORM OF SUBSCRIPTION AGREEMENT

Regular Mail:	Overnight Address:

See pages B-4 to B-6 for instructions.

1.	REGISTRATION AND CONTACT INFORMATION

Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both investor and custodian names and Taxpayer ID numbers. If the account is to be registered under the custodian name, the custodian name should appear on the 1st Registration line and the investor’s name on the 2nd Registration line. If this is a legal entity, check this box ☐ and ignore last, first, and middle name section breaks. PLEASE USE BLOCK LETTERS.

☐Mr.        ☐Mrs.        ☐ Ms.        ☐M.D.        ☐Ph.D.        ☐D.D.S.        ☐Other

☐☐☐-☐☐-☐☐☐☐	OR ☐☐-☐☐☐☐☐☐☐☐☐	☐☐/☐☐/☐☐☐☐
Investor Social Security Number	Investor Taxpayer ID Number	Date of Birth

	|	|
1st Registration Last Name/Entity	First Name	Middle Name

	|	|
2nd Registration Last Name/Entity	First Name	Middle Name

	|	|
3rd Registration Last Name/Entity	First Name	Middle Name

Investor Street Address (Required by USA Patriot Act)

Investor City		State Zip Code

☐☐☐-☐☐☐-☐☐☐☐	☐☐☐-☐☐☐-☐☐☐☐
Investor Daytime Telephone Number	Investor Evening Telephone Number	E-mail Address

A U.S. street address (P.O. Box addresses will not be accepted) and a U.S. Social Security Number or Taxpayer Identification Number are required to open an account. In addition, Nonresident Aliens must supply IRS Form W-8BEN.

☐ U.S. Resident	☐ Resident Alien, Country of Origin	☐ Nonresident Alien, Country of Origin

Custodian Street Address

☐☐☐-☐☐☐-☐☐☐☐ ☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐
Custodian Telephone Number Custodian Account Number		Custodian Taxpayer ID Number

2.	TYPE OF OWNERSHIP

☐ Individual		☐ UGMA State

☐ IRA	Type	☐ UTMA State

☐ Joint Tenants with Right of Survivorship		☐ Community Property

☐ Trust/Trust Type:		☐ Other Qualified Plan MPPP Profit Sharing Plan Keogh
	Please specify, i.e., Family, Living, Revocable, etc.	☐ Other

☐ Transfer on Death	(Can be chosen in conjunction with other
ownership types. This type of account is not allowed by all states.)

3.	DISTRIBUTIONS (YOU MUST CHECK AT LEAST ONE OF THE FOLLOWING)

IF THIS SECTION IS NOT COMPLETED, DISTRIBUTIONS WILL BE PAID TO THE REGISTERED OWNER AT THE ADDRESS ABOVE.

IRA ACCOUNTS MAY NOT DIRECT DISTRIBUTIONS WITHOUT THE CUSTODIAN’S APPROVAL.

Orange REIT can accommodate up to four different distribution instructions for each account. Each instruction must be given a percentage, and the sum of the various distribution options MUST equal 100%.

If you elect to participate in the Distribution Reinvestment Plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current Prospectus or the Subscription Agreement relating to such investment, you will promptly notify Orange REIT in writing of that fact.

Allocation %

             ☐ I prefer to participate in the Distribution Reinvestment Plan.

             ☐ I prefer to receive a distribution check at my mailing address listed in section 1.

             ☐ I prefer to receive my distributions via an Electronic Funds Transfer into the following checking account:

Note: A voided check must be included. By enclosing a voided check, you authorize and direct the Orange REIT to begin making electronic deposits to the checking account designated by the enclosed voided check. An automated entry shall constitute your receipt for each transaction. This authority is to remain in force until the Orange REIT has received written notification from you of its termination at such time and in such manner as to give the Orange REIT reasonable time to act on it.

Institution Name	Account Name

Institution ABA #	Account Number

             ☐ I prefer for my distributions to be paid to a party other than the registered owner at the following address:

100%

(Last Name/Entity)	(First Name)	(Middle Name)

Street Address or P.O. Box		External Account Number

City	State	Zip

4.	INVESTMENT

Please mail completed Subscription Agreement (with all signatures) and check(s) made payable to Deutsche Bank National Trust Company as Escrow Agent. WE DO NOT ACCEPT Money Orders, Traveler’s Checks, Starter Checks, Counter Checks, or Cash, due to Anti-Money Laundering considerations.

Dollar Amount	Investment Type:
$	☐	Initial Investment (Minimum $5,000) ($2,000 for IRA, Keogh & qualified plan accounts)

In the event of a discrepancy between the dollar Amount indicated here and that of the actual check(s) received, the check amount(s) will govern.	☐	Additional Investment (Minimum $25)
Existing Orange REIT Account Number

Method of Payment:

☐ Check Enclosed     ☐ Wire     ☐ Transfer Request     ☐ Check under separate cover (This may delay the processing of your investment.)

State in which sale was made if other than state of residence

5.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

In order to induce the Orange REIT to accept this subscription, I hereby represent and warrant to you as follows:

Primary Investor	Secondary Investor
Initials	Initials	(a)	I have received the Prospectus.
Initials	Initials	(b)	I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $50,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $50,000 gross annual income, or that I meet the higher suitability requirements imposed by state of primary residence as set forth in the Prospectus under “Suitability Standards and How to Subscribe.” I will not purchase additional Shares unless I meet these suitability requirements at the time of purchase.

(c) I acknowledge that the Shares are not liquid.
Initials	Initials

(d) I am purchasing the Shares for my own account.
Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by Orange REIT in connection with my investment in Orange REIT. Under penalty of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number; (b) I am not subject to back-up withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding; and (c) I am a U.S. Citizen unless I have indicated otherwise in section 1 above.

I understand that I will not be admitted as a shareholder until my investment has been accepted. Depositing of my check alone does not constitute acceptance. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act, and depositing of funds.

☐  I WOULD LIKE to receive all correspondence via e-mail         ☐  I WOULD NOT LIKE to receive all correspondence via e-mail

Signature of Investor or Trustee	Signature of Joint Owner, if applicable	Date

PLEASE NOTE THAT THIS MUST BE SIGNED AND INITIALED BY TRUSTEE(S) IF IRA, KEOGH, OR QUALIFIED PLAN. THIS APPLICATION WILL NOT BE PROCESSED IF ANY SIGNATURES OR INITIALS ARE MISSING.

6.	BROKER/DEALER OR INDEPENDENT INVESTMENT ADVISOR

☐	THIS IS A CHANGE OF BROKER/DEALER OR INDEPENDENT INVESTMENT ADVISOR

The Broker/Dealer or Independent Investment Adviser must make the representations described in the instructions to this Agreement by signing below to complete order.

BROKER/DEALER OR INDEPENDENT ADVISER

Broker/Dealer or Investment Adviser Name (Name of Entity)	Telephone Number

Registered Representative E-mail Address

☐  I WOULD LIKE to receive all correspondence via e-mail         ☐  I WOULD NOT LIKE to receive all correspondence via e-mail

Broker/Dealer or Investment Adviser Signature	Broker/Dealer or Investment Adviser Account Number	Date

INDIVIDUAL REPRESENTATIVE(S)		Percentage
%
Primary Representative Name	Rep. Number Commission Code	Split
%
Secondary Representative Name		Split
%
Tertiary Representative Name		Split

Branch, Branch City, State, Zip	Branch Telephone Number

THIS SUBSCRIPTION WAS MADE AS FOLLOWS:

A.	☐ Through a participating Broker/Dealer - Indicate the one correct commission rate below.
(1) Full commission

(2) Waiver of selling commission; purchase through an affiliated investment adviser

(3) Waiver of selling commission; purchase is for participating Broker/Dealer or its retirement plan, or for a representative of
Participating	Broker/Dealer or his or her retirement plan or family members

B.	☐ Through an investment adviser unaffiliated with a Broker/Dealer - Certification of Client Suitability form must be attached.

Primary Representative Signature	Secondary Representative Signature	Tertiary Representative Signature

PLEASE NOTE THAT THIS SUBSCRIPTION AGREEMENT MUST BE SIGNED BY ALL REPRESENTATIVES OR THIS SUBSCRIPTION AGREEMENT CANNOT BE PROCESSED.

SPECIAL INSTRUCTIONS

FOR INTERNAL USE ONLY

Accepted by:	Acceptance (if Required):

Batch	Cert	Orange REIT Account

For additional questions or assistance, please call our Investor Services Department at                                          or                                         , or e-mail to                                              , or refer to                                              .

ORANGE REIT, INC.

SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS

Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription.

1.	REGISTRATION AND CONTACT INFORMATION

Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 5, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. Indicate the birth date of the registered owner unless the registered owner is a legal entity.

2.	TYPE OF OWNERSHIP

Please check the appropriate box to indicate the type of investor subscribing.

3.	DISTRIBUTIONS (YOU MUST CHECK AT LEAST ONE OF THE FOLLOWING)

Please check the appropriate block to indicate to whom the dividends should be paid, in what form they should be paid and the address of the individual(s) or institution receiving the distribution if distributions are to be paid to a third party. If no blocks are checked in this section, the funds will be paid to the registered owner and mailed to the address indicated in Section 1.

For a discussion of the Distribution Reinvestment Plan, including a discussion of selling commissions payable by the Company in connection with distribution reinvestments, please see the section of the Prospectus entitled “Summary of Reinvestment Plan.”

4.	INVESTMENT

A minimum investment of $5,000 is required ($2,000 for IRA, Keogh and qualified plan accounts). A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “DEUTSCHE BANK NATIONAL TRUST COMPANY, ESCROW AGENT.” Only persons meeting the standards set forth under the section of the Prospectus entitled “Suitability Standards” may purchase shares. Please indicate the state in which the sale was made if other than state of residence.

All additional investments must be for at least $25. If additional investments in the Company are made, the investor agrees to notify the participating broker-dealer (“Broker/Dealer”) or investment adviser named in Section 6 of the Subscription Agreement.

Note: THE COMPANY WILL NOT ACCEPT CASH, STARTER OR COUNTER CHECKS, MONEY ORDERS OR TRAVELERS CHECKS DUE TO ANTI-MONEY LAUNDERING CONSIDERATIONS.

5.	SUBSCRIBER SIGNATURES

Please separately initial the representations in paragraphs (a) through (d) where indicated. Please note the higher suitability requirements described in the Prospectus for residents of New Hampshire, North Carolina,

Pennsylvania and Tennessee and the requirement that residents of Pennsylvania have a net worth of at least 10 times their investment in the Company. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign.

Note: THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

6.	BROKER/DEALER OR INDEPENDENT INVESTMENT ADVISER

Who must sign this Section. If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 6 must be signed by an authorized representative of the Investment Adviser. If the investment is made through a bank acting in a trustee or fiduciary capacity (a “Bank”), there is a separate subscription agreement that must be obtained from the Managing dealer to complete the investment. Otherwise, this section must be signed by an authorized representative of the participating Broker/Dealer.

Required Representations. By signing this section, the Broker/Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker/Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•	meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•	can reasonably benefit from an investment in the shares based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares;

•	the background and qualifications of Orange REIT and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker/Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker/Dealer represents that he or she and the Broker/Dealer are duly licensed to offer the shares in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Commission Rate. Broker/Dealers should select only one commission rate. “Full commission” may not be selected if the investment is made through an investment advisery representative compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker/Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

Note: The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to one of the addresses noted at the top of the Subscription Agreement by the Broker/Dealer or Independent Investment Adviser, as applicable. Only original, completed copies of Subscription Agreements can be accepted. The Company cannot accept photocopied or otherwise duplicated Subscription Agreements.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION

AGREEMENT, PLEASE CALL                                     .

THE FOLLOWING WILL APPEAR ON THE OUTSIDE BACK

COVER PAGE OF THE PROSPECTUS:

Until                     , 90 days after the initial date of the prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses Of Issuance And Distribution.

The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee	$32,100
NASD filing fee	$30,500
Printing and engraving fees	$100,000
Legal fees and expenses	$300,000
Accounting fees and expenses	$115,000
Blue sky fees and expense	$75,000
Transfer agent and registrar fees	$5,000
Escrow agent fees	$2,000
Expense reserve	$90,400

Total	$750,000

Item 32.	Sales To Special Parties.

On November 30, 2005, the Registrant sold 13,334 shares of its common stock to Briad Development West, LLC, an affiliate of Mr. Honigfeld, for $200,010 in cash.

Item 33.	Recent Sales Of Unregistered Securities.

On November 30, 2005, the Registrant sold 13,334 shares of its common stock to Briad Development West, LLC, an affiliate of Mr. Honigfeld, for $200,010 in cash. The transaction was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 34.	Indemnification Of Directors And Officers.

The Company will obtain, and pay the cost of, directors’ and officers’ liability insurance coverage which insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

The Maryland General Corporation Law permits indemnification of the Registrant’s directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 2-418 of the Maryland General Corporation Law, a Maryland corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant’s articles of incorporation generally require the indemnification that is permitted by the Maryland Law. The general effect of all such material indemnification provisions is described below.

Section 9.2(b) of the Registrant’s articles of incorporation requires indemnification of officers and directors with respect to any action, except (i) in the case that the indemnitee is not an Independent Director, the loss or liability was the result of negligence or misconduct by the indemnitee, or (ii) in the case that the indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the indemnitee. Further, the Registrant will not indemnify or hold harmless an indemnitee if it is established that: (i) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property, or services, (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful, or (iv) in a proceeding by or in the right of the Registrant, the indemnitee shall have been adjudged to be liable to the Company.

Section 9.2(a) of the Registrant’s articles of incorporation, as permitted by the Maryland Law, also eliminates the damages that may be assessed against a director or officer of the Registrant in a proceeding by or in the right of the Registrant or its stockholders. This limit on liability will not apply (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The exculpation and indemnification provisions in the articles of incorporation may result in a stockholder or the corporation having a more limited right of action against a director, the Registrant or its affiliates than he or it would otherwise have had in the absence of the provisions. Conversely, the presence of these provisions may have the effect of conferring greater discretion upon the directors, the Registrant and its affiliates in making decisions and taking actions with respect to the Registrant.

Item 35.	Treatment of Proceeds From Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.	Financial Statements, Financial Statement Schedules And Exhibits.

(a)	Financial Statements. See Index to Financial Statements in the prospectus.

(b)	Financial Statement Schedules:

All financial statement schedules have been omitted because they are not applicable.

(c)	Exhibits.

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and J.P. Turner & Company, LLC***

1.2	Escrow Agreement***

1.3	Selected Dealer Agreement***

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant**

3.2	Bylaws of the Registrant**

4.1	Form of Promissory Note to Briad Development West LLC**

5.1	Form of Opinion of Arent Fox PLLC as to the validity of the securities being registered*

8.1	Form of Opinion of Arent Fox PLLC as to certain tax matters*

10.1	Form of Advisory Agreement between the Registrant and Orange Advisors, LLC**

10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Orange Realty Group, LLC**

10.5	Term Sheet between M&T Bank and Orange REIT, Inc.*

21.1	Subsidiaries of the Registrant**

23.1	Consent of Arent Fox PLLC (included in Exhibits 5 and 8)***

23.2	Consent of Grant Thornton LLP*

24.1	Power of Attorney (included on signature page)**

*	Filed herewith
**	Previously filed
***	To be filed by amendment

Item 37.	Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(d) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The Registrant undertakes to send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Registrant.

The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livingston, State of New Jersey, on November 20, 2006.

ORANGE REIT, INC.

By:	/s/ BRAD HONIGFELD
Brad Honigfeld
Chairman

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ BRAD HONIGFELD Brad Honigfeld	Director	November 20, 2006

/s/ MARK R. STEBBINS* Mark R. Stebbins	Director	November 20, 2006

/s/ SCOTT LIPKIN* Scott Lipkin	Director	November 20, 2006

/s/ DAVID CAHILL* David Cahill	Principal Financial Officer and Principal Accounting Officer	November 20, 2006

*	Signed pursuant to power of attorney previously filed.

By:	/S/ BRAD HONIGFELD
Brad Honigfeld

EXHIBIT INDEX

Exhibit Number	Description Of Documents
1.1	Form of Agency Agreement between the Registrant and J.P. Turner & Company, LLC***

1.2	Escrow Agreement***

1.3	Selected Dealer Agreement***

3.1	Form of Amended and Restated Articles of Incorporation of the Registrant**

3.2	Bylaws of the Registrant**

4.1	Form of Promissory Note to Briad Development West LLC**

5.1	Form of Opinion of Arent Fox PPLC as to the validity of the securities being registered*

8.1	Form of Opinion of Arent Fox PPLC as to certain tax matters*

10.1	Form of Advisory Agreement between the Registrant and Orange Advisors, LLC**

10.2	Form of Property Acquisition/Disposition Agreement between the Registrant and Orange Realty Group, LLC**

10.5	Term Sheet between M&T Bank and Orange REIT, Inc.*

21.1	Subsidiaries of the Registrant**

23.1	Consent of Arent Fox PLLC (included in Exhibits 5 and 8)***

23.2	Consent of Grant Thornton LLP*

24.1	Power of Attorney (included on signature page)**

*	Filed herewith
**	Previously filed
***	To be filed by amendment